Exhibit 10.23.3

                             CONTRIBUTION AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

      THIS CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 17th day of October, 2005 (the "Effective Date") by and among CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("CBL/OP"); B-M-J Development, Limited Partnership, a Delaware limited partnership ("Property Owner") and the general and limited partners of Property Owner listed on Schedule I hereto (the "Contributors"), which term shall also include any limited partnership or limited liability company [a "Family Entity"] formed by one or more of the parties listed on Schedule I to hold their "LLC Interests" [defined below]).

                                   WITNESSETH:

      WHEREAS, Property Owner is the owner of Eastland Mall, a regional retail shopping center, and related land, improvements and property located in Bloomington, McLean County, Illinois, which is more particularly described in, and is the subject of, this Agreement; and

      WHEREAS, Contributors consist of all of the general and limited partners of Property Owner; and

      WHEREAS, Contributors intend to (i) cause Property Owner to form a new Delaware limited liability company under a name approved by CBL/OP (the "Company"); (ii) cause Property Owner to contribute the Shopping Center to the Company; and (iii) cause the Property Owner to be liquidated and to distribute one hundred percent (100%) of the membership interests in the Company (the "LLC Interests") to the Contributors; and

      WHEREAS, CBL/OP is a Delaware limited partnership which desires to acquire the LLC Interests; and

      WHEREAS, Contributors desire to contribute the LLC Interests to CBL/OP in exchange for either limited partnership interests in CBL/OP (as described hereinbelow) or cash consideration, or a combination of the foregoing, as described in this Agreement; and

      WHEREAS, Contributors intend to cause Company to refinance its existing mortgage indebtedness and to distribute the excess refinancing proceeds to Contributors prior to the contribution of the LLC Interests to CBL/OP; and

      WHEREAS, CBL/OP desires to acquire the LLC Interests from Contributors in exchange for the Total Consideration (as defined hereinafter), subject to and upon all of the terms, covenants and conditions of this Agreement; and

      WHEREAS, it is expected that the exchange of the LLC Interests for partnership interests will qualify for Federal income tax purposes as a tax free transfer pursuant to Section 721 of the Code, and will not be subject to Section 707(a)(2)(B) of the Code, and the parties will file their tax returns and keep their books and records in a manner consistent with this expectation.



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      NOW, THEREFORE, in consideration of the premises and the mutual undertakings in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                 CERTAIN DEFINITIONS AND FUNDAMENTAL PROVISIONS

      This Article I sets forth certain definitions and fundamental provisions for purposes of this Agreement. An index of defined terms used in this Agreement is included with the Table of Contents of this Agreement.

1.1 "Property" means, collectively, all of Property Owner's right, title and interest in the Land, the Ground Lease, the Appurtenances, the Improvements, the Service Contracts, the Intangible Property, the Tenant Leases, the Personal Property and the Tenant Security Deposits, as such terms are defined below.

1.1.1 "Land" means, collectively, those certain parcels of land located in Bloomington, Illinois, which are described in Exhibit A attached hereto.

1.1.2 "Ground Lease" means that certain Lease dated as of January 1, 1971, between First Federal Savings and Loan Association, successor-in-interest to Peoples Bank of Bloomington, Illinois, Trustee under the provisions of a trust agreement dated January 1, 1971, known as McLean County Land Trust Number D-187, as Landlord, and B-M-J Development, Limited Partnership, successor-in-interest to B-M-J Development Corporation, as Tenant, demising substantially all of that part of the Land described in Exhibit "A" attached hereto as the "Ground Leased Parcel".

1.1.3 "Appurtenances" means all right, title and interest, if any, of Property Owner in and to the following: (a) all land lying in the bed of any street, highway, road or avenue, open or proposed, public or private, in front of or adjoining the Land, to the center line thereof; (b) all rights of way, highways, public places, easements, appendages, appurtenances, sidewalks, alleys, strips and gores of land adjoining or appurtenant to the Land which are now or hereafter may be used in connection with the Property; (c) all awards to be made in lieu of any of the foregoing or for damages to the Land by reason of the change of grade of any street, highway, road or avenue; and (d) all easements, rights and privileges benefiting the applicable Land, including, without limitation, those under the Operating Agreement.

1.1.4 "Improvements" means all buildings, structures, improvements and fixtures located on the Land.

1.1.5 "Service Contracts" means any service, supply, maintenance, repair, construction and management contracts to which Property Owner is a party relating to the Real Property (as defined below).

1.1.6 "Intangible Property" means all assignable intangible personal property, if any, now or through the date of Closing owned by Property Owner and arising out of or in connection with Property Owner's ownership of the Real Property, the Service Contracts, Tenant Leases and the Personal Property, including (to the extent any such items exist) (a) Property Owner's rights to use any plans, specifications and drawings relating to the Improvements (subject to the rights


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of the parties who prepared the same), (b) Property Owner's rights to any current names, logos, designs, trademarks, service marks, copyrights, and trade names used solely in connection with the Real Property (including but not limited to any internet domain names), (c) the goodwill of Property Owner in connection with the Real Property, (e) all advertising materials, marketing programs and strategies, and other similar rights relating solely to Property Owner's use and operation of the Real Property, the Service Contracts, Tenant Leases and the Personal Property, (f) any transferable licenses, permits and certificates of occupancy issued by governmental authorities relating solely to the use, maintenance, occupancy and/or operation of the Real Property, (g) any presently effective and assignable warranties and guaranties issued solely with respect to the Real Property, the Service Contracts, Tenant Leases and the Personal Property, and (h) the Books and Records (as defined below).

1.1.7 "Tenant Leases" means any and all space leases, licenses, concessions or other such arrangements for use of space within the Real Property. Such leases include, without limitation, the agreements listed and described on Exhibit I, hereinafter referred to as the "Lease Schedule/Rent Roll" attached hereto and by this reference incorporated herein and made a part hereof.

1.1.8 "Personal Property" means, to the extent any such items exist, any apparatus, furniture, appliances, building supplies, equipment, machinery and other tangible items of personal property owned by Property Owner and presently affixed, attached to, placed or situated upon the Real Property and used exclusively in connection with the ownership, operation and occupancy of the Real Property. Personal Property does not include any items of personal property leased to Property Owner or otherwise owned by third parties, or any of the Excluded Property referred to in Section 2.2 below.

1.1.9 "Real Property" means collectively the Land, the Improvements and the Appurtenances.

1.1.10 "Tenant Security Deposits" means all refundable security deposits, letters of credit, advance rental payments and other deposits of tenants ("Tenants") under Tenant Leases which, as of the Closing Date, have not been applied and are then held by and are in the possession of Property Owner.

1.1.11 "Operating Agreement" means the Construction, Operation and Reciprocal Easement Agreement dated as of September 29, 1998, between B-M-J Development, Limited Partnership, a Delaware limited partnership, and The May Department Stores Company, a New York corporation ("May"), recorded April 19, 1999 as Document No. 99 11393 in the Official Records, as amended by letter agreement dated as of April 12, 1999, and by First Amendment to Construction, Operation and Reciprocal Easement Agreement dated as of December 31, 2001, recorded January 30, 2002 as Document No. 2002-4330 in the Official Records. The Operating Agreement concerns the operation and maintenance of the Real Property and the adjoining parcel of land and the improvements thereon owned by May as an integrated shopping mall commonly known as "Eastland Mall" (the "Shopping Mall"). May, Sears Roebuck & Co., Kohl's Illinois, Inc., J. C. Penney Corporation, Inc. and McRil, LLC are referred to herein collectively as the "Anchor Stores."

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1.1.12 "Books and Records" means all site and as built plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, now in the possession or reasonable control of Property Owner or Property Owner's Property Manager which relate to the Land, the Improvements or the Personal Property, and all of Property Owner's right, title and interest in and to operating manuals, marketing brochures, market studies, tenant data sheets and other books, records and materials of any kind now in the possession or reasonable control of Property Owner or Property Owner's Property Manager and required in connection with the continuing ownership, operation and management of the Improvements, and all financial and accounting records of the Company and Property Owner for all periods from and after January 1, 1998.

1.2 "Total Consideration" means $79,030,000.00 less the principal balance and accrued interest outstanding on the Closing Date Debt as of the Closing Date, and as adjusted as provided in Article VI.

1.3   "Final Approval Date" means the Effective Date.

1.4 "Title Objection Deadline" means 5:00 p.m., Kansas City, Missouri time (it being agreed that all times in this Agreement shall be deemed to refer to Kansas City, Missouri time) on the later to occur of (i) the Effective date and (ii) the fifth (5th) Business day after CBL/OP's receipt of all of the Title Documents.

1.5 "Closing Date" means the (A) date that is the earlier of: (i) three (3) business days after the conditions set forth in Sections 5.2.11 and 5.3.7 below have been satisfied pursuant to their terms, and (ii) November 30, 2005, or (B) any earlier date upon which Property Owner and CBL/OP mutually agree.

1.6 "Title Company" means Fidelity National Title Insurance Company whose address is:

              1800 Parkway Place
              Two Parkway Center, Suite 700
              Atlanta, Georgia 30067
              Attention:  Linda R. Thurman
              Telephone:  (770) 850-9600
              Facsimile:  (770) 850-8222

1.7   "CBL/OP's Address" means:

              CBL & Associates Limited Partnership
              c/o CBL and Associates Properties, Inc.
              2030 Hamilton Place Boulevard
              CBL Center, Suite 500
              Chattanooga, Tennessee 37421-6000
              Attention:  Jay Wiseman
              Facsimile:  (423) 490-8626



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      With a copy to:

              Shumacker Witt Gaither & Whitaker, P.C.
              2030 Hamilton Place Boulevard
              CBL Center, Suite 210
              Chattanooga, Tennessee 37421
              Attention:  Ralph M. Killebrew, Jr.
              Telephone:  (423) 425-7209
              Facsimile:  (423) 899-1278

      and to

              Morrison & Foerster LLP
              1290 Avenue of the Americas
              New York, New York 10104-0185
              Attention:  Yaacov M. Gross
              Telephone:  (212) 468-8012
              Facsimile:  (212) 468-7900

1.8   "Property Owner's Address" means:

               B-M-J Development, Limited Partnership,
              c/o Copaken, White & Blitt
              8900 State Line Rd., Suite 333
              Leawood, Kansas 66206
              Attention:  Keith Copaken
              Facsimile:  (913) 381-5624
              Telephone No.:  (913) 381-3840

      With a copy to:

              Lewis, Rice & Fingersh
              1010 Walnut, Suite 500
              Kansas City, Missouri 64106
              Attention:  Peter DiGiovanni
              Facsimile:  (816) 460-6504
              Telephone No.:  (816) 472-2504

1.9 "Property Owner's Property Manager" means Copaken, White & Blitt, LLC, a Missouri limited liability company, whose address is8900 State Line Rd., Suite 333, Leawood, Kansas 66206.

1.10 "Official Records" means the Official Records of the Register of Deeds for McLean County, Illinois.

1.11 "Shopping Center" means that certain regional shopping center commonly known as "Eastland Mall" located in Bloomington, Illinois and comprised of, collectively, the Land, the Appurtenances, the Improvements, the Personal


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Property, the Intangible Personal Property, the Service Contracts, the Tenant
Leases, the Tenant Security Deposits and all other property being transferred or contributed by Property Owner to the Company under the terms of this Agreement.

1.12 "Cash Consideration" means an amount equal to the Total Consideration less the K-SCU Amount (as defined hereinafter).

1.13 "K-SCU Amount" means the aggregate amount of the Election Amounts (as hereinafter defined) (taking into account any reductions in the amounts of such elections provided for in Section 3.2) of all Electing Contributors (as hereinafter defined) (not including any Contributor whose election to be an Electing Contributor is nullified pursuant to the provisions of Section 3.2).

1.14 "K-SCUs" means limited partnership units denoted as Series K Special Common Units ("K-SCUs") which shall have the attributes described in the Description of Partnership Interests (K-SCUs) set forth in Exhibit L and attached to this Agreement.

1.15 "Partnership Interests" means K-SCUs, and any other limited partnership interests in CBL/OP to which or for which they may be converted, as described on Exhibit L hereto.

1.16 "CBL/OP Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership dated June 15, 2005, (i) as amended by the First Amendment to Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership to be executed at Closing and (ii) as the same may be further amended from time to time.

1.17 "CBL/OP Partnership Agreement Amendment" means the First Amendment to Third Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership to be executed at Closing.

1.18  "Code" means the Internal Revenue Code of 1986, as amended.

1.19 "Escrow Agent" means Fidelity National Title Insurance Company of New York, having its office at 1800 Parkway Place, Two Parkway Center, Suite 700, Atlanta, Georgia 30067; Attention: Linda Thurman.

1.20 "Company LLC Agreement" means that certain limited liability agreement of the Company to be executed at or prior to Closing.

1.21 "Closing Date Debt" means secured indebtedness of the Company in the principal amount of no less than $53,720,000, and secured by a first mortgage lien on the Shopping Center and the Guarantees.

1.22 "Other Mall Contributors" means those parties identified and defined as "Contributors" in the Oak Park Contract. A Contributor hereunder may also be an Other Mall Contributor.

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1.23 "Other Mall Electing Contributors" means those Other Mall Contributors that elect to become "Electing Contributors" as defined in, and pursuant to, the Oak Park Contract. An Electing Contributor hereunder may also be an Other Mall Electing Contributor.

1.24"Other Mall Total Consideration" means the aggregate amount of the "Total Consideration" as defined in the Oak Park Contract.


                                   ARTICLE II
                                  CONTRIBUTION

2.1 Agreement to Contribute the LLC Interests. At or prior to the Closing, Contributors shall (i) cause Property Owner to form the Company; (ii) cause Property Owner to contribute the Property to the Company free and clear of any liens or encumbrances except for indebtedness that will be refinanced with the Closing Date Debt; (iii) promptly after making the contribution disclosed in clause (ii), cause the Property Owner to be liquidated (but not dissolved) and to distribute the LLC Interests to the Contributors, (iv) cause the Company to refinance its existing mortgage indebtedness with the Closing Date Debt, and (v) distribute the net refinancing proceeds from the Closing Date Debt to the Contributors. Upon and subject to the terms and conditions of this Agreement, at Closing, Contributors agree to transfer and contribute to CBL/OP and/or an entity wholly owned by CBL/OP, the LLC Interests, and CBL/OP agrees to acquire, and/or cause an entity wholly owned by CBL/OP to acquire, the LLC Interests from Contributors in exchange for K-SCUs and/or cash in the aggregate amount of the Total Consideration. Unless otherwise agreed by the Electing Contributors and CBL/OP at least ten (10) days prior to the Closing Date, CBL/OP shall cause an affiliate (that is not a disregarded entity for tax purposes with respect to CBL/OP) to acquire at least 0.01% interest in the Company from one of the Contributors that is not an Electing Contributor, which Contributor shall be designated by the Electing Contributor at least ten (10) days prior to the Closing Date, for the purpose of maintaining the Company as a partnership for tax purposes following the Closing.

2.2 Excluded Property. Notwithstanding anything to the contrary contained in this Agreement, the term "Property" shall not include any of the following items, all of which are excluded from the transfer by Property Owner to the Company hereunder: (a) all cash on hand, other than a working capital reserve of $30,000 (the "Operating Reserve"), checks, money orders or accounts receivable,
(b) any operating accounts, replacement or reserve accounts or other accounts maintained by or on behalf of Property Owner or Property Owner's affiliates with respect to the Property, other than those for which an adjustment is made pursuant to the last sentence of Section 6.3 below; (c) any refundable cash or other security deposits or any bonds posted by or on behalf of Property Owner with any governmental authorities, utilities or other parties, other than those for which an adjustment is made pursuant to the last sentence of Section 6.3 below; (d) the sales tax rebate payable to Property Owner pursuant to Development Agreement, Eastland Mall Expansion and Renovation between Property Owner and the City of Bloomington, Illinois, dated as of July 27, 1998, to reimburse Property Owner for certain site improvements previously constructed by Property Owner; (e) subject to Article XI below, any claims under Property Owner's insurance policies; (f) any rents, operating expense and tax reimbursements, additional rentals or other sums or amounts due Property Owner from prior tenants or sub-tenants who are not subject to Tenant Leases; (g) any judgments which have been


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entered in favor of Property Owner as of the Effective
Date for Delinquent Rentals; (h) the Excluded Documents; and (i) Property Owner's accounting software, provided however, that if such software is subject to a license that prohibits its commercial transfer, Property Owner shall, for up to ninety (90) days following the Closing Date, reasonably assist the Company and CBL/OP in reviewing and copying, at CBL/OP's expense (by hard copy as well as electronically) all Books and Records provided to the Company or CBL/OP hereunder in electronic form and to the transfer of such electronic Books and Records to CBL/OP's accounting and property management systems.

2.3   Other Mall Contribution Agreements.

2.3.1 Definitions of other Malls and Purchase Agreements. For purposes hereof,
(i) "Hickory Point Contract" shall mean that certain Purchase and Sale Agreement of even date herewith by and between HP-SP Associates, L.L.C., a Missouri limited liability company, and Hickory Point Mall, Limited Partnership, a Delaware limited partnership (collectively, "Hickory Point Property Owner"), as seller, and CBL/OP, as buyer, with respect to the property commonly known as Hickory Point Mall, Forsyth, Illinois, herein "Hickory Point Mall"; (ii) "Oak Park Contract" shall mean that certain Contribution Agreement of even date herewith by and between Oak Park Investment, L.P., a Delaware limited partnership ("Oak Park Property Owner"), and its partners, as contributors, and CBL/OP, with respect to the property commonly known as Oak Park Mall, Overland Park, Kansas, herein "Oak Park Mall;" and (iii) "Eastland Medical Building Contract" shall mean that certain Purchase and Sale Agreement of even date herewith by and between BMJ Medical, LLC, a Missouri limited liability company ("Eastland Medical Building Property Owner"), as seller, and CBL/OP, as buyer, with respect to the medical office building and related land, improvements and property located in Bloomington, McLean County, Illinois, herein "Eastland Medical Building." The Hickory Point Contract, the Eastland Medical Building Contract and the Oak Park Contract are sometimes collectively referred to herein as the "Other Mall Contracts," and Hickory Point Mall, Eastland Medical Building and Oak Park Mall are sometimes collectively referred to herein as the "Other Malls."

2.3.2 Other Mall Contracts; Cross Default; Cross Termination. (A) Any default or material breach of a representation or warranty by the property owner and/or contributors under either of the Other Mall Contracts shall constitute a default of Property Owner and/or Contributors under this Agreement, and any proper termination prior to Closing by CBL/OP of either of the Other Mall Contracts as a result of a default or material breach of a representation or warranty by the property owner and/or contributors thereunder, shall constitute CBL/OP's proper election to terminate this Agreement and recover the Letter of Credit or Deposit, as applicable; and (B) any default or material breach of a representation or warranty by CBL/OP under either of the Other Mall Contracts shall constitute a default of CBL/OP under this Agreement, and any proper termination prior to Closing by the property owner of either of the Other Mall Contracts as a result of a default or material breach of a representation or warranty by CBL/OP thereunder, shall constitute Property Owner's proper election to terminate this Agreement that entitles Property Owner to draw on the Letter of Credit and receive payment of the Deposit.

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                                  ARTICLE III_
                               TOTAL CONSIDERATION

3.1 Total Consideration. Subject to the terms of this Agreement, the Total Consideration to be received by the Contributors for the contribution of the LLC Interests to CBL/OP shall be Seventy-nine Million Thirty Thousand Dollars ($79,030,000.00) less the Closing Date Debt and be paid in the form of (i) K-SCUs and (ii) the Cash Consideration, subject to any other adjustments set forth in this Agreement. Each Contributor shall receive the share of the Total Consideration indicated opposite its name on Schedule I hereto. Subject to the limitations in Section 3.2 below, any Contributor may elect to receive all or part of its share of the Total Consideration as K-SCUs. Except to the extent a Contributor validly elects to receive all or a portion of the Total Consideration payable to it in the form of K-SCUs pursuant to Section 3.2 below (and such election is not nullified pursuant to Section 3.2 below, and after taking into account any reductions in the amounts of such elections provided for in Section 3.2), each Contributor shall be paid its share of the Total Consideration by wire transfer of immediately available funds at the Closing.

3.2 K-SCUs. By written notice in the form of Exhibit X hereto ("Election Notice"), given to CBL/OP and Property Owner no later than 5:00 p.m. on the later of (i) 2 business days after the Effective Date, or (ii) October 3, 2005, a Contributor (an "Electing Contributor") may elect to receive all or a part of its share of the Total Consideration (as indicated in the Election Notice) in the form of K-SCUs. Notwithstanding the foregoing, no Contributor may be an Electing Contributor unless such Contributor properly completes, executes and delivers to CBL/OP an Investor Questionnaire in the form of Exhibit Y hereto, pursuant to which such Contributor shall represent and warrant to CBL/OP that such Contributor is an "accredited investor" within the meaning of Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, (i) the aggregate amount of the portion of the Total Consideration payable pursuant to this Agreement in the form of K-SCUs to Electing Contributors plus the aggregate amount of the portion of the Other Mall Total Consideration payable under the Other Mall Contracts in the form of K-SCUs to Other Mall Electing Contributors, shall not exceed 55% of the aggregate amount of the Total Consideration payable hereunder plus the Other Mall Total Consideration, and (ii) the aggregate number of record holders of the K-SCUs to be issued to all Electing Contributors hereunder and all Other Mall Electing Contributors shall not exceed 8. If the requirement set forth in clause
(ii) of the preceding sentence would be violated based on the elections by Contributors to be Electing Contributors and the elections of Other Mall Contributors to be Other Mall Electing Contributors (whether or not the requirement in clause (i) of the preceding sentence would be violated or satisfied), then the elections of certain Contributors hereunder to be Electing Contributors and the elections of certain Other Mall Contributors under the Other Mall Contracts to be Other Mall Electing Contributors shall be nullified in their entirety starting with the Contributor or Other Mall Contributor that would receive the smallest number of K-SCUs (and for any Contributor who is also an Other Mall Contributor, the aggregate number of K-SCUs to be received by such Contributor hereunder and under the Other Mall Contracts shall be taken into account in determining the number of K-SCUs to be received by Contributors and Other Mall Contributors), and proceeding to the Contributor or Other Mall Contributor that would receive the next largest number of K-SCUs, and proceeding in this manner to the Contributors or Other Mall Contributors that would receive the next largest number of K-SCUs in ascending order, until the


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requirement in
clause (ii) of the preceding sentence is satisfied. If the requirement of clause
(i) of the second preceding sentence is not satisfied after taking into account all nullifications, if any, of the elections of any Contributors hereunder to be Electing Contributors and the elections of any Other Mall Contributors under the Other Mall Contracts to be Other Mall Electing Contributors, pursuant to the preceding sentence, the amount of the Total Consideration to be received by each Electing Contributor in the form of K-SCUs and the amount of the Other Mall Total Consideration to be received by each Other Mall Electing Contributor in the form of K-SCUs shall be reduced pro rata (in proportion to the amount of the election of each Electing Contributor and each Other Mall Electing Contributor), by the amounts necessary for the requirement of clause (i) of the second preceding sentence to be satisfied. Any Contributor whose election to be an Electing Contributor is nullified in its entirety in accordance with the second preceding sentence shall not be an Electing Contributor for any purpose hereunder. For each Electing Contributor, the "Election Amount" shall be the amount of the Total Consideration that will be paid to such Electing Contributor pursuant to this Agreement in the form of K-SCUs in accordance with the election of such Electing Contributor pursuant to this Section 3.2, taking into account any reduction in the amount of such election pursuant to the preceding sentence. The K-SCUs will be entitled to receive a basic distribution, on a quarterly basis, in an amount equal to a six percent (6%) per annum yield on the K-SCU Amount for the period commencing on the Closing Date and ending on the last day of the calendar quarter during which the Closing Date occurs and the four (4) succeeding calendar quarters, and thereafter a basic distribution, on a quarterly basis, in an amount equal to a six and one-quarter percent (6.25%) per annum yield on the K-SCU Amount. At the Closing, CBL/OP shall issue to each Electing Contributor an aggregate number of K-SCUs in an amount equal to the Election Amount for such Electing Contributor divided by the product of (x) 1.25 multiplied by (y) the average closing price of the common stock of CBL & Associates Properties, Inc., a Delaware corporation and real estate investment trust ("CBL/REIT"), for the ten (10) day period during which the CBL/REIT common stock is traded immediately prior to the Closing Date, as reported by the New York Stock Exchange ("NYSE").

3.3 Informational Materials. A true and correct copy of the CBL/OP Partnership Agreement (excluding the CBL/OP Partnership Agreement Amendment which shall be in effect as of the Closing) has been furnished by CBL/OP to Contributors. Contributors hereby acknowledge and agree that the ownership of Partnership Interests and Contributors' rights and obligations as limited partners of CBL/OP (including, without limitation the right to transfer, encumber, pledge and exchange Partnership Interests) shall be subject to all of the express limitations, terms, provisions and restrictions set forth in the CBL/OP Partnership Agreement as modified by the CBL/OP Partnership Agreement Amendment. In that regard, Contributors hereby covenant and agree that, at Closing, Contributors shall execute any and all documentation reasonably required by CBL/OP and CBL/REIT to formally memorialize the provisions of Sections 3.2 and this 3.3. Contributors further acknowledge that they have access to or have received and reviewed, prior to the date of this Agreement, any and all information that Contributors have deemed necessary with respect to CBL/REIT and Contributors' participation in CBL/OP as a limited partner thereof. Certain materials and information referred to in this Section 3.3 are listed on Schedule
3.3 hereto and shall be collectively referred to as "Informational Materials."

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3.4 Registration Rights. Contributors shall be entitled to the registration rights, in respect of K-SCUs issued hereunder, that are set forth in a registration rights agreement substantially in the form attached hereto as Exhibit O (the "Registration Rights Agreement").

3.5 Delivery of Deposit. Within two (2) business days following the full execution of this Agreement, CBL/OP shall deliver to Oak Park Property Owner the Letter of Credit, defined below. As used herein, the term "Deposit" shall mean any proceeds of, or moneys paid in connection with, the Letter of Credit, including, without limitation, any interest thereon. The term "Letter of Credit" shall mean an irrevocable standby letter of credit (i) in the form attached hereto as Exhibit Q and made a part hereof (which shall be same Letter of Credit for the Hickory Point Contract and the Oak Park Contract, (ii) in the face amount of Ten Million Dollars ($10,000,000), (iii) naming Oak Park Property Owner as beneficiary, (iv) issued for the benefit of Property Owner, Oak Park Property Owner and Hickory Point Property Owner with the ability to draw by Oak Park Property Owner pursuant to the terms of this Agreement, (v) issued by and drawn upon First Tennessee Bank, N.A. or Wells Fargo Bank, N.A., and (vi) issued for a term of sixty (60) days from its date of issuance with a right, upon ten
(10) days notice prior to the expiration of such sixty (60) day term, for CBL/OP to extend the term of the Letter of Credit for an additional sixty (60) days. Property Owner will only be permitted to draw on the Letter of Credit in the event (1) of a default by CBL/OP under this Agreement or under either of the Other Mall Contracts, or (2) the Letter of Credit has not been renewed or extended and less than ten (10) days remain prior to the expiration thereof. In the event of any drawing on any Letter of Credit by Oak Park Property Owner, the proceeds will be payable exclusively to Escrow Agent, and such proceeds will be held as the Deposit under this Agreement and under the Other Mall Contracts and will be subject to disposition by the Escrow Agent in accordance with the terms and conditions of this Agreement and under the Other Mall Contracts. The Deposit shall be non-refundable and the proceeds shall be disbursed 76% to Oak Park Property Owner, 15.46% to Property Owner and 8.54% to Hickory Point Property Owner in the event of a termination of this Agreement or failure to close by CBL/OP, subject to the exceptions provided in Section 3.6 below.

3.6 Disposition of Deposit. If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the Letter of Credit shall be returned to CBL/OP at Closing (or if the Letter of Credit is converted to the Deposit before Closing, the Deposit will be applied to the Purchase Price at Closing). If this Agreement is terminated by Property Owner or CBL/OP pursuant to Section 4.3.2, Section 4.3.3, Section 4.3.6, Section 5.2,
Section 5.3, Section 8.3, Section 10.2, Section 11.1, or Section 11.3, the Letter of Credit or Deposit, as applicable, shall be returned to CBL/OP as provided in the relevant Section pertaining to such termination. Additionally, if this Agreement is terminated by CBL/OP pursuant to Section 2.3.2, by reason of a default under the Other Mall Contracts by Oak Park Property Owner, Eastland Medical Building Property Owner, Hickory Point Property Owner, or the Other Mall Contributors, the Letter of Credit or Deposit, as applicable, shall be returned to CBL/OP as provided in Section 2.3.2.

3.7 Cash Consideration Payment. The Cash Consideration shall be paid by wire transfer of immediately available federal funds and allocated among Contributors at the Closing, in accordance with Schedule I hereto, and shall be reduced by the Election Amount for any Electing Contributor. CBL/OP shall deposit such funds into Escrow no later than the Business

Day immediately preceding the
Closing Date in sufficient time such that the Closing may occur and Escrow Holder will be able to deliver good funds to Contributors or Contributors' designees no later than 1:00 p.m. on the Closing Date.

                                  ARTICLE IV
                           INSPECTION AND TITLE REVIEW

4.1   CBL/OP's Inspections.

4.1.1 Inspections, Tests and Studies. CBL/OP acknowledges that prior to the Final Approval Date, CBL/OP and CBL/OP's authorized agents, consultants, contractors and representatives have been afforded access to the Real Property to inspect and conduct such tests and studies of the Real Property as CBL/OP has deemed appropriate to determine the suitability of the Property for CBL/OP's purposes, and that CBL/OP has performed all such investigations as CBL/OP deems necessary. CBL/OP and CBL/OP's authorized agents, consultants, contractors and representatives may continue to have reasonable access to the Real Property at all reasonable times during normal business hours to inspect and conduct reasonably necessary non-invasive tests and studies of the Real Property and the Improvements, but notwithstanding anything to the contrary contained in this Agreement, CBL/OP shall have no right to terminate this Agreement by reason of any matter revealed by any such entry, inspection, tests and studies. CBL/OP shall not conduct any invasive inspections, tests or studies of the Real Property without the specific prior written approval of Property Owner, which approval shall not be unreasonably withheld by Property Owner. If CBL/OP desires access to the Real Property, CBL/OP shall give at least 24 hours prior written or oral notice to Property Owner and Property Owner's Property Manager of CBL/OP's intention to enter the Real Property. Property Owner may impose reasonable conditions on any inspections, tests and studies to be conducted by CBL/OP or CBL/OP's authorized agents, consultants, contractors and representatives to ensure that CBL/OP takes all appropriate safety precautions and observes the requirements of Section 4.4 below. At Property Owner's option, a representative of Property Owner may be present for any such inspection, test or study. CBL/OP shall bear the cost of all inspections, tests and studies conducted by or on behalf of CBL/OP.

4.1.2 CBL/OP's Delivery of Information to Property Owner. Upon Property Owner's request, CBL/OP agrees to deliver to Property Owner, promptly following the receipt thereof by CBL/OP and at no cost to Property Owner, copies of any and all reports, tests, studies and test results obtained by CBL/OP from independent third parties by or on behalf of CBL/OP with respect to the Property before or after the execution and delivery of this Agreement, including those involving the structural, geologic, environmental or other condition of the Property or otherwise relating to the Property (collectively, "CBL/OP's Information"). Property Owner hereby acknowledges that CBL/OP has not made and does not make any warranty or representation regarding the truth or accuracy of any CBL/OP's Information, and neither Property Owner nor any Contributor shall have the right to rely on the same unless it obtains the written permission to do so from the preparer thereof. Nothing contained in this Section 4.1.2 shall be deemed to obligate CBL/OP to deliver to Property Owner any CBL/OP's Information which CBL/OP obtains following the Closing.

4.1.3 Tenant and Governmental Authority Inquiries. Subject to the provisions of this Section and Section 4.4 below, CBL/OP shall have the right, as part of CBL/OP's due diligence investigation, to contact the Tenants, the Anchor Stores, Property Owner's Property Manager and governmental authorities about various aspects of the Property. CBL/OP shall provide Property Owner with at least 24 hours prior written or oral notice of each such inquiry, contact, interview and meeting and Property Owner shall have the right to have a representative of Property Owner present and otherwise participate in all such inquiries, contacts, interviews and meetings. Contributors shall not be liable or bound in any manner by any oral or written statements, representations or information provided by any Tenant, any Anchor Store, Property Owner's Property Manager, any governmental authority or any of such parties' personnel, employees or contractors (including any on site building manager or building engineer).

4.2   Document Review.

4.2.1 Property Records. Following the Effective Date, Property Owner shall make available to CBL/OP either at the Real Property or at Property Owner's offices in Leawood, Kansas, or at the Property Manager's office in Leawood, Kansas, copies of those documents and property records relating solely to the Property, other than the Excluded Documents, which are within the possession of Property Owner or Property Owner's affiliates and advisors. Following the Effective Date, Property Owner shall direct Property Owner's Property Manager to make available to CBL/OP at the Property Manager's office, or at the on-site management office at the Real Property, all of those documents and property records relating solely to the Property, other than the Excluded Documents, which are in the possession of Property Owner's Property Manager. All of such documents, reports, tests, studies and property records delivered to, made available to, copied and/or reviewed by or on behalf of CBL/OP in connection with the Property (whether before or after the Effective Date and specifically including all Tenant Leases and Service Contracts), other than the Excluded Documents, are sometimes referred to collectively herein as the "Property Records."

4.2.2 Excluded Documents. As used herein, "Excluded Documents" shall mean (a) any purchase and escrow agreements and correspondence pertaining to Property Owner's acquisition of the Property (other than documents pertaining to the physical or environmental condition of the Real Property), (b) any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers (other than documents relating to the physical or environmental condition of the Real Property), (c) any third party purchase inquiries and correspondence, appraisals or economic evaluations of the Property, (d) Property Owner's organizational documents and records, internal budgets, financial projections, reports or correspondence prepared by Property Owner or by Property Owner's advisor exclusively for Property Owner or Property Owner's constituent principals and any other internal documents (other than documents relating to the physical, financial or environmental condition of the Real Property), (e) any personnel records and files maintained by or on behalf of Property Owner with respect to individuals, if any, employed at or in connection with the Real Property which Property Owner is obligated by law or otherwise to keep confidential, and (f) any documents or materials which are the subject of a confidentiality obligation. If any document or material subject to a confidentiality obligation will be binding on the Company after the Closing, Property Owner shall use its best efforts to obtain any required consents to disclose the same to CBL/OP and will notify CBL/OP if there are any such documents or materials for which it has not been able to obtain such consent.
Notwithstanding anything in this Section 4.2 to the contrary, Property Owner shall have no obligation to make available to CBL/OP and CBL/OP's authorized agents, consultants, contractors and representatives, and CBL/OP and CBL/OP's authorized agents and representatives shall have no right to inspect or make copies of, any of the Excluded Documents.

4.2.3 Proprietary Information. CBL/OP acknowledges and agrees that the Property Records are proprietary and confidential in nature and have been or will be made available to CBL/OP solely to assist CBL/OP in determining the feasibility of purchasing the Property. CBL/OP agrees, prior to the Closing, not to disclose the Property Records, any of the CBL/OP's Information, or any analyses, compilations, studies or other documents or records prepared by or on behalf of CBL/OP from any of the Property Records or the CBL/OP's Information (collectively, the "Proprietary Information") to any party outside of CBL/OP's organization except (a) as necessary to CBL/OP's agents, consultants, contractors, representatives, attorneys, accountants, lenders, prospective lenders, investors and/or prospective investors (collectively, the "Permitted Outside Parties"), or (b) as may be required by any law applicable to CBL/OP. CBL/OP further agrees to notify all Permitted Outside Parties that, prior to the Closing, the Proprietary Information is to be kept confidential and not disclosed to third parties. In permitting CBL/OP and the Permitted Outside Parties to review the Property Records to assist CBL/OP, Property Owner has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either expressed or implied, have been offered, intended or created by Property Owner and any such claims are expressly rejected by Property Owner and waived by CBL/OP.

4.2.4 Return of Property Records. At such time as this Agreement is terminated for any reason, CBL/OP shall return to Property Owner the copies of all of the Property Records delivered to CBL/OP by or on behalf of Property Owner, and CBL/OP shall destroy, and instruct all Permitted Outside Parties in writing to destroy, any and all copies CBL/OP or the Permitted Outside Parties have made of the Property Records.

4.2.5 No Representation or Warranty By Property Owner. CBL/OP acknowledges that many of the Property Records were prepared by third parties other than Property Owner. CBL/OP further acknowledges and agrees that, except as expressly set forth in this Agreement, (a) neither Property Owner nor any of Property Owner's respective agents, advisors, employees or contractors has made any warranty or representation regarding the truth, accuracy or completeness of the Property Records, (b) Property Owner expressly disclaims any such representation or warranty, and (c) Property Owner has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Records and Property Owner is providing the Property Records or making the Property Records available to CBL/OP solely as an accommodation to CBL/OP.

4.2.6 Remedies. In addition to any other remedies available to Property Owner and Contributors, Property Owner and Contributors shall have the right to seek equitable relief (including specific performance and injunctive relief) against CBL/OP and CBL/OP's agents, consultants, contractors and representatives to enforce the provisions of Section 4.2.3 and Section 4.2.4.

4.3   Title.

4.3.1 Title Documents. Prior to the execution and delivery of this Agreement, CBL/OP received copies of the following items (collectively, the "Title Documents"): (a) that certain Title Commitment No1606000261776 issued effective July 29, 2005 by Chicago Title Insurance Company, as agent for the Title Company with respect to the Real Property (the "Title Commitment"); (b) all documents referred to in the Schedule B exceptions shown on the Title Commitment; (c) that certain Land Title Survey of the Real Property prepared by Farnsworth Group as Project No. 105637, certified by Brian R. Myers, PLS No. 3032, on September 7, 2005 (the "ALTA Survey"); and (d) an update and/or modification and recertification of the ALTA Survey which has been ordered by CBL/OP, at CBL/OP's sole cost and expense(the "Updated Survey"). CBL/OP shall promptly request and deliver to the Title Company the Updated Survey in sufficient time prior to the Title Objection Deadline so that any title exception for discrepancies, conflicts in boundary lines, shortages in area, encroachments, easements or claims of easements and other matters which would be disclosed by a physical inspection of the Real Property, the ALTA Survey or by the Updated Survey (collectively, "Survey Exceptions") shall be addressed as Title Objections pursuant to Section 4.3.2 below.

4.3.2 Review of Title. All matters shown in the Title Documents which are not objected to by CBL/OP by delivery of written notice thereof ("CBL/OP's Title Objection Notice") to Property Owner on or before the Title Objection Deadline shall be conclusively deemed to be accepted by CBL/OP. If CBL/OP timely delivers CBL/OP's Title Objection Notice to Property Owner prior to the Title Objection Deadline specifying CBL/OP's objection to any title exception pertaining to the Real Property shown in the Title Documents (each a "Title Objection" and collectively the "Title Objections"), Property Owner may, but except for Voluntary Title Encumbrances, shall not be obligated to, remove from the Title Policy or insure against (by title endorsement from the Title Company or otherwise) some or all of such Title Objections. If Property Owner is able and willing to remove or insure against some or all of the Title Objections, Property Owner shall notify CBL/OP in writing within 5 days after the Title Objection Deadline ("Property Owner's Notice Period") of those Title Objections which Property Owner intends to attempt to remove or insure against on or before the Closing Date (said notice hereinafter called "Property Owner's Title Notice"). Without the necessity of objection by CBL/OP, Property Owner shall comply with all of the requirements set forth in Schedule C of the Title Commitment. Except for Voluntary Title Encumbrances, Property Owner shall have no obligation whatsoever to remove or insure against any Title Objections. If Property Owner delivers Property Owner's Title Notice and thereafter Property Owner is unable to remove or insure against any Title Objection as indicated in Property Owner's Title Notice, Property Owner shall have no liability to CBL/OP and CBL/OP's sole remedy in such event shall be to either waive such Title Objections and proceed with the Closing or terminate this Agreement. If Property Owner does not deliver Property Owner's Title Notice to CBL/OP within Property Owner's Notice Period, Property Owner shall be deemed to have notified CBL/OP that Property Owner is unable or unwilling to remove or insure against the Title Objections. If Property Owner notifies or is deemed to have notified CBL/OP that Property Owner is unable or unwilling to remove or insure against any particular Title Objection, CBL/OP shall be deemed to have waived those Title Objections which Property Owner is unable or unwilling to remove or insure against unless on or before the later to occur of (i) the Final Approval Date or (ii) 5 days following receipt of the Property Owner's Title Notice (or 5 days following the last day of the

Property Owner's Notice Period if the Property Owner does not give a Property Owner's Title Notice), CBL/OP delivers to Property Owner and Escrow Holder written notice terminating this Agreement. If CBL/OP so elects to terminate this Agreement by written notice to Property Owner and Escrow Holder as provided in the preceding sentence, CBL/OP shall be entitled to a return of the Letter of Credit or the Deposit, as applicable, and neither party shall have any further rights or obligations under this Agreement, except for those obligations of CBL/OP under this Agreement which expressly survive the termination of this Agreement ("CBL/OP's Surviving Obligations").

4.3.3 Additional Title Objections. CBL/OP shall have the right to object to any new title exceptions (other than Permitted Exceptions as defined in Section
4.3.7 below) first raised by the Title Company in any modification, update, recertification or amendment to the Title Commitment which is issued after the Effective Date of this Agreement by giving written notice ("CBL/OP's Additional Title Objection Notice") to Property Owner within 5 days after CBL/OP's receipt of any such modification, update, recertification or amendment, but in any event no later than the Closing Date. If CBL/OP timely delivers CBL/OP's Additional Title Objection Notice to Property Owner specifying CBL/OP's objection to any new title exception first raised in a modification, update, recertification or amendment to the Title Commitment which is issued after the Effective Date of this Agreement (each an "Additional Title Objection" and collectively the "Additional Title Objections"), Property Owner may, but except for Voluntary Title Encumbrances, shall not be obligated to attempt to remove from the Title Commitment or otherwise insure (at Property Owner's expense) against some or all of such Additional Title Objections set forth in any CBL/OP's Additional Title Objection Notice. If Property Owner does not notify CBL/OP in writing within 5 days after Property Owner's receipt of CBL/OP's Additional Title Objection Notice (but in any event prior to the Closing Date) that Property Owner is willing to so remove or otherwise insure against any Additional Title Objections, Property Owner shall be deemed to have notified CBL/OP that Property Owner is unable or unwilling to remove or otherwise insure against such Additional Title Objections. If Property Owner does notify CBL/OP that Property Owner is willing to remove or otherwise insure against any Additional Title Objections and thereafter Property Owner is unable to remove or otherwise insure against any Additional Title Objections as indicated in Property Owner's notice, Property Owner shall have no liability to CBL/OP and CBL/OP's sole remedy in such event shall be to either waive such Additional Title Objection and proceed with the Closing or terminate this Agreement. If Property Owner notifies or is deemed to have notified CBL/OP that Property Owner is unable or unwilling to remove or insure against any particular Additional Title Objection, CBL/OP shall be entitled to terminate this Agreement by delivering within 10 days after the CBL/OP's Additional Title Objection Notice written notice to Property Owner and Escrow Holder terminating this Agreement. CBL/OP's failure to deliver such written notice electing to terminate this Agreement to Property Owner and Escrow Holder within such 10 day period shall be deemed CBL/OP's waiver of the particular Additional Title Objection which Property Owner is unable or unwilling to remove from the Title Policy or otherwise insure against. If this Agreement is terminated on or before the Closing Date by reason of an Additional Title Objection, the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP (including all interest which has accrued thereon while the Deposit was held by Escrow Holder, but not any interest which has accrued thereon while held by Property Owner) and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations. Notwithstanding anything herein to the contrary, if CBL/OP's right to terminate this Agreement pursuant to the foregoing provisions of this Section
4.3.3 has not expired prior thereto, it shall expire upon the Closing Date. If CBL/OP is first notified of any new title exception (other than Permitted Exceptions) less than 15 days prior to the Closing Date, the Closing shall be extended until 5 days after the disposition of such new title exception is determined pursuant to this Section 4.3.3.

4.3.4 Voluntary Title Encumbrances. As used herein "Voluntary Title Encumbrances" means liens or encumbrances against the Property that are created by Property Owner or which result from Property Owner's failure to pay for an obligation of Property Owner after the Effective Date and that can be removed or insured against solely by the payment of a liquidated sum of money; provided, however, that the term "Voluntary Title Encumbrances" as used in this Agreement shall not include the following: (a) any Permitted Exceptions; (b) any action taken or matter of title created by any tenants or Anchor Stores pursuant to the terms and provisions of the Tenant Leases or the Operating Agreement; (c) Tenant Leases or any liens or encumbrances against the Property created pursuant to a Tenant Lease by the Tenant thereunder; (d) any liens or encumbrances against the Property that are approved by CBL/OP or deemed approved by CBL/OP in accordance with the provisions of this Agreement, including, but not limited to, the Closing Date Debt; or (e) any liens or encumbrances against the Property which, pursuant to the Operating Agreement, a Tenant Lease or otherwise, are to be discharged by any Anchor Store, a Tenant or any other occupant of the Real Property. Notwithstanding anything to the contrary contained in Section 4.3.2 or
Section 4.3.3 above, Property Owner shall remove from the Title Policy or otherwise insure against all Voluntary Title Encumbrances on or before the Closing. If from time to time prior to the Closing, either Property Owner or CBL/OP shall become aware of any Voluntary Title Encumbrances, then Property Owner or CBL/OP shall promptly notify the other party thereof, which notice shall describe in reasonable detail the Voluntary Title Encumbrance(s) at issue and Property Owner shall remove from the Title Policy or otherwise insure against all such Voluntary Title Encumbrance(s) on or prior to Closing.

4.3.5 Use of Total Consideration to Discharge Liens. At the Closing, Property Owner may, at Property Owner's/Contributors' option, use the proceeds of the Total Consideration to discharge any monetary lien or encumbrance which Property Owner elects to pay or discharge; provided, however, the preceding shall not be construed as obligating Property Owner to satisfy any lien or encumbrance on the Property other than Voluntary Title Encumbrances. Any lien or encumbrance or apparent lien or encumbrance appearing of record against the Property which can be discharged by the payment of money shall not be an objection to title if Property Owner, at Property Owner's sole option, shall at the Closing cause to be delivered either (a) a duly executed and acknowledged satisfaction along with the filing fee, or (b) a payoff letter or demand and the appropriate funds to satisfy the lien or encumbrance.

4.3.6 Title Policy. CBL/OP's obligation to consummate the transactions contemplated by this Agreement shall be subject to and conditioned upon the Title Company's willingness to issue, upon the condition of the payment of the Title Company's premium and the delivery of the documents referred to in Section
5.6 below, an ALTA Extended Coverage Owner's Policy of Title Insurance (referred to herein as the "Title Policy"), insuring the Company in the amount of the Total Consideration plus the Closing Date Debt that fee title to the Real Property is vested in the Company as of the Closing, subject only to the title policy form conditions, exclusions from coverage and exceptions, and the Permitted Exceptions.

Notwithstanding the immediately preceding sentence, the issuance of ALTA Extended Coverage and any title endorsements as part of the Title Policy shall not be a condition precedent to the Closing unless (a) CBL/OP has delivered to the Title Company prior to the Closing Date, any necessary modification, update or recertification of the ALTA Survey in current insurable form and otherwise satisfactory to the Title Company, (b) the Title Company confirms in writing to CBL/OP and Property Owner prior to the Title Objection Deadline the Title Company's willingness to issue ALTA Extended Coverage and those title endorsements which have been requested by CBL/OP prior to the Title Objection Deadline, and (c) CBL/OP pays for all costs of such ALTA Extended Coverage in excess of ALTA Standard Coverage and the costs of any such title endorsements requested by CBL/OP (other than any endorsements Property Owner has agreed to cause to be issued pursuant to a Property Owner's Title Notice), provided that in any event issuance of a "Fairway" endorsement (with respect to the transfer of the LLC Interests to CBL/OP) and a non-imputation endorsement (with respect to any knowledge that might be imputed to the Company through Property Owner or any Contributor) as part of the Title Policy shall be conditions precedent to the Closing for the benefit of CBL/OP. If, prior to the Title Objection Deadline, CBL/OP has not delivered any necessary modification, update or recertification of the ALTA Survey in current insurable form satisfactory to the Title Company and the Title Company has not confirmed in writing to CBL/OP and Property Owner prior to the Title Objection Deadline the Title Company's willingness to issue ALTA Extended Coverage and those title endorsements requested by CBL/OP, then the condition in this Section 4.3.6 shall be the Title Company's willingness to issue an ALTA Standard Coverage Owner's Policy of Title Insurance (with only those endorsements the Title Company has affirmatively agreed in writing prior to the Title Objection Deadline to issue) and all references in this Agreement to the "Title Policy" shall mean and refer to such ALTA Standard Coverage Owner's Policy of Title Insurance rather than an ALTA Extended Coverage Owner's Policy of Title Insurance. In the event of any failure of the condition in this Section 4.3.6, CBL/OP shall have the right to terminate this Agreement by delivering written notice thereof to Property Owner and Escrow Holder no later than the Closing Date, and the failure by CBL/OP to timely deliver such notice of termination shall be deemed CBL/OP's waiver of such condition. If such termination notice is provided, Property Owner shall nonetheless have a period of 10 days after receipt of such notice to satisfy such condition (and the Closing Date shall be accordingly extended, if applicable), and if such condition is remedied within such 10 day period, the Closing shall be consummated in accordance with the provisions of this Agreement; provided, however, that in no event shall such cure period extend beyond the expiration of any commitment for the Closing Date Debt or expiration date of any rate lock agreement for the Closing Date Debt (whichever is earlier), as such dates may be extended by Property Owner at its sole cost and expense, unless Property Owner borrows the Closing Date Debt prior to the applicable expiration dates. In the event of any such termination, the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations. The Title Company's willingness at Closing to issue the Title Policy to CBL/OP shall only be a condition to CBL/OP's obligations and not a covenant of Property Owner.

4.3.7 Permitted Exceptions. As used in this Agreement, the term "Permitted Exceptions" shall mean (a) all matters disclosed in the Title Documents and to which CBL/OP does not raise a Title Objection prior to the Title Objection Deadline, or, having objected, CBL/OP waives or is deemed to have waived in accordance with the provisions of Section 4.3.2 above; (b) any new title exceptions first raised by the Title Company in any modification, update, recertification or amendment to the Title Commitment issued after the Effective Date and to which CBL/OP does not raise an Additional Title Objection within the prescribed time, or, having objected, CBL/OP waives or is deemed to have waived in accordance with the provisions of Section 4.3.3 above; (c) any liens or encumbrances relating to the Closing Date Debt; (d) the Ground Lease; (e) all existing Tenant Leases, all new Tenant Leases and amendments, modifications, supplements and extension to any of the foregoing which are entered into following the Effective Date and are permitted pursuant to this Agreement, and the rights of Tenants in possession thereunder, as tenants only; (f) the Operating Agreement; (g) any financing statements, chattel mortgages or other liens and encumbrances relating to financing obtained by Tenants and encumbering only the property of Tenants; (h) any Survey Exceptions unless objected to by CBL/OP in accordance with Section 4.3.2 above; (i) non-delinquent Real Estate Taxes (including liens for community facilities districts, business improvement districts or local improvement districts) for the fiscal year in which the Closing occurs; (j) all zoning restrictions, regulations and requirements, all building codes and all other applicable laws, ordinances and governmental regulations affecting the Property; and (k) all matters directly or indirectly caused by CBL/OP or arising through CBL/OP. Notwithstanding anything to the contrary contained in this Agreement, liens and encumbrances for the payment of any non-delinquent community facilities district taxes, business improvement district charges and/or any local improvement district levies and special assessments shall not be discharged at Closing and shall not be an objection to title (subject to the proration of the current installments thereof as provided in Section 6.2 below).

4.4   Inspection Obligations.

4.4.1 CBL/OP's Responsibilities. CBL/OP agrees that when entering the Real Property and conducting any investigations, inspections, tests and studies of the Property or the Property Records prior to or following the execution and delivery of this Agreement, CBL/OP and CBL/OP's agents, consultants, contractors and representatives shall be obligated to: (a) comply with all terms of the Operating Agreement and the Tenant Leases regarding entry rights and obligations of third parties and not disturb the Anchor Stores, the Tenants or other occupants or interfere with the Anchor Stores', the Tenants' or other occupants' right of quiet enjoyment or use of the Property pursuant to the Operating Agreement, any Tenant Leases or other occupancy rights; (b) not unreasonably interfere with the operation, use and maintenance of the Property or the remainder of the Shopping Center or any of the construction work being performed at the Property or the remainder of the Shopping Center; (c) not damage any part of the Property or the remainder of the Shopping Center or any personal property owned or held by any Anchor Store, any Tenant or other occupant of the Shopping Center or any third party; (d) not injure or otherwise cause bodily harm to Property Owner, any Anchor Store, any Tenant or any other occupant of the Shopping Center or any of their respective agents, contractors and employees, or any other third party; (e) maintain commercial general liability (occurrence) insurance in terms and amounts set forth in Section 4.4.3 covering any accident arising as a result of the presence of CBL/OP and CBL/OP's agents, consultants, contractors and representatives on the Real Property and deliver a certificate of insurance verifying such coverage to Property Owner prior to any entry upon the Real Property (such insurance policy maintained by or on behalf of CBL/OP shall insure the contractual liability of CBL/OP covering the indemnities herein and shall (i) name the Property Owner and Property Owner's Property Manager as additional insureds, (ii) contain a cross-liability provision, and (iii) contain a provision that "the insurance provided by CBL/OP hereunder shall be primary and non-contributing with any other insurance available to Property Owner"); (f) promptly pay when due the costs of all tests, investigations, studies and examinations done with regard to the Property; (g) not permit any liens to attach to the Property or the remainder of the Shopping Center by reason of the exercise of CBL/OP's rights hereunder and promptly remove or cause to be removed (by bonding or otherwise) any such liens which attach to the Property or the remainder of the Shopping Center; (h) fully restore the Real Property and the Personal Property to the condition in which the same was found before any such inspections, tests or studies were undertaken; provided that CBL/OP shall have no obligation to remediate any hazardous materials on the Property except to the extent CBL/OP introduced the same onto the Property or exacerbated any pre-existing hazardous materials condition at the Property; (i) comply with the confidentiality standards set forth in Section 4.2 above; and (j) comply with the terms and provisions of Section 4.1 above.

4.4.2 CBL/OP's Indemnity. CBL/OP shall indemnify, defend, protect and hold Property Owner and Property Owner's respective agents, advisors, employees and contractors harmless from and against any and all liens, claims, losses, liabilities, damages, costs, causes of action and expenses (including reasonable attorneys' fees and court costs) (collectively, "Claims") arising out of (a) CBL/OP's negligence or willful misconduct or the negligence or willful misconduct of CBL/OP's agents, advisors, employees and contractors in CBL/OP's investigations, inspections, tests and studies of the Property and/or the Property Records, and (b) any violation by CBL/OP or CBL/OP's agents or representatives of the provisions of this Article IV, excluding, however, any Claims arising from the sole negligence or intentional misconduct of a person to be indemnified hereunder. Notwithstanding any provision to the contrary contained in this Agreement, CBL/OP's obligations set forth in Sections 4.2.3 and 4.2.4 above and CBL/OP's indemnity set forth in this Section 4.4.2 shall survive the Closing or earlier termination of this Agreement.

4.4.3 CBL/OP's Insurance. CBL/OP shall deliver to Property Owner a certificate of insurance providing the following: (a) commercial general liability insurance insuring Property Owner for bodily injury, property damage and personal injury liability, each with a limit liability of $3,000,000 for each occurrence and in the aggregate, (b) in like amount covering CBL/OP's contractual liability under the aforesaid hold harmless provision, and automobile liability insurance limits for each occurrence of not less than $1,000,000 with respect to personal injury or death and $500,000 with respect to property damage, and (c) workers compensation insurance or similar insurance in form and in amounts required by law.

4.5   Intentionally omitted.

4.6 CBL/OP Deliveries Upon Termination. If this Agreement is terminated pursuant to any of the applicable terms hereof for any reason other than a default solely on the part of Property Owner or Contributors, (i) the provisions of Section
4.1.2 shall survive such termination for a period of one year and (ii) CBL/OP covenants and agrees to deliver to Property Owner no later than 5 Business Days following the date of such termination the originals of all Property Records, if any, delivered to CBL/OP by or on behalf of Property Owner. In addition to any other remedies available to Property Owner, Property Owner shall have the right to seek equitable relief (including specific performance) against CBL/OP and CBL/OP's representatives to enforce the provisions of this Section 4.6.

4.7 Cancellation of Service Contracts. Subject to the Tenant Prospect Commission Obligations as set forth below, Property Owner shall terminate effective as of the Closing that certain leasing and management agreement dated July 1, 2000, between Property Owner and Property Owner's Property Manager (the "Property Management Agreement") and any other existing leasing listing agreement entered into by Property Owner for the Real Property. Property Owner shall give notice of cancellation of all Service Contracts except those identified on Exhibit J attached hereto, which notice of termination by Property Owner shall be effective as of the Closing and conditional upon the Closing taking place in a timely manner in accordance with this Agreement. Property Owner and CBL/OP agree as follows with respect to the cancellation fees, penalties, damages or payments, if any, required to be paid for the cancellation of any Service
Contracts: (a) CBL/OP shall pay any cancellation fee, penalty, damages or payment required for the cancellation of any Service Contract (other than the Property Management Agreement or any other existing leasing listing agreement entered into by Property Owner for the Real Property) in accordance with CBL/OP's request; (b) Property Owner shall pay any cancellation fee, penalty, damages or payment (other than the Tenant Prospect Commission Obligations) required for the cancellation of the Property Management Agreement or any other existing leasing listing agreement entered into by Property Owner with respect to the Real Property, and (c) the Company shall be responsible for the obligations of Property Owner pursuant to the Property Management Agreement to pay, or reimburse Property Owner for the payment of, a leasing commission to Property Owner's Property Manager if following the termination of the Property Management Agreement a lease is entered into with a party identified as a prospective tenant, and disclosed in writing to CBL/OP at least 5 days prior to the Closing Date, with whom Property Owner and/or Property Owner's Property Manager had been negotiating prior to the termination of the Property Management Agreement (the "Tenant Prospect Commission Obligations"). Notwithstanding anything to the contrary contained herein, Property Owner's cancellation of any Service Contract (other than the Property Management Agreement with Property Owner's Property Manager or any existing leasing listing agreement entered into by Property Owner for the Real Property) shall not be a condition to Closing or CBL/OP's obligations hereunder. At the Closing, Property Owner shall terminate all Service Contracts other than those identified on Exhibit J attached hereto. CBL/OP acknowledges that, notwithstanding the foregoing, Property Owner shall have no obligation to terminate and the Company shall assume at Closing the Tenant Prospect Commission Obligations of Property Owner pursuant to the Property Management Agreement.

                                  ARTICLE V
                               ESCROW AND CLOSING

5.1   Escrow.

5.1.1 Opening of Escrow. Property Owner, Contributors and CBL/OP shall open an escrow (the "Escrow") with Escrow Agent for the consummation of the transaction contemplated by this Agreement by delivering copies of this Agreement executed by the parties to Escrow Agent at the Escrow Agent's address specified in
Section 1.6 above. Upon receipt of this Agreement executed by the parties, Escrow Agent shall (a) execute and date the Joinder by

Escrow Agent attached
hereto solely in order to evidence Escrow Agent's agreement to act as Escrow Agent in accordance with the terms and provisions of this Agreement, (b) immediately notify Property Owner and CBL/OP in writing by facsimile of the date Escrow Agent has executed the attached Joinder by Escrow Agent and (c) immediately deliver to Property Owner and CBL/OP by overnight courier ink-signed originals of this Agreement fully executed in counterpart by Property Owner, Contributors, CBL/OP and Escrow Agent.

5.1.2 Escrow Instructions. This Agreement, together with such supplementary or further escrow instructions as Property Owner, Contributors and CBL/OP shall provide to Escrow Agent by written agreement, shall constitute the instructions to Escrow Agent for the Escrow. Property Owner, Contributors and CBL/OP hereby authorize their respective attorneys to execute and deliver to Escrow Agent any additional or supplementary instructions as may be necessary or convenient to close the transaction contemplated hereby. Property Owner, Contributors and CBL/OP also agree to execute, if necessary, Escrow Agent's standard or pre-printed escrow instructions but only to the extent such standard or pre-printed escrow instructions are consistent with this Agreement (including Escrow Agent's duties contained herein) and are reasonably acceptable to Property Owner, Contributors and CBL/OP. Any such additional or supplementary instructions and/or any pre-printed or standard instructions shall not supersede or conflict with this Agreement, and any such conflict shall be governed by the terms of this Agreement.

5.1.3 Closing. As used in this Agreement, the "Closing" shall mean the consummation of the contribution of the LLC Interests and the other transactions contemplated in this Agreement, as evidenced by the deliveries by Contributors of the documents and other items set forth in Section 5.4 below and by the deliveries by CBL/OP of the documents, funds and other items set forth in
Section 5.6 below. Each party shall timely deposit with Escrow Agent the funds, documents and supplementary written escrow instructions required by this Agreement in order to consummate the Closing of the sale and transfer of the Property in accordance with this Agreement.

5.1.4 Closing Date. The Closing shall occur through Escrow on the Closing Date. Contributors and CBL/OP acknowledge and agree that time is expressly of the essence with respect to the Closing Date specified in Section 1.5, and except as otherwise provided in Sections 4.3.6 and Section 10.2, the failure of either party to timely perform such party's obligations by such Closing Date shall constitute a material breach of this Agreement.

5.2 Conditions Precedent to the Closing for the Benefit of CBL/OP. The Closing and CBL/OP's obligation to consummate the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for CBL/OP's benefit set forth below in this
Section 5.2. The conditions precedent set forth below in Section 5.2.3 through
Section 5.2.12 are referred to as the "CBL/OP Closing Conditions." The CBL/OP Closing Conditions must be satisfied or waived no later than the Closing Date.

5.2.1 Intentionally omitted.

5.2.2 Intentionally omitted.

5.2.3 Property Owner's and Contributors' Deliveries. On or before the Closing Date, Property Owner and/or Contributors shall have delivered to Escrow Agent the documents described in Section 5.4 below.

5.2.4 Representations and Warranties. All representations and warranties of Property Owner and Contributors contained in Section 7.1 of this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date with the same effect as if those representations and warranties were made at and as of the Closing Date and Contributors (or the Contributor Representative identified in Section 13.22 below, on behalf of the Contributors) shall have delivered to CBL/OP a certificate, dated as of the Closing Date, confirming (without material exception or qualification) that all of the representations and warranties of Property Owner and Contributors contained in this Agreement, are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date, and certifying an updated Lease Schedule/Rent Roll in the same form as delivered herewith (the "Contributors Closing Certificate"). If the Contributors Closing Certificate shall contain any material exception or qualification, then this condition shall not be deemed satisfied to such effect. Notwithstanding the foregoing, it is agreed that: (a) any changes to the Lease Schedule/Rent Roll due to any or all of the following shall not constitute material exceptions or qualifications for the purposes of this condition: (i) any new Tenant Leases or amendments, modifications, supplements, or extensions of existing Tenant Leases entered into by Property Owner as permitted under Section 8.4 below, (ii) terminations of any existing Tenant Leases either as entered into or effected by Property Owner as permitted under Section 8.4 below or which do not require the consent or agreement of the Property Owner, or (iii) defaults of any Tenants under any Tenant Leases; and
(b) any change in the physical condition of the Real Property after the Final Approval Date shall not constitute material exceptions or qualifications for the purposes of this condition unless such change in physical condition (1) would cost CBL/OP in excess of One Million Dollars ($1,000,000) to repair, or (2) is due to the failure of Property Owner to perform any express covenant set forth in this Agreement. Nothing set forth in this Section shall be deemed to modify the provisions of Article XI.

5.2.5 Covenants. As of the Closing Date, Property Owner and Contributors shall have performed all material covenants and/or agreements to be performed by Property Owner and Contributors under this Agreement and Property Owner and Contributors shall not be in material default in the performance of any material covenant or agreement to be performed by Property Owner and Contributors under this Agreement.

5.2.6 Tenant and Anchor Store Estoppel Certificates. On or before the Closing Date, CBL/OP shall have received estoppel certificates, dated not earlier than August 16, 2005, from (i) all of the Anchor Stores ("REA Estoppel Certificates") and (ii) from a sufficient number of non-Anchor Tenants of the Real Property (the "Tenant Estoppel Certificates") so that Tenant Estoppel Certificates shall be received with respect to not less than 80% of the rentable area of the Improvements covered by Tenant Leases of non-Anchor Tenants. Property Owner shall submit REA Estoppel Certificates to the Anchor Stores and the Tenant Estoppel Certificates to the Tenants for execution and use commercially reasonable efforts (as hereinafter described in this Section 5.2.6 below) to obtain REA Estoppel Certificates in form approved by CBL/OP, and Tenant Estoppel Certificates substantially in the form of Exhibit B attached hereto; provided, however, that if the applicable Tenant Lease provides for a Tenant Estoppel Certificate in a form which is different from that attached as Exhibit B hereto or otherwise limits the information required to be certified by the applicable Tenant, then a Tenant Estoppel Certificate in substantially the form provided for in an applicable Tenant Lease, or setting forth only such other information as is required of the applicable Tenant pursuant to the applicable Tenant Lease, shall be deemed in acceptable form (subject to the penultimate sentence of this Section 5.2.6), and an REA Estoppel shall be deemed in acceptable form (subject to the final sentence of this Section 5.2.6) if an REA Estoppel Certificate covers all matters as are required under the Operating Agreement, or if no such matters are required, if an REA Estoppel Certificate is in the form customarily used by the Anchor Store. Property Owner's sole obligation hereunder shall be to utilize commercially reasonable efforts to obtain such Tenant Estoppel Certificates and REA Estoppel Certificates (such commercially reasonable efforts obligation not including any obligation to institute legal proceedings, waive any rights, or to grant any concessions or expend any monies therefor). Any executed Tenant Estoppel Certificate received from a Tenant which has been modified by the Tenant to allege a material default by Property Owner as landlord under such Tenant's Tenant Lease or facts which are materially inconsistent with the information set forth in the Tenant Estoppel Certificate delivered to such Tenant shall not, at CBL/OP's election, be applied toward the eighty percent (80%) requirement set forth above. Any executed REA Estoppel Certificate which alleges a material default by Property Owner under the Operating Agreement or facts which are materially inconsistent with the information set forth in the REA Estoppel Certificate delivered to such Anchor Store shall not, at CBL/OP's election, satisfy this closing condition.

5.2.7 Condemnation or Casualty. CBL/OP shall not have terminated this Agreement by reason of the condemnation of a Material Portion of the Property in accordance with Section 11.1 below and CBL/OP shall not have terminated this Agreement by reason of Material Damage to the Real Property in accordance with
Section 11.3 below.

5.2.8 Title Policy. As of the Closing Date, the Title Company shall have issued or irrevocably committed to issue the Title Policy to the Company as provided in
Section 4.3.6 above.

5.2.9 Lender Approval. The lender of the Closing Date Debt shall have approved of the contribution of the LLC Interests to CBL/OP.

5.2.10 Company LLC Agreement. CBL/OP and Property Owner shall have agreed upon the form and content of the Company's limited liability company agreement (including any special purpose provisions thereof) and such agreed upon form shall be entered into by the members of the Company upon formation of the Company and not be modified or amended prior to the contribution of the LLC Interests to CBL/OP without CBL/OP's prior written consent.

5.2.11 Closing Date Debt. The Company shall have refinanced its existing mortgage with the Closing Date Debt which shall comply with the requirements set forth in Section 5.7 below.

5.2.12 Simultaneous Closings Under Other Mall Contracts. The transactions contemplated under the Other Mall Contracts shall close simultaneously with the Closing hereunder, except this shall not be a CBL/OP Closing Condition if the closing under the Other

Mall Contracts shall fail to occur by reason of the default of CBL/OP, and in such case, the provisions of Section 2.3.2 shall apply.

      CBL/OP shall not willfully or in bad faith act or willfully or in bad faith fail to act for the purpose of permitting any CBL/OP Closing Condition to fail. In the event any of the foregoing CBL/OP Closing Conditions are not satisfied (or otherwise waived by CBL/OP) on the Closing Date for any reason other than a default by Property Owner or Contributors or CBL/OP hereunder, and such failure of condition is not remedied within 10 days after notice to Property Owner of such failure of condition (provided, however, that in no event shall such cure period extend beyond the expiration of any commitment for the Closing Date Debt or expiration date of any rate lock agreement for the Closing Date Debt (whichever is earlier), as such dates may be extended by Property Owner at its sole cost and expense, unless Property Owner borrows the Closing Date Debt prior to the applicable expiration dates), this Agreement shall terminate, the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations; in the event the failure of any CBL/OP Closing Condition is also a default by Property Owner or Contributors, the provisions of Section 10.2 shall govern; and in the event the failure of any CBL/OP Closing Condition is also a default by CBL/OP, the provisions of Section 10.1 shall govern. CBL/OP shall at all times prior to the termination of this Agreement have the right to waive any of the CBL/OP Closing Conditions. Except for those deemed waivers due to CBL/OP's failure to timely deliver a notice of objection or termination, any such waiver shall be in writing. Furthermore, the election by CBL/OP to proceed with the Closing and the disbursement of the Total Consideration shall be deemed CBL/OP's waiver of any CBL/OP Closing Condition to the extent any such CBL/OP Closing Condition has not been previously satisfied or waived.

5.3 Conditions Precedent to the Closing for the Benefit of Contributors. The Closing and Contributors' obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver by the respective dates designated below of the following conditions precedent for Contributors' benefit set forth below in this Section 5.3. The conditions precedent set forth below in this Section 5.3 are referred to collectively as the "Contributor Conditions Precedent" and individually as a "Contributor Condition Precedent."

5.3.1 CBL/OP's Deliveries. On or before the Closing Date, CBL/OP shall have delivered to Escrow Agent all of the funds and documents as provided in Section 3.2, Section 3.7 and in Section 5.6 of this Agreement.

5.3.2 Intentionally omitted.

5.3.3 Covenants. As of the Closing Date, CBL/OP shall have performed all material covenants and/or agreements to be performed by CBL/OP under this Agreement and CBL/OP shall not be in default in the performance of any material covenant or agreement to be performed by CBL/OP under this Agreement.

5.3.4 Title Policy. As of the Closing Date, the Title Company shall have issued or irrevocably committed to issue the Title Policy to the Company and/or CBL/OP, subject to the limitations provided in Section 4.3.6 above.

5.3.5 Representations and Warranties. All representations and warranties of CBL/OP contained in Section 7.6 of this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date with the same effect as if those representations and warranties were made at and as of the Closing Date and CBL/OP shall have delivered to Contributors a certificate, dated as of the Closing Date, confirming (without material exception or qualification) that all of the representations and warranties of CBL/OP contained in this Agreement, are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (the "CBL/OP Closing Certificate"). If the CBL/OP Closing Certificate shall contain any material exception or qualification, then this condition shall not be deemed satisfied to such effect.

5.3.6 Company LLC Agreement. CBL/OP and Property Owner shall have agreed upon the form and content of the Company's limited liability company agreement (including any special purpose provisions thereof).

5.3.7 Closing Date Debt. The Company shall have refinanced its existing mortgage indebtedness with the Closing Date Debt which shall comply with the requirements set forth in Section 5.7 below.

5.3.8 Simultaneous Closings Under Other Mall Contracts. The transactions contemplated under the Other Mall Contracts shall close simultaneously with the Closing hereunder, except this shall not be a Contributor Closing Condition if the closing under the Other Mall Contracts shall fail to occur by reason of the default of Property Owner or Contributors, and in such case, the provisions of
Section 2.3.2 shall apply.

Neither Property Owner nor the Contributors shall willfully or in bad faith act or willfully or in bad faith fail to act for the purpose of permitting any Contributor Condition Precedent to fail. In the event any of the foregoing Contributor Conditions Precedent are not satisfied (or otherwise waived by Contributors) by the respective dates designated above in this Section 5.3 for any reason other than a default by CBL/OP or Property Owner or Contributors hereunder, this Agreement shall terminate, the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations; in the event the failure of any CBL/OP Closing Condition is also a default by Property Owner or Contributors, the provisions of Section
10.2 shall govern; and in the event the failure of any CBL/OP Closing Condition is also a default by CBL/OP, the provisions of Section 10.1 shall govern. Contributors shall at all times prior to the termination of this Agreement have the right to waive any of the Contributor Conditions Precedent. Any such waiver shall be in writing; provided, however, the election by Contributors to proceed with the Closing and the delivery of the LLC Interests shall be deemed Property Owner's and Contributors' waiver of any Contributor Condition Precedent to the extent any such Contributor Condition Precedent has not been previously satisfied or waived.

5.4 Property Owner's/Contributors' Deliveries. On or prior to the Closing Date, Property Owner or Contributors shall make the following deliveries to Escrow
Agent:

5.4.1 Special Warranty Deed. Property Owner shall deliver a special warranty deed in the form attached as Exhibit C hereto (the "Special Warranty Deed"), executed and acknowledged by Property Owner, conveying the Real Property to the Company subject to the Permitted Exceptions, to all matters of record, and to such facts as would be disclosed by an accurate survey.

5.4.2 Tenant Lease Assignment. Property Owner and the Company shall deliver two counterpart originals of an assignment and assumption of leases in the form attached as Exhibit D hereto (the "Assignment and Assumption of Tenant Leases"), executed by Property Owner and the Company, as well as all tenant letters of credit.

5.4.3 Bill of Sale and General Assignment. Property Owner shall deliver two counterpart originals of a bill of sale and general assignment in the form attached as Exhibit E hereto (the "Bill of Sale and General Assignment"), executed by Property Owner and the Company.

5.4.4 Non-Foreign Certificate. Each Contributor shall deliver two counterpart originals of a certification from such Contributor as required by the Foreign Investors Real Property Tax Act, as amended, in the form attached as Exhibit F hereto (the "FIRPTA Certificate"), executed by or on behalf of such Contributor.

5.4.5 Tenant Notices. Property Owner shall join with CBL/OP to execute a notice in the form of Exhibit G hereto (the "Tenant/Anchor Notices") which CBL/OP shall send to each Tenant under each of the Tenant Leases and to each Anchor Store informing such Tenant or Anchor Store of the transfer of the Property and of the assignment to the Company of Property Owner's interest in, and obligations under, the Tenant Leases and the Operating Agreement (including, if applicable any Tenant Deposits) and directing that all rent and other sums payable after Closing under each such Tenant Lease and/or the Operating Agreement shall be paid as set forth in the notice.

5.4.6 Estoppels. Contributors shall deliver such Tenant Estoppel Certificates and REA Estoppel Certificates as are in Property Owner's possession.

5.4.7 Closing Statement. Contributors (or the Contributor Representative) shall join with CBL/OP in delivering a Closing Statement (defined hereinafter) reflecting the consideration paid at Closing, with all adjustments as set forth herein, and all other costs of the transaction that are customarily included on closing statements in the state wherein the Property is located and pay any such net amount owing at Closing after taking into account the credits and prorations set forth on the Proration and Expense Schedule (as defined hereinafter).

5.4.8 Authority. Each Contributor which is not a natural person shall deliver evidence of the existence, organization and authority of such Contributor and of the authority of the person executing documents on behalf of such Contributor which evidence shall be in the form described on the attached Exhibit P, and shall be subject to the reasonable approval of CBL/OP.

5.4.9 Intentionally Omitted.

5.4.10 Intentionally Omitted.

5.4.11 Operating Agreement Assignment. Property Owner and the Company shall deliver the executed assignment and assumption agreement in the form of Exhibit K attached hereto and by this reference incorporated herein and made a part hereof, assigning to the Company Property Owner's interest in the Operating Agreement.

5.4.12 Ground Lease Assignment. Property Owner and the Company shall deliver two counterpart originals of an assignment and assumption of ground lease in the form attached as Exhibit U hereto (the "Ground Lease Assignment"), executed and acknowledged by Property Owner and the Company.

5.4.13 Original Documents. Property Owner shall deliver to CBL/OP the original Tenant Leases, Operating Agreement, Service Contracts that CBL/OP has elected that the Company assume pursuant to Section 4.7 above and licenses and permits, if any, assigned to the Company and in the possession of Contributors or Contributors' agents or Property Owner's Property Manager, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property and the Books and Records.

5.4.14 Possession. Subject to the rights of Tenants and the Anchor Stores, Property Owner shall deliver possession and occupancy of the Property together with any keys, electronic pass cards or devices (to the extent in Property Owner's possession or control) to all entrance doors and doors to equipment and utility rooms and vault boxes located in or related to the Property.

5.4.15 Contract Termination. Contributors shall deliver to CBL/OP such evidence satisfactory to CBL/OP that the Property Management Agreement has been terminated, and copies of all correspondence sent and received by Property Owner relating to the termination of those Service Contract that CBL/OP has not agreed to assume.

5.4.16 Updated Lease Schedule/Rent Roll; Contributors Closing Certificate. Contributors shall deliver to CBL/OP an updated Lease Schedule/Rent Roll for the Property reflecting the then-current status of all Tenant Leases as of the Closing Date, together with the Contributors Closing Certificate.

5.4.17 Assignment of LLC Interests. Each Contributor shall deliver to
CBL/OP an executed Assignment of the LLC Interests, in the form of Exhibit M attached hereto and by this reference incorporated herein and made a part hereof.

5.4.18 Partnership Interest Acknowledgement. Each Electing Contributor shall deliver to CBL/OP an Acknowledgement Regarding Issuance of Partnership Interests and Assumption of Partnership Agreement which shall be substantially in the form attached hereto as Exhibit N.

5.4.19 Owner's Affidavit. The general partners of Property Owner shall deliver to an Owner's Affidavit which shall be substantially in the form attached hereto as Exhibit S and a Non-Imputation Affidavit which shall be substantially in the form attached hereto as Exhibit T.

5.4.20 Other Documents. Property Owner and Contributors shall deliver such other documents as may be reasonably required by Escrow Agent or the Title Company (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Property Owner or Contributors or result in any new or additional obligation, covenant, representation or warranty of Property Owner or Contributors under this Agreement beyond those expressly set forth in this Agreement).

5.5 Existing Property Owner Debt. Property Owner shall be responsible for any prepayment penalties or other prepayment amounts owing to its current lender in connection with the payment of its existing debt and described on Schedule II hereof ("Existing Property Owner Debt").

5.6 CBL/OP's Deliveries. Prior to the Closing Date, CBL/OP shall deliver to Escrow Agent the following:

5.6.1 Funds. The Cash Consideration, plus all net prorations, closing costs and other funds required to be paid or provided by CBL/OP under this Agreement (all monies CBL/OP is required to deliver shall be delivered by wire transfer of immediately available funds to the account designated by Escrow Agent on the Business Day immediately preceding the Closing Date so that the Closing may occur and Escrow Agent will be able to disburse good funds to Contributors (other than Electing Contributors) no later than 1:00 p.m. on the Closing Date).

5.6.2 Partnership Interests.  The K-SCUs in the K-SCU Amount.

5.6.3 CBL/OP Partnership Agreement. Sufficient counterpart originals of a fully executed CBL/OP Partnership Agreement Amendment to provide one counterpart original for each Electing Contributor;

5.6.4 Closing Statement. Join with Contributors in delivering a Closing Statement reflecting the consideration paid at Closing, with all adjustments as set forth herein, and all other costs of the transaction that are customarily included on closing statements in the state wherein the Property is located and pay any such net amount owing at Closing after taking into account the credits and prorations set forth on the Proration and Expense Schedule.

5.6.5 CBL/OP Closing Certificate. CBL/OP shall deliver to Contributors the CBL/OP Closing Certificate.

5.6.6 Authority. Evidence of the existence, organization and authority of CBL/OP and of the authority of the persons executing documents on behalf of CBL/OP reasonably satisfactory to the Title Company.

5.6.7 Other Documents. Such other documents as may be reasonably required by Escrow Agent, Property Owner or the Title Company (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of CBL/OP or result in any new or additional obligation, covenant, representation or warranty of CBL/OP under this Agreement beyond those expressly set forth in this Agreement).

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

5.7 Closing Date Debt. CBL/OP will attempt to obtain the Closing Date Debt for the Company in the principal amount of $59,250,000.00 provided that if the loan terms are too costly, in the sole opinion of CBL/OP, then CBL/OP will obtain Closing Date Debt in a lower principal amount of not less than $53,720,000.00. CBL/OP will pay the costs of securing this loan (other than any prepayment penalty incurred by Property Owner in connection with the prepayment of its existing indebtedness with the proceeds of the Closing Date Debt loan). Electing Contributors shall guarantee the Closing Date Debt in an amount equal to their percentage interest of such debt as indicated on Schedule I and otherwise on the terms of the guarantee in the form of Exhibit V hereto ("Guarantees").

5.8   Closing Costs.

5.8.1 Contributors' Closing Costs. Contributors shall pay (a) the portion of the premium for the Title Policy attributable to an ALTA Standard Coverage Title Policy (as well as any endorsements which Property Owner agrees to have issued to cure a Title Objection), (b) all legal and professional fees and fees of other consultants incurred by Property Owner and/or Contributors, (c) the county and city transfer/recording taxes, if any, assessed on the recording of the Special Warranty Deed, (d) one-half of all Escrow fees and Escrow costs related to the contribution of the Property to the Company and the contribution of the LLC Interests to CBL/OP (as opposed to any Escrow fees and Escrow costs related to the Closing Date Debt which shall be paid by CBL/OP), (e) the payment to Property Owner's Broker as provided in Section 5.9 below, and (f) any pre-payment penalties or yield maintenance charges payable on any indebtedness of Property Owner that is not a Permitted Exception.

5.8.2 CBL/OP's Closing Costs. CBL/OP shall pay (a) the excess portion of the premium for the Title Policy attributable to an ALTA Extended Coverage Title Policy (if the Title Policy is an ALTA Extended Coverage Title Policy), (b) the cost of any endorsements to the Title Policy requested by CBL/OP (if the Title Policy includes any endorsements) other than any endorsements which Property Owner agrees to cause to be issued to cure a Title Objection, (c) any cost of obtaining the Updated Survey, (d) the county and city transfer/recording taxes, if any, assessed on the transfer of the LLC Interests to CBL/OP, (e) all legal and professional fees and fees of other consultants incurred by CBL/OP, (f) any and all Escrow fees and costs and any other costs and expenses whatsoever related to the Closing Date Debt, (g) all recording fees and charges, (h) one-half of all Escrow fees and Escrow costs related to the contribution of the Property to the Company and the contribution of the LLC Interests to CBL/OP of the Property, and (i) all fees, costs, charges, points, title insurance premiums, recording fees, mortgage registration taxes for the Closing Date Debt and other costs and expenses incurred in connection with the Closing Date Debt.

5.8.3 General Allocation. Any other closing costs and expenses which are not addressed in Section 5.8.1 and Section 5.8.2 above shall be allocated between CBL/OP and Contributors in accordance with the customary practice in the jurisdiction in which the Property is located.

5.9 Real Estate Commissions. Contributors shall be responsible for any commission, fee or other payment which may be due to Eastdil Realty Company, L.L.C., a New York limited liability company ("Property Owner's Broker") at Closing in connection with the transactions contemplated by this Agreement.
Except for any commission that may be payable to Property Owner's Broker as set forth above, each party hereto hereby represents and warrants to the other party that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated herein based upon any dealings or actions by the party making such representation. Each party further agrees to and shall indemnify, protect, defend and hold the other party harmless from and against the payment of any commission to any person or entity claiming by, through or under the indemnifying party. This indemnification shall extend to any and all claims, liabilities, costs, losses, damages, causes of action and expenses (including reasonable attorneys' fees and court costs) arising as a result of such claims and shall survive the Closing or any termination of this Agreement.

5.10 Real Estate Reporting Person. Escrow Agent is hereby designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045 4 and any settlement statement prepared by the Title Company shall so provide. Upon the Closing, CBL/OP and Property Owner shall cause Escrow Agent to file a Form 1099 information return and send the statement to Contributors as required under the aforementioned statute and regulation.

5.11 Post-Closing Access to Records. CBL/OP, Property Owner's Property Manager (for so long as Property Owner's Property Manager is in existence) and Contributors shall cooperate with each other after Closing in case of either's need in response to any legal requirement, regulatory audit requirement, tax audit, tax return preparation, audit of common area maintenance or other charges assessed against Tenants or Anchor Stores or litigation threatened or brought against either the Company or Property Owner or other legitimate business reason, by allowing the other party and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by such party), at reasonable times to examine and make copies of any and all instruments, files and records pertaining to the Property with respect to any period of time prior to the Closing (including the Books and Records), which right shall survive Closing for a period of 7 years (or in the case of Property Owner's Property Manager, for so long as such entity is in existence).

5.12 SEC Reporting Requirements. For the period commencing on the Execution Date and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Property Owner's Property Manager hereunder, Contributors shall, or shall cause Property Owner's Property Manager to, from time to time, upon reasonable advance written notice from CBL/OP, provide CBL/OP and its representatives with (i) all financial, leasing and other information pertaining to the period of Property Owner's ownership and operation of the Property that is relevant and reasonably necessary, in the opinion of CBL/OP's outside, third party accountants (the "Accountants"), to enable CBL/OP and its Accountants to prepare financial statements and conduct audits of such financial statements in accordance with generally accepted auditing standards such that CBL/OP shall be in compliance with any or all of (a) Rule 3-05 (but only to the extent such Rule 3-05 references Rule 3-14 of Regulation S-X of the regulations of the Securities and Exchange Commission (the "Commission")) and Rule 3-14 of Regulation S-X of the regulations of the Commission, as applicable; (b) any other rule issued by the Commission and applicable to CBL/OP; and (c) any registration statement, report or disclosure statement filed with the Commission by or on behalf of CBL/OP; and
(ii) a representation letter, signed by the individual(s) responsible for Property

Owner's financial reporting, in the form prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, if such representation letter is required by the Accountants to render an opinion concerning Property Owner's financial statements.

                                  ARTICLE VI
                                   PRORATIONS

6.1 General. The following items set forth below in this Article VI are to be adjusted and prorated between Contributors and CBL/OP as of 12:01 a.m. on the Closing Date (the "Adjustment Time"). All prorations shall be calculated as if the Property had been sold by Contributors to CBL/OP on the Closing Date such that CBL/OP shall be deemed to own the Property, and therefore entitled to any revenues and responsible for any expenses, for the entire day upon which the Closing occurs). Such adjustments and prorations shall be calculated on the actual days of the applicable month and all annual prorations shall be based upon a 365 day year. The net amount resulting from the prorations and adjustments provided for in this Article VI (along with the allocation of Closing costs in accordance with Section 5.8 above) shall be added to (if such net amount is in Contributors' favor) or deducted from (if such net amount is in CBL/OP's favor) the amount of the Total Consideration.

6.2 Real Estate Taxes. Real estate or ad valorem real property taxes, assessments (including installments of business improvement district charges and principal and interest installments due on any local improvement district liens, if any) and personal property taxes with respect to the Property (collectively, "Real Estate Taxes") shall be prorated based upon the latest available tax bill, such that Contributors shall be responsible for all Real Estate Taxes levied against the Property for the period prior to the Adjustment Time and CBL/OP shall be responsible for all Real Estate Taxes levied against the Property for the period from and after the Adjustment Time. If the latest available tax bill is not the bill for the current tax year, then Real Estate Taxes shall be prorated based upon the latest tax information then available (including previous tax bills, current assessments and other information available from the taxing authorities) and CBL/OP and Contributors shall re-prorate the Real Estate Taxes following the Closing as soon as the current tax bill or other current information becomes available. Any increase in Real Estate Taxes which is assessed following the Closing arising out of the sale of the Real Property to CBL/OP or a subsequent sale or change in ownership thereafter, and/or arising out of any construction or improvements to the Real Property prior to or following the Closing, shall be paid by CBL/OP when assessed. Refunds of Real Estate Taxes for the Real Estate Tax year in which the Closing occurs, net of the costs of pursuing any tax contest or protest proceedings and collecting such refunds, shall be prorated in proportion to the respective shares of such Real Estate Taxes borne by Contributors and CBL/OP hereunder. The rights of Contributors and CBL/OP to their respective shares of any refund of Real Estate Taxes shall be subject to the rights of the Tenants under the Tenant Leases in regard to Overage Rents, and any portion of any refund to which any Tenant is entitled shall be paid to CBL/OP (even if the refund pertains to a period prior to Closing) and CBL/OP covenants to promptly refund (or, in CBL/OP's case, credit) to the Tenants any refund of Real Estate Taxes due the Tenants. Notwithstanding any statement herein to the contrary, the parties agree that taxes shall be prorated on the basis that Property Owner/Contributors is/are responsible for taxes and assessments relating to periods prior to the Closing and CBL/OP is responsible for taxes and assessments relating to periods from the Closing and thereafter, and the parties further agree that this tax proration shall apply regardless of whether the taxing authority assesses taxes in arrears, currently or prospectively.

6.3 Operating Expenses. As used herein, "Operating Expenses" means all fees and charges for sewer, water, electricity, heat and air-conditioning service and other utilities; common area maintenance charges; rental taxes, personal property taxes, business occupational taxes and municipal taxes other than Real Estate Taxes; landlord's contributions to merchant or project associations or to promotional funds; periodic charges payable under Service Contracts assigned to and assumed by CBL/OP; periodic fees payable under transferable licenses and permits for the operation (as opposed to the construction) of the Property; periodic charges under the Operating Agreement; and any other costs and expenses with respect to the operation and maintenance of the Property. Subject to the provisions of Section 6.4.3 below, Operating Expenses shall be prorated as of the Adjustment Time such that Contributors shall be responsible for all Operating Expenses attributable on an accrual basis to the period prior to the Adjustment Time and CBL/OP shall be responsible for all Operating Expenses attributable on an accrual basis to the period from and after the Adjustment Time. If invoices or bills for any of such costs and expenses are unavailable on or before the Closing Date, such costs and expenses shall be estimated and prorated at Closing based upon the latest information available (including prior bills and operating history) and a final and conclusive readjustment of any cost and expense item shall be made upon receipt of the actual invoice or bill, but in all events no later than 90 days following the Closing. CBL/OP shall take all steps necessary to effectuate the transfer of all utilities to CBL/OP's name as of the date of Closing, and where necessary, open a new account in CBL/OP's name and post deposits with the utility companies. CBL/OP and Property Owner's Property Manager shall cooperate to have all utility meters read by the appropriate utility companies as of the date of Closing. If CBL/OP and Property Owner's property Manager are unable to obtain final meter readings as of the Closing Date from all applicable meters, such expenses shall be estimated at Closing based upon the operating history of the Property subject to the final adjustment in all events no later than 90 days following the Closing as provided above in this Section 6.3. Contributors shall be entitled to recover any and all deposits held by any utility companies as of the date of Closing, and if any such deposits are not returned to Property Owner on or before the Closing Date and are assigned to CBL/OP, such amounts shall be credited to Contributors' account and increase the amount of funds payable by CBL/OP at Closing.

6.4   Rentals.

6.4.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below in this Section 6.4.1:

(a) "Base Rents" means all fixed rents, base rents, minimum rents or basic rentals payable in fixed installments for stated periods by Tenants under Tenant Leases.

(b) "Overage Rents" means any additional rent, expense reimbursements, utility charges, management charges, common area maintenance or "CAM" charges, escalation rents, operating cost "pass-throughs," and "common area expenses" payable by Tenants under Tenant Leases (whether based upon increases in Operating Expenses, Real Estate Taxes, insurance costs or other operating expenses or taxes or based upon increases in labor costs or cost of living or porter's wages), together with any other additional rent payments based upon Real Estate Taxes or Operating Expenses.

(c) "Percentage Rentals" means rents payable by a Tenant under a Tenant Lease which are expressed as a fixed percentage or percentages of the gross receipts or gross sales of the Tenant.

(d) "Rentals" means, collectively, all Base Rents, Overage Rents, Percentage Rentals and other amounts paid or payable by Tenants under their respective Tenant Leases in connection with their occupancy of the Property. "Rentals" shall not include Tenant Security Deposits.

6.4.2 General. Contributors shall be entitled to all Rentals attributable to the period prior to the Adjustment Time and CBL/OP shall be entitled to all Rentals attributable to the period from and after the Adjustment Time. The amount of any Rentals collected by Property Owner prior to the Adjustment Time and applicable to the period from and after the Adjustment Time shall be credited to CBL/OP at the Closing. Any Rentals (other than Delinquent Rentals to which Contributors are entitled pursuant to Section 6.5 below) which are received by Property Owner's Property Manager or the Contributor Representative subsequent to the Adjustment Time shall be promptly delivered to CBL/OP. The provisions of this
Section 6.4.2 are subject to Section 6.4.3, Section 6.4.4 and Section 6.5 below.

6.4.3 Overage Rents. Overage Rents shall be separately prorated as of the Adjustment Time in the manner provided in this Section 6.4.3. Such proration shall be made on a Tenant Lease-by-Tenant Lease basis and shall be based upon the total annual Overage Rents due under each Tenant Lease for the calendar year or the appropriate fiscal year as applicable under such Tenant Lease. The actual fiscal year for Overage Rents under each Tenant Lease during which the Closing occurs is hereinafter referred to as the "Applicable Overage Rent Year." Non-delinquent Overage Rent collections for the month in which Closing occurs shall be prorated in the same manner as other Rents. Subject to the preceding sentence, to the extent a Tenant makes advance monthly installments or other interim payments on account of projected Overage Rents, Contributors shall initially retain all such advance monthly installments or other interim payments of projected Overage Rents received by Property Owner or Property Owner's Property Manager on or prior to the Closing Date and CBL/OP shall initially retain all such advance monthly installments or other interim payments of projected Overage Rents received by CBL/OP following Closing. Upon the expiration of the Applicable Overage Rent Year and the determination of the actual Overage Rents due for the Applicable Overage Rent Year, CBL/OP and Contributors shall prorate the Overage Rents for the Applicable Overage Rents Year as follows: (a) Contributors shall be entitled to the portion of the total annual Overage Rents due from each Tenant for the Applicable Overage Rent Year equal to the product obtained by multiplying such total annual Overage Rents by a fraction, the numerator of which fraction is the total amount of Operating Expenses incurred by Property Owner and the Company which are to be reimbursed by Tenants through Overage Rent for the portion of the Applicable Overage Rent Year preceding the Adjustment Time and the denominator of which fraction is the total amount of Operating Expenses incurred by Property Owner and the Company which are to be reimbursed by Tenants through Overage Rent for the Applicable Overage Rent Year; and

(b) CBL/OP shall be entitled to the portion of the total annual Overage Rents due from each Tenant for the Applicable Overage Rent Year equal to the product obtained by multiplying such total annual Overage Rents by a fraction, the numerator of which fraction is the total amount of Operating Expenses incurred by the Company which are to be reimbursed by Tenants through Overage Rent for the portion of the Applicable Overage Rent Year after the Adjustment Time and the denominator of which fraction is the total amount of Operating Expenses incurred by Property Owner and the Company which are to be reimbursed by Tenants through Overage Rent for the Applicable Overage Rent Year. To the extent Property Owner has collected in advance monthly installments or other interim payments of projected Overage Rents from a Tenant for the Applicable Overage Rent Year which are in excess of the amount of Overage Rents for such Tenant to which Contributors is/are entitled hereunder, Contributors shall, within 10 Business Days after the year-end adjustment of Overage Rents, reimburse CBL/OP for any part of such excess and upon such reimbursement CBL/OP shall be responsible for any refunds and reimbursements due to the Tenant. To the extent Property Owner has collected in advance monthly installments or other interim payments of projected Overage Rents from a Tenant for the Applicable Overage Rent Year which are less than the amount of Overage Rents for such Tenant to which Contributors are entitled hereunder, CBL/OP shall, to the extent collected by CBL/OP, within 10 Business Days after the year-end adjustment of Overage Rents, reimburse Contributors the amount of any such shortfall.

      Any Overage Rent dispute involving (A) a claim by a Tenant for reimbursement or (B) disputing the amount of the expenses, and in the case of either (A) or (B), relating to any period prior to Closing, shall be the Contributors' responsibility as to any sums owed to such Tenant, and any sums deemed due from such Tenant for such periods shall likewise be the Contributors'. CBL/OP shall be responsible for such matters for periods from the date of Closing and thereafter. CBL/OP shall be in control of all Overage Rent disputes following the Closing but the parties agree to cooperate in any Overage Rent dispute involving periods prior to the Closing and to provide information and to assist each other in any litigation or other procedures that may ensue with respect to such Overage Rent disputes. Any settlement of a CAM dispute for periods prior to Closing shall require Contributors' prior approval. Contributors shall be responsible for all court costs, legal fees (including CBL/OP's attorney's fees and costs) and other costs in any such Overage Rent dispute relating to periods prior to Closing, and CBL/OP shall be responsible for all court costs, legal fees (including Contributors' attorney's fees and costs) and other costs in any such Overage Rent dispute relating to periods from the date of Closing and thereafter. In the case of a multi-year Overage Rent dispute in which a portion of the period at issue relates to periods prior to the Closing and a portion relates to periods following the Closing, Contributors and CBL/OP shall each bear a pro rata share of the court costs, legal fees (including CBL/OP's and Contributors' attorney's fees) and other costs based on the period involved (i.e., in the case of a CAM dispute involving 3 years, 2 prior to Closing and 1 following Closing, Contributors shall be responsible for 2/3 of the referenced costs and CBL/OP shall be responsible for 1/3). Notwithstanding the foregoing, with respect to any multi-year Overage Rent dispute relating to both periods prior to the Closing and periods after the Closing, Contributors shall have the right to settle such dispute with respect to periods prior to the Closing, and upon consummation of such settlement, if CBL/OP does not settle such dispute with respect to periods after the Closing simultaneously, Contributors shall have no obligation to bear any share of court costs, legal fees or other costs pertaining to such dispute incurred after consummation of such settlement.

6.4.4 Percentage Rentals. Percentage Rentals payable by Tenants under Tenant Leases shall be separately prorated as of the Adjustment Time between CBL/OP and Contributors in the manner provided in this Section 6.4.4. Such proration shall preliminarily be based on 105% of the Percentage Rentals received by Property Owner for the year period preceding the Adjustment Time (the "Projected Percentage Rentals"), with such amount being allocated in the following manner:
Contributors shall be entitled to an amount equal to the product obtained by multiplying the Projected Percentage Rentals by a fraction, the numerator of which is the number of days between January 1, 2005 and the day preceding the Adjustment Time, and the denominator of which is 365, and CBL/OP shall be entitled to the balance of the Projected Percentage Rentals (the "Preliminary Percentage Rent Proration"). Subsequent to the Closing Date, the Preliminary Percentage Rent Proration shall be adjusted in the following manner: the proration of Percentage Rentals shall be made on a Tenant Lease-by-Tenant Lease basis and shall be based upon the fiscal year set forth in each applicable Tenant Lease for the determination of Percentage Rental. The actual fiscal year for Percentage Rental during which the Closing occurs is hereinafter referred to as the "Applicable Percentage Rental Fiscal Year." Upon the expiration of the Applicable Percentage Rental Fiscal Year, CBL/OP and Contributors shall prorate the total annual Percentage Rental due from a Tenant for such Tenant's Applicable Percentage Rental Fiscal Year as follows: (a) Contributors shall be entitled to the portion of the Percentage Rental paid by each Tenant equal to the product obtained by multiplying the total annual Percentage Rental paid by such Tenant by a fraction, the numerator of which fraction is the number of days in the Applicable Percentage Rental Fiscal Year preceding the Adjustment Time and the denominator of which is the total number of days in the Applicable Percentage Rental Fiscal Year; and (b) CBL/OP shall be entitled to the portion of the Percentage Rental paid by each Tenant equal to the product obtained by multiplying the total annual Percentage Rental paid by such Tenant by a fraction, the numerator of which fraction is the total number of days in the Applicable Percentage Rental Fiscal Year after the Adjustment Time and the denominator of which is the number of days in the Applicable Percentage Rental Fiscal Year. Any resulting adjustment shall be effected in conformance with
Section 6.9.

6.5 Delinquent Rentals. As used herein, "Delinquent Rentals" means Base Rents which are due and payable prior to or on the day of the Closing but which have not actually been collected by Property Owner as of the day of the Closing. Contributors' account shall not be credited at the Closing for any Delinquent Rentals but Contributors shall retain all right, title and interest to any Delinquent Rentals and CBL/OP shall have no rights to any Delinquent Rentals. From and after the Closing, Contributor Representative shall be entitled to institute legal proceedings and otherwise attempt to collect any Delinquent Rentals (but without seeking to evict the Tenant) and CBL/OP agrees, at the expense of Contributors, to cooperate with Contributors in connection with such collection efforts by Contributor Representative. Any Delinquent Rentals received by CBL/OP subsequent to the Closing Date shall be first applied to accrued Rents (whether current or that became delinquent following the Closing) owing by the Tenant to CBL/OP, and the balance of Delinquent Rentals shall be promptly remitted to Contributors.

6.6 Security Deposits. At the Closing, Contributors shall retain the amount of any Security Deposits which are in cash form and CBL/OP shall receive a credit toward the Total Consideration for such cash Security Deposits. To the extent Property Owner is holding any Security Deposits in the form of a letter of credit, marketable security or other form of non-cash instrument, then, prior to the Closing, Property Owner shall deliver to the Escrow Agent the original letter of credit or other instrument and, at Contributors' expense or the expense of the applicable Tenant, Property Owner's assignment of the letter of credit, marketable security or other form of non-cash instrument to the Company and an undertaking by Property Owner, until such time as CBL/OP can reasonably obtain a replacement naming the Company as the beneficiary thereof, to draw on or redeem the letter of credit, marketable security or other form of non-cash instrument which names Property Owner/Contributors as beneficiary or payee at the direction and for the benefit of CBL/OP and at no cost, expense or liability to Contributors.

6.7 Anchor Store Payments. All amounts which are paid to Property Owner by the Anchor Stores pursuant to the Operating Agreement (collectively, "Anchor Store Payments") shall be separately prorated as of the Adjustment Time in the manner provided in this Section 6.7. Such proration shall be made on an Anchor Store-by-Anchor Store basis and based upon the total annual Anchor Store Payments due under the Operating Agreement from such Anchor Store for the calendar year or the appropriate fiscal year as applicable under the Operating Agreement. The actual fiscal year for each Anchor Store for Anchor Store Payments under the Operating Agreement during which the Closing occurs is hereinafter referred to as the "Applicable Anchor Store Payment Year." To the extent an Anchor Store makes advance monthly installments or other interim payments on account of projected Anchor Store Payments, Property Owner shall initially retain all such advance monthly installments or other interim payments of projected Anchor Store Payments received by Property Owner prior to the Closing and CBL/OP shall initially retain all such advance monthly installments or other interim payments of projected Anchor Store Payments received by CBL/OP following the Closing. Upon the expiration of the Applicable Anchor Store Payment Year and the determination of the actual Anchor Store Payments due from the Anchor Store for the Applicable Anchor Store Payment Year, CBL/OP and Property Owner/Contributors shall prorate the Anchor Store Payments for the Applicable Anchor Store Payment Year as follows: (a) With respect to any Anchor Store Payments that are fixed in amount (i.e., payments which are not determined by the amount expended by the Property Owner or the Company for Operating Expenses), (1)Contributors shall be entitled to the portion of the total annual Anchor Store Payments due from each Anchor Store for the Applicable Anchor Store Payment Year equal to the product obtained by multiplying such total annual Anchor Store Payments by a fraction, the numerator of which fraction is the number of days in the Applicable Anchor Store Payment Year preceding the Adjustment Time and the denominator of which fraction is the total number of days in the Applicable Anchor Store Payment Year; and (2) CBL/OP shall be entitled to the portion of the total annual Anchor Store Payments due from each Anchor Store for the Applicable Anchor Store Payment Year equal to the product obtained by multiplying such total annual Anchor Store Payments by a fraction, the numerator of which fraction is the number of days in the Applicable Anchor Store Payment Year after the Adjustment Time and the denominator of which fraction is the total number of days in for the Applicable Anchor Store Payment Year; and (b) with respect to any Anchor Store Payments that are variable in amount (i.e., payments which are determined by the amount expended by the Property Owner or the Company for Operating Expenses), (i) Contributors shall be entitled to the portion of the total annual Anchor Store Payments due from each Anchor Store for the Applicable Anchor Store Payment Year equal to the product obtained by multiplying such total annual Anchor Store Payments due from such Anchor Store by a fraction, the numerator of which fraction is the total amount of Operating Expenses incurred by Property Owner and the Company which are to be reimbursed by such Anchor Store through Anchor Store Payments for the portion of the Applicable Anchor Store Payment Year preceding the Adjustment Time and the denominator of which fraction is the total amount of Operating Expenses incurred by Property Owner and the Company which are to be reimbursed by the Anchor Stores through Anchor Store Payments for the Applicable Anchor Store Payment Year; and (ii) CBL/OP shall be entitled to the portion of the total annual Anchor Store Payments due from each Anchor Store for the Applicable Anchor Store Payment Year equal to the product obtained by multiplying such total annual Anchor Store Payments due from such Anchor Store by a fraction, the numerator of which fraction is the total amount of Operating Expenses incurred by the Company which are to be reimbursed by such Anchor Store through Anchor Store Payments for the portion of the Applicable Anchor Store Payment Year after the Adjustment Time and the denominator of which fraction is the total amount of Operating Expenses incurred by Property Owner and the Company which are to be reimbursed by the Anchor Stores through Anchor Store Payments for the Applicable Anchor Store Payment Year. To the extent Property Owner has collected in advance monthly installments or other interim payments of projected Anchor Store Payments from an Anchor Store for the Applicable Anchor Store Payment Year which are in excess of the amount of Anchor Store Payments from such Anchor Store to which Contributors are entitled hereunder, Contributors shall, within 10 Business Days after the year-end adjustment of such Anchor Store Payments, reimburse CBL/OP for any part of such excess and upon such reimbursement CBL/OP shall be responsible for any refunds and reimbursements due to such Anchor Store. To the extent Contributors have collected in advance monthly installments or other interim payments of projected Anchor Store Payments from an Anchor Store for the Applicable Anchor Store Payment Year which are less than the amount of Anchor Store Payments from such Anchor Store to which Contributors are entitled hereunder, CBL/OP shall, to the extent collected by CBL/OP, within 10 Business Days after the year-end adjustment of Anchor Store Payments, reimburse Contributors the amount of any such shortfall.

6.8 Tenant Installation Expenses. As used herein, "Leasing Costs" means, collectively, any and all fees, costs, expenses and charges of the landlord arising out of or in connection with entering into any Tenant Lease, any new Tenant Lease for space at the Property and any extensions, renewals or expansions under any Tenant Lease, including (a) brokerage commissions and fees to effect any such leasing transaction (including any fees and commissions owed to Property Owner's Property Manager), (b) expenses ("Tenant Improvement Costs") incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the Tenant's initial construction requirements with regard to such leasing transaction (including any improvements to the Property which are mandated pursuant to applicable building codes and other applicable governmental regulations solely by reason of the tenant improvements being made at the landlord's expense in connection with the leasing transaction), (c) reasonable legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, and (d) if there are any Rental concessions covering any period that the Tenant has the right to be in possession of the demised space, the Rentals that would have accrued during the period of such concession. With respect to the Pending Transactions (as defined below) and other Tenant Lease transactions approved by CBL/OP pursuant to
Section 8.4, CBL/OP agrees that the commissions payable by CBL/OP shall be at the following rates: $5.00 per square foot for new Tenant Leases; $2.50 per square foot for Tenant Lease renewals; $1,000.00 for kiosk Tenant Leases. CBL/OP acknowledges that the benefits of Tenant Leases which are executed after the Effective Date of this Agreement and any amendments, modifications, supplements or extensions to existing

Tenant Leases which are executed after the Effective
Date of this Agreement as well as the benefits of any options under existing Tenant Leases which are exercised after the Effective Date of this Agreement, as well as the consummation of those leasing transactions ("Pending Transactions") described on the attached Exhibit W (whether consummated before or after the Effective Date) shall all primarily accrue to the benefit of CBL/OP. Except for the Pending Transactions, Property Owner and/or Contributors shall be responsible for only (i) those Leasing Costs which are due and payable in connection with Tenant Leases which have been executed prior to the Effective Date of this Agreement, (ii) those Leasing Costs which are due and payable in connection with amendments, modifications, supplements or extensions to Tenant Leases which have been executed prior to the Effective Date of this Agreement, and (iii) those Leasing Costs which are due and payable in connection with options under Tenant Leases which have been exercised prior to the Effective Date of this Agreement. CBL/OP shall be responsible for (1) all Leasing Costs in connection with the Pending Transactions and with any Tenant Leases which are executed after the Effective Date of this Agreement (with CBL/OP's approval pursuant to Section 8.4 below); (2) all Leasing Costs in connection with any amendments, modifications, supplements or extensions of Tenant Leases which are executed following the Effective Date of this Agreement (with CBL/OP's approval pursuant to Section 8.4 below); and (3) all Leasing Costs as set forth in the applicable Tenant Lease in connection with options under Tenant Leases which are exercised after the Effective Date of this Agreement. Such Leasing Costs shall be apportioned at Closing to reflect the foregoing responsibilities. CBL/OP shall assume at Closing all tenant improvement construction contracts for tenant improvement work which is in progress as of the Closing and, to the extent the cost thereof is to be borne by the landlord under the applicable Tenant Lease, upon the Closing, CBL/OP shall receive a credit toward payment of the Total Consideration for any amounts due under such construction contracts assumed by CBL/OP and any other Leasing Costs which are the responsibility of Property Owner an/or Contributors pursuant to this Section 6.8. CBL/OP acknowledges that tenant improvement and other work in connection with Tenant Leases is being performed by third party contractors and nothing contained in this Section 6.8 shall be deemed or construed to constitute any representation or warranty by Property Owner with respect to Leasing Costs, including the quality or workmanship of any tenant improvements under construction or to be constructed under existing Tenant Leases, and Property Owner hereby expressly disclaims any such representation or warranty. Without limiting the foregoing, CBL/OP shall look solely to the third party contractor to correct any defects or shortcomings in materials or workmanship and nothing contained in this Section 6.8 shall make Property Owner/Contributors responsible for any such defects or shortcomings in any work performed in connection with Tenant Leases.

6.9 Adjustment Procedure. Not less than two Business Days prior to the Closing Date, Contributor Representative and CBL/OP shall agree upon a schedule of the allocation of costs and expenses to be made in accordance with Section 5.9 above and the prorations to be made in accordance with this Article VI (the "Proration and Expense Schedule"), which Proration and Expense Schedule shall be executed by Contributor Representative and CBL/OP, become a schedule to the closing statement described in Sections 5.4.7 and 5.6.4 (the "Closing Statement") and utilized for purposes of making the adjustments to the Total Consideration at Closing for closing costs and prorations. As soon as practicable following the Closing (but in no event later than the first anniversary of the Closing, except that with respect to Real Estate Taxes, in no event later than fifteen (15) business days after receipt of the actual tax bill attributable for the calendar year 2005), Contributors and CBL/OP shall reprorate the income and expenses set forth in this Article VI based upon actual bills or invoices received after the Closing (if original prorations were based upon estimates) and any other items necessary to effectuate the intent of the parties that all income and expense items be prorated as provided above in this Article VI. Any reprorated items shall be promptly paid to the party entitled thereto. Any payment by the Contributors to CBL/OP pursuant to the preceding sentence shall be in cash on behalf of all Contributors, whether or not any Contributor elects to receive K-SCUs rather than Cash Consideration. Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission no later than the first anniversary of the Closing. The provisions of this Article VI shall survive the Closing.

6.10 Gift Certificates. At or prior to Closing, Property Owner shall terminate the gift certificate program currently in effect with respect to the Shopping Center ("Gift Certificate Program"). Gift certificates issued by Property Owner or on Property Owner's account prior to Closing which are outstanding on the Closing Date ("Outstanding Gift Certificates") shall be honored by the Company after the Closing Date. At Closing, (i) Property Owner shall transfer and assign to the Company any bank account or reserve established to cover the Outstanding Gift Certificates, and (ii) to the extent such bank accounts or reserves are insufficient to cover the Outstanding Gift Certificates, Contributors shall pay CBL/OP at Closing the amount of such deficiency. Except for any termination fee or damages payable in connection with the termination of the gift card fulfillment contract (which termination fee and damages will be handled in the manner descried in Section 4.7), Contributors shall indemnify and hold harmless the Company and CBL/OP from any Losses that the Company or CBL/OP may incur as a result of: (i) any claims, actions, suits or demands brought against the Company or CBL/OP with respect to the Gift Certificate Program and/or the operations thereunder (except to the extent the Company fails to honor the Outstanding Gift Certificates after the Closing), (ii) the value of Outstanding Gift Certificates exceeding, in the aggregate, the total amount of the bank accounts or reserves assigned by Property Owner to the Company at the Closing plus the amount paid by Contributors to CBL/OP at the Closing in accordance with clause (ii) above). Such indemnity shall entail the provision of a defense by Contributors for CBL/OP and/or the Company and payment of all attorneys fees and court costs associated therewith; and, notwithstanding anything to the contrary contained in this Agreement, shall not be subject to any limitations on liability or survival set forth in this Agreement (including, without limitation, Sections 7.3, 10.5 and 10.6 below) or subject to the provisions of the Indemnity Escrow Agreement. Contributors' obligations under this Section 6.10 shall survive Closing.

6.11 Operating Reserve. Property Owner and the Contributors hereby agree to credit the Company the Operating Reserve on the Closing Date.



                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of Property Owner and Contributors. As a material inducement to CBL/OP entering into this Agreement and consummating the transactions contemplated hereby, Property Owner and Contributors hereby jointly and severally make the following representations and warranties to CBL/OP as of the Effective Date (except that to the extent any of such the representations and warranties pertain to the Company, such representations and warranties shall be made only as of the Closing Date pursuant to the Contributors Closing Certificate), subject to the terms set forth herein and subject to the items set forth on Schedule 7.1 attached hereto and made a part hereof (the "Disclosure Schedule"):

7.1.1 Power and Authority of Property Owner. Property Owner has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Property Owner and constitutes Property Owner's legal, valid and binding obligation, enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). The execution, delivery and performance of this Agreement has been duly and validly authorized by Property Owner. The execution, delivery and performance by Property Owner of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Property Owner is subject, (ii) violate any order, judgment or decree applicable to Property Owner, (iii) violate, conflict with, or result in a breach or default under, or cause the termination of, any term or condition of any court order, restriction, agreement, document or other instrument to which Property Owner is a party or by which Property Owner may be bound, or (iv) except as contemplated by this Agreement, result in the creation of any lien, charge or encumbrance upon the Property or any part thereof.

7.1.2 Power and Authority of Contributors. Each Contributor has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Contributor and constitutes such Contributor's legal, valid and binding obligation, enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). The execution, delivery and performance of this Agreement has been duly and validly authorized by each Contributor acting in a fiduciary, representative or corporate capacity. The execution, delivery and performance by each Contributor of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Contributor is subject, (ii) violate any order, judgment or decree applicable to such Contributor, or (iii) violate, conflict with, or result in a breach or default under, or cause the termination of, any term or condition of any court order, restriction, trust document, will, agreement, document or other instrument to which such Contributor is a party or by which such Contributor may be bound.

7.1.3 Ownership of the Equity Interests. Each Contributor owns record and beneficial title to the Property Owner partnership interests set forth on
Schedule I. As of the Closing, Property Owner shall have distributed all of the LLC Interests to Contributors in the relative percentages shown on Schedule I hereto, and, as of the Closing, each Contributor will own record and beneficial title to its respective LLC Interests as set forth on Schedule I. Upon the contribution of the LLC Interests, the LLC Interests (i) shall have been validly issued, fully paid and nonassessable, and (ii) shall be free and clear of any liens, restrictions, claims, equities, charges, options, rights of first refusal, or encumbrances, with no defects of title whatsoever. Upon consummation of the Closing, CBL/OP shall have obtained title to all LLC Interests, free and clear of any liens, restrictions, claims, equities, options, charges, rights of first refusal, or encumbrances or other restrictions, and with no defects of title whatsoever. Each Contributor covenants that it is not party to or bound by any agreement affecting or relating to such Contributor's right to transfer the LLC Interests owned by such Contributor.

7.1.4 [Intentionally Omitted].  .

7.1.5 Deliveries at Closing. All documents to be executed by Contributors which are to be delivered to CBL/OP at the Closing will be, duly authorized, executed, and delivered by Contributors, will be legal, valid, and binding obligations of Contributors (except as limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).

7.1.6 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Property Owner and Contributors (as applicable) in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Contributors to consummate the transactions contemplated by this Agreement, or if required, such consent has been obtained.

7.1.7 Individuals Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Property Owner and each Contributor that is not a natural person have the legal power, right, and actual authority to bind Property Owner or such Contributor to the terms and conditions hereof and thereof.

7.1.8 Tenant Leases. As of the Effective Date, the Property Owner is the lessor or landlord or the successor lessor or landlord under the Tenant Leases, and as of the Closing Date, the Company will be the lessor or landlord or the successor lessor or landlord under the Tenant Leases. The Lease Schedule/Rent Roll is true, accurate and correct in all material respects with respect to (i) the description of the Tenant Leases; (ii) to Property Owner's knowledge, the identities of the Tenants under the Tenant Leases; (iii) the space occupied by the Tenants; (iv) the expiration dates of the Tenant Leases; (v) the monthly base rental payable thereunder; (vi) unpaid Leasing Costs; (vii) commissions;
(viii) the Tenant Security Deposits, and (ix) the Lease/amendments dates. Except as set forth on the Lease Schedule/Rent Roll, the Tenant Leases are in full force and effect and have not been modified. There are no written or oral promises, understandings or commitments between Property Owner and any Tenant other than those contained in the Tenant Leases. To Property Owner's knowledge, none of the Tenants have asserted any defense, set-off or counterclaim or raised any dispute with regard to its tenancy or its Tenant Lease. Except as set forth in the Lease Schedule/Rent Roll, there are no other leases or occupancy agreements to which Property Owner or the Company is a party affecting the Property, no rents under any of the Tenant Leases have been prepaid for more than one month, and there are no arrears in the payment of rents for than one month. Other than Leasing Costs pursuant to the Pending Transactions and other than the Tenant Leases or expansions or renewals between the Effective Date and Closing which have been approved by CBL/OP, there are no Leasing Costs for which CBL/OP or the Company shall become liable or that shall constitute a lien on the Property after Closing. Property Owner has delivered to CBL/OP a true, correct and complete copy of all Tenant Leases (including all amendments thereto).

7.1.9 Contracts. Other than those which are cancelable on 30 days' notice without payment of any fees, there are no service, supply, maintenance, repair, construction or management contracts to which Property Owner or the Company is a party relating to the Property which will be binding upon CBL/OP, the Company or the Property following the Closing, except as disclosed by the Title Documents and except as described in Exhibit Z attached hereto.

7.1.10 Pending Actions. There is no pending (or to Property Owner's knowledge, threatened) action, suit or proceeding before any court or other governmental agency naming Property Owner or the Company as a party that arises out of Property Owner's or the Company's ownership of the Property (other than any pending proceeding to contest the Real Estate Taxes assessment of the Property).

7.1.11 Governmental/Insurance Notices. Except as disclosed to CBL/OP in writing, neither Property Owner nor the Company has received any written notice
(a) from any city, county, state or other governmental authority having jurisdiction over the Real Property stating that the Real Property is in material violation of the laws, rules or ordinances applicable to the Real Property including applicable parking ratios, which violation has not been corrected prior to the Effective Date, or (b) from Property Owner's or the Company's insurance carriers regarding defects or material inadequacies of all or any part of the Real Property or use or operation thereof, which defects or inadequacies have not been corrected prior to the Effective Date.

7.1.12 Condemnation/Rezoning. Except as disclosed in the Title Documents or otherwise disclosed to CBL/OP in writing, neither Property Owner nor the Company has received any official notice from any governmental authority having jurisdiction over the Real Property of (a) any actual or threatened condemnation of the Property or any part thereof; or (b) any actual plan, study or effort to rezone the Real Property or to widen, modify, regrade or realign any street or highway that borders the Real Property. Except as set forth in the Property Records delivered or made available to CBL/OP as provided in Section 4.2.1 above and except as disclosed to CBL/OP in writing, neither Property Owner nor the Company has been served with any complaint for any pending eminent domain proceeding with respect to the Property.

7.1.13 Environmental Law Violations. Except as disclosed to CBL/OP in writing, (a) neither Property Owner nor the Company has received any written notice of a material violation of any federal, state, or local laws, ordinances, rules or regulations governing the use, storage, treatment, transportation, generation or disposal of Hazardous Substances with respect to the Real Property, and (b) to Property Owner's knowledge, no person or entity has caused any Hazardous Substances to be disposed of or released at the Real Property during Property Owner's or the Company's period of ownership of the Real Property, except for amounts of Hazardous Substances that may be present in the ordinary course of the shopping center/retail business conducted by Property Owner, the Company, Tenants, the Anchor Stores or other occupants of the Real
Property or in the ordinary course of the maintenance and operation of the Real Property.

7.1.14 Lease Brokerage. Except as contemplated by Section 7.1.8, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments by Property Owner or its successors or assigns of any amounts for leasing activities or procuring Tenants with respect to the Property including Tenant Lease renewals, expansions or modifications.

7.1.15 No Violations. To Property Owner's knowledge, (i) the Property is in compliance with applicable fire, health, building, use, occupancy or zoning laws (collectively, "Laws"), including but not limited to applicable parking ratios and (ii) any work that is required by any Laws to be done upon or in connection with the Property has been done except for such work that may remain outstanding and, if unaddressed, would not have a material adverse effect on the use of the Property as currently owned and operated.

7.1.16 Operating Agreement. To Property Owner's knowledge, the Operating Agreement is in full force and effect, and neither Property Owner (or the Company) nor any Anchor Store is in default or breach thereof. Property Owner and the Company, as applicable have performed their obligations and duties under the Operating Agreement.

7.1.17 Taxes. To Property Owner's Knowledge, no application or proceeding is pending seeking any increase or reduction in taxes or assessments for the Property.

7.1.18 Financial/Operating Statements. The financial statements with respect to the Property provided by Property Owner to CBL/OP (i) were materially accurate as of the date and for the period(s) presented in such statements, and
(ii) accurately reflected the financial condition and results of operations of the Property as of the period(s) presented.

7.1.19 Delivery of Environmental Reports and Property Condition Reports.

(i) Property Owner has delivered to CBL/OP or made available to CBL/OP all environmental reports in the possession of Property Owner or Property Owners' Property Manager (the "Existing Environmental Reports"). With respect to any other environmental report not currently in Property Owner's possession, but previously commissioned by or for the benefit of Property Owner or any lender to Property Owner with respect to the Property or with respect to conditions that may impact the Property (the "Prior Reports"), no such Prior Report contains information which is materially inconsistent with the Existing Environmental Reports.

(ii) Property Owner has delivered to CBL/OP or made available to CBL/OP all reports in Property Owner's possession prepared within the five (5) year period prior to the Effective Date that Property Owner has caused to be prepared or that were prepared by or for any other person or entity with respect to the Property or any portion of the Property that are in the nature of engineering reports, reports of physical conditions of Improvements and/or any other reports of other conditions at, on or impacting the Property that called for or recommended repairs or capital expenditures in excess of $25,000.

7.1.20 Adjacent Property. Neither Property Owner nor any partner or affiliate of Property Owner owns any interest in any real property that is adjacent to the Land or that is within a 2 mile radius of the Land.

7.1.21 Employees. Property Owner neither has, nor has ever had, any employees.

7.1.22 The Company.

(i) The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is duly qualified or registered to transact business in the State of Illinois, and has the power and authority to carry on its business as now being conducted;

(ii) The Company has never conducted and does not currently conduct any business other than ownership and operation of the Property, and has never owned, and does not currently own, any assets other than the Property and cash and investment securities;

(iii) As of the Closing Date, the Company will have no historical liabilities other than the Closing Date Debt, obligations for Operating Expenses and Real Estate Taxes which are being prorated pursuant to Article VI above; and as of the Closing Date, the Company will not be a party to any agreements other than the Permitted Exceptions, Tenant Leases, the Operating Agreement, the Service Contracts and the documents related to the Closing Date Debt;

(iv) Property Owner has delivered to CBL/OP true, correct and complete copies of the Company's certificate of formation and limited liability company agreement, including all amendments to either of them;

(v) No Contributor is in breach of, or default under, the limited liability company agreement of the Company and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default thereunder on the party of any Contributor; and

(vi) Neither Property Owner, any Contributor nor any affiliate of any of them has made a loan to the Company, and no Contributor has any outstanding capital commitments to the Company.

(vii) The LLC Interests represent all of the issued and outstanding equity interests in the Company; the Company has no obligation to issue, and no party has any right to acquire, any other equity interests in the Company.

7.2 Definition of Property Owner's Knowledge. For purposes of this Agreement, whenever the phrase "to the knowledge of Property Owner" or words of similar import are used, they shall be deemed to refer to the present actual (as opposed to constructive or imputed) knowledge of either Troy Marquis or Irwin Blitt, only, without any investigation or inquiry whatsoever by said individuals. CBL/OP acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Property Owner's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to CBL/OP. CBL/OP covenants that CBL/OP will bring no action of any kind against such individual or any officer, director, member, partner, shareholder, agent, representative, or advisor of Property Owner in such capacity arising out of the representations and warranties made by Property Owner in this Agreement; provided, however, that nothing shall preclude CBL/OP from seeking indemnity from such person in such persons capacity as a Contributor.

7.3 Survival Period. The representations and warranties of Property Owner and Contributors set forth in Section 7.1 and the indemnification obligations under
Section 10.4.2 shall survive until only the date which is one (1) year following the Closing (the "Expiration Date") (other than those representations and warranties set forth in Sections 7.1.1 through 7.1.7 and Section 7.1.22 and the indemnification obligations under Section 10.4.2, but only to the extent the indemnification obligations cover breaches of the representation and warranties set forth in Sections 7.1.1 through 7.1.7 and Section 7.1.22, which shall survive until the date which is five (5) years following the Closing Date (the "Extended Expiration Date")) and shall automatically expire upon the Expiration Date (or Extended Expiration Date, as applicable) unless CBL/OP files a written claim against Contributors with respect to any alleged breach prior to the Expiration Date (or Extended Expiration Date, as applicable) and commences suit within six (6) months following the filing of such claim (and, in the event any such suit is timely commenced by CBL/OP against Contributors, shall survive thereafter only insofar as the subject matter of the alleged breach specified in such suit is concerned). If suit is not timely commenced by CBL/OP within the time period stated above, then Property Owner's/Contributors' representations and warranties and indemnifications obligations shall thereafter be void and of no force or effect.

7.4 Third Party Information. Notwithstanding anything to the contrary contained herein, and without limiting Article IX below, neither Property Owner nor Contributors shall have any liability, obligation or responsibility of any kind to CBL/OP, any of CBL/OP's agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns, or any other party claiming by, under or through CBL/OP (collectively, "CBL/OP Parties") with respect to the following: (a) the content or accuracy of any report, study, opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof; (b) the content or accuracy of any information released to CBL/OP by an engineer or planner in connection with the Property; (c) the availability of building or other permits or approvals for the Property by any state or local governmental bodies with jurisdiction over the Property; (d) any of the items delivered or made available to CBL/OP pursuant to CBL/OP's review of the Property or the Property Records or the condition of the Property which have been prepared by anyone other than Property Owner (including any of the Title Documents); or (e) the content or accuracy of any other development or construction cost, projection, financial or marketing analysis given to CBL/OP by Property Owner or reviewed by CBL/OP with respect to the Property; provided that, in each case stated above, to the extent that Property Owner furnished or made available any documents or materials to CBL/OP, Property Owner and Contributors represent and warrant that, to Property Owner's knowledge, such documents and materials are true and correct copies of those documents and materials contained in Property Owner's files. Under no circumstances whatsoever shall information possessed by or known to any person or entity other than Property Owner (including Property Owner's consultants, attorneys, agents and advisors or their respective employees or representatives) be imputed or attributed to Property Owner.

7.5 CBL/OP's Knowledge. For purposes of this Agreement, whenever the phrase "to the knowledge of CBL/OP" or "CBL/OP has actual knowledge" or words of similar import are used, they shall be deemed to refer to the present actual (as opposed to constructive or imputed) knowledge of Stephen Lebovitz, Keith Honnold and/or Jay Wiseman without any investigation or inquiry whatsoever by said individual. Property Owner and Contributors acknowledge that the individual named above is named solely for the purpose of defining and narrowing the scope of CBL/OP's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Property Owner and/or Contributors. Property Owner and Contributors covenant that they will bring no action of any kind against such individual or any officer, director, member, partner, shareholder, agent, representative, or advisor of CBL/OP arising out of the representations and warranties made by CBL/OP in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, neither Property Owner nor Contributors shall have any liability, obligation or responsibility of any kind to CBL/OP or any other CBL/OP Party with respect to any representation or warranty contained in Section 7.1 above if, prior to the Closing, CBL/OP has actual knowledge that such representation or warranty is untrue or incorrect, or to the extent that any Tenant Estoppel Certificate or REA Estoppel Certificate received by CBL/OP prior to Closing discloses information which is inconsistent with such representations and warranties.

7.6 Representations and Warranties of CBL/OP. CBL/OP represents and warrants to Contributors that upon approval of CBL/REIT's Board of Directors as described in
Section 13.2 hereof, the following matters are true and correct as of the Effective Date:

7.6.1 Legal Power. CBL/OP will have the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

7.6.2 Duly Authorized. This Agreement is, and all the documents executed by CBL/OP which are to be delivered to Contributor at the Closing will be, duly authorized, executed, and delivered by CBL/OP, and is and will be legal, valid, and binding obligations of CBL/OP (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).

7.6.3 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by CBL/OP in connection with entering into this Agreement and the instruments referenced herein and by the Closing all such necessary action will have been taken to authorize the consummation of the transaction contemplated hereby. By the Closing no additional consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party shall be required for CBL/OP to consummate the transaction contemplated by this Agreement.

7.6.4 Individuals Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of CBL/OP have the legal power, right, and actual authority to bind CBL/OP to the terms and conditions hereof and thereof.

                                  ARTICLE VIII
                               OPERATING COVENANTS

      Property Owner and Contributors hereby agree to the following covenants:

8.1 Insurance. Until the Closing, Property Owner shall keep the Property insured against fire, vandalism and other loss, damage and destruction with the same coverage, policy limits and deductible amounts as are currently maintained by Property Owner.

8.2 Operation of Property. Until the Closing, Property Owner shall operate the Property in the manner as Property Owner has previously done and Property Owner shall maintain and repair the Property through the Closing in a manner consistent with the manner in which Property Owner maintained and repaired the Property prior to the date of this Agreement, subject to the limitations on Property Owner's obligation to pay costs of repair and maintenance as set forth in Section 8.3 below.

8.3 Capital Improvements. Subject to Property Owner's obligations under Section
8.2 above, from and after the Effective Date until the Closing, Property Owner shall not undertake any capital improvements or material alterations or renovations to the Real Property (including any which are recommended in any of the Property Records delivered or made available to CBL/OP or in any of the CBL/OP's Information), except as may be required under Tenant Leases, the Operating Agreement or governmental regulations, without the prior written consent of CBL/OP. To the extent Property Owner is required (whether pursuant to Section 8.2, or under Tenant Leases, the Operating Agreement or governmental regulations) or Property Owner receives CBL/OP's consent, pursuant to the foregoing sentence, to undertake any capital improvements or material alterations to the Real Property, Property Owner shall not be required to pay for capital improvements (excluding Tenant Improvement Costs, which shall be borne by the parties as provided in Section 6.8 above, and shall not be subject to the limitations in this Section 8.3) or maintenance and repair expenses in excess of One Hundred Thousand Dollars ($100,000). If the aggregate amount incurred by Property Owner for capital improvements (excluding Tenant Improvement Costs) under this Section 8.3 and maintenance and repair expenses under the Section 8.2 above, exceeds One Hundred Thousand Dollars ($100,000), provided the Closing occurs, CBL/OP shall reimburse Property Owner at Closing for the amount so expended in excess of One Hundred Thousand Dollars ($100,000); provided, further, that if the total reimbursement required of CBL/OP pursuant to this provision shall exceed Nine Hundred Thousand Dollars ($900,000), CBL/OP shall have the right to terminate this Agreement by written notice to Property Owner, in which event the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP.

8.4 Leasing. From and after the Effective Date, Property Owner shall not enter into any new Tenant Leases or amend, modify, supplement, terminate or extend the existing Tenant Leases without the prior written consent of CBL/OP. CBL/OP shall have 5 Business Days following CBL/OP's receipt of any such draft of a proposed new Tenant Lease or proposed amendment, modification, supplement, termination or extension of a Tenant Lease to review and approve such draft, which approval shall not be unreasonably withheld, delayed or conditioned with respect to the Pending Transactions (subject to clause (c) below), and which approval shall be in CBL/OP's sole discretion in all other cases (except as provided in the last sentence of this

Section 8.4). The failure of CBL/OP to notify Property Owner in writing within 5 Business Days of CBL/OP's disapproval of any draft delivered to CBL/OP shall be deemed to constitute CBL/OP's approval thereof. Notwithstanding anything to the contrary contained herein, CBL/OP shall not be entitled to disapprove any term, condition or other provision of a subsequent draft of a proposed new Tenant Lease or a subsequent draft of a proposed amendment, modification, supplement, termination or extension of a Tenant Lease delivered to CBL/OP which (a) has not been changed or modified from any prior draft approved or deemed approved by CBL/OP, or (b) constitutes merely a clarification of a term or provision of a proposed new Tenant Lease or proposed amendment, modification, supplement, termination or extension of a Tenant Lease without changing the substance thereof or another immaterial change or revision to a proposed new Tenant Lease or proposed amendment, modification, supplement, termination or extension of a Tenant Lease, or (c) is set forth on Exhibit W with respect to the Pending Transactions.

8.5 New Contracts. Except as permitted under the terms of this Agreement, Property Owner shall not enter into any new contract or other agreement affecting the Property (including but not limited to any transfer of any interest in the Property or placement or allowance of placement of any mortgage or lien against the Property) which would survive the Closing (other than new Tenant Leases pursuant to Section 8.4 above); provided that no consent of CBL/OP shall be required as to any proposed contract or other agreement which is entered into in the course of Property Owner's ordinary course of operating and maintaining the Property and which provides it is terminable upon 30 days (or less) notice without premium or penalty payable by CBL/OP.

8.6 Liens. From the Effective Date until Closing, except for the Permitted Exceptions, Property Owner shall not create or consent to the creation of any security interests, liens, easements or other title conditions affecting any portion of the Property, without the prior written consent of CBL/OP, which shall not be unreasonably withheld.

8.7 Tenant Lease Defaults; Operating Agreement Defaults. From the Effective Date until Closing, Property Owner shall promptly notify CBL/OP in writing of (i) the occurrence of any material default under any Tenant Lease, which shall include, without limitation, any monetary defaults by Tenants in excess of $50,000.00 in the aggregate (regardless of whether Property Owner elects to declare a default) under the Tenant Leases, and (ii) any notice or correspondence received by Property Owner or Property Owner's Property Manager from a Tenant or an Anchor Store with respect to the Property where such notice or correspondence includes any notice, threat or reference by such Tenant or Anchor Store of any default or breach or potential default or potential breach under a Lease or the Operating Agreement or where such notice or correspondence includes any notice of an intent or threat to terminate a Tenant Lease or the Operating Agreement.

8.8 Transfers. From the Effective Date until Closing, Property Owner shall not
(i) other than due to a casualty, condemnation or as required by law, offer to sell, or sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, except for creation of the mortgage or other lien securing the Closing Date Debt as contemplated under this Agreement, or (ii) list the Property or any part thereof with any broker (other than extending the existing listing with Property Owner's Broker) or otherwise offer or solicit offers for the sale or transfer of the Property to any person or entity other than the CBL/OP.

8.9 Litigation. From the Effective Date until Closing, Property Owner shall give CBL/OP prompt notice of the institution of any litigation, arbitration or other administrative proceeding of which Property Owner becomes aware involving the Property or that could impact Property Owner's interest in the Property and will allow CBL/OP, if requested by CBL/OP, to participate in any decision to settle such matters and CBL/OP shall be entitled to approve or disapprove any settlement of such matters that, in the case of any of the foregoing, may have any material adverse impact on the Property following the Closing (it being agreed that a settlement which merely requires the payment of money by Property Owner and/or its insurers, and does not impose any future obligations concerning operation of the Property will be deemed not to have a material adverse impact on the Property following the Closing).

8.10 Schedule and Exhibit Updates. Property Owner shall notify CBL/OP of (i) any circumstance known to Property Owner that would result in a change to any Schedule or Exhibit or (ii) any discovery (or remembrance) of facts which would render any Schedule or Exhibit inaccurate or incomplete within a reasonable time following Property Owner's knowledge of the occurrence of such circumstance or discovery of such facts.

8.11 Company Assets and Liabilities. Between the formation thereof and the Closing, the Company's only assets shall be the Property and the Company shall have incurred or assumed no liabilities of Property Owner except those to which CBL/OP has expressly agreed herein.

8.12 Employees. Property Owner hereby covenants not to permit the Company to employ any employees.



                                  ARTICLE IX
                                  "AS-IS" SALE

9.1 Disclaimer of Representations and Warranties by Property Owner and Contributors. Notwithstanding anything contained in this Agreement to the contrary, except for those representations and warranties expressly made by Contributor in Section 7.1 above, it is understood and agreed that neither Contributors nor Property Owner nor any of Property Owner's respective agents, employees, contractors or representatives, nor any other person purporting to act on behalf of Property Owner or any Contributor, has made and is not now making, and CBL/OP has not relied upon and will not rely upon (directly or indirectly), any warranties or representations of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property, including warranties or representations as to (a) matters of title,
(b) environmental matters relating to the Property or any portion thereof, (c) geological conditions, including subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes,
(d) whether, and to the extent to which, the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) zoning to which the Property or any portion thereof may be subject, (h) the availability of any utilities to the Property or any portion thereof including water, sewage, gas and electric, (i) usages of adjoining property, (j) access to the Property or any portion thereof, (k) the value, compliance with the plans and specifications, size, location, age, use, design, quality, descriptions, suitability, seismic or other structural integrity, operation, title to, or physical or financial condition of the improvements or any other portion of the Property, (l) any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the presence of hazardous substances in or on, under or in the vicinity of the Property, (n) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (o) the existence or non-existence of underground storage tanks, (p) any other matter affecting the stability or integrity of the Real Property, (q) the potential for further development of the Property, (r) the existence of vested land use, zoning or building entitlements affecting the Property, (s) the merchantability of the Property or fitness of the Property for any particular purpose (CBL/OP affirming that CBL/OP has not relied on the skill or judgment of Contributors, Property Owner, Property Owner's Property manager, or any of their respective agents, employees, contractors or representatives to select or furnish the Property for any particular purpose, and that no Contributor or Property Owner makes any warranty that the Property is fit for any particular purpose) or (t) tax consequences (including the amount, use or provisions relating to any tax credits). CBL/OP further acknowledges that any information of any type which CBL/OP has received or may receive from Property Owner Contributors or any of their respective agents, employees, contractors or representatives, including any environmental reports and survey, is furnished on the express condition that CBL/OP shall not rely thereon, but shall make an independent verification of the accuracy of such information, all such information being furnished without any representation or warranty whatsoever.

9.2 Sale "As Is". CBL/OP represents and warrants that CBL/OP is a knowledgeable, experienced and sophisticated buyer of real estate and that CBL/OP has relied and shall rely solely on (a) CBL/OP's own expertise and that of CBL/OP's advisors and consultants in purchasing the Property, and (b) CBL/OP's own knowledge of the Property based on CBL/OP's investigations and inspections of the Property. CBL/OP has conducted such inspections and investigations of the Property as CBL/OP deems necessary, including the physical and environmental conditions thereof, and shall rely upon same. Upon Closing, CBL/OP shall assume the risk that adverse matters, including adverse physical and environmental conditions, may not have been revealed by CBL/OP's inspections and investigations. CBL/OP acknowledges and agrees that upon Closing, Contributors shall convey to CBL/OP and CBL/OP shall accept the LLC Interests based on the condition of the Property being "as is, where is," with all faults and defects (latent and apparent). CBL/OP further acknowledges and agrees that there are no oral agreements, warranties or representations with respect to the Property made by any Contributor, Property Owner, or any agent, employee, contractor or representative of either of them except for representations and warranties made by Property Owner and Contributors in this Agreement or any document delivered at or prior to Closing pursuant hereto. The terms and conditions of Section 9.1 and this Section 9.2 shall expressly survive the Closing, shall not merge with any Closing Documents. Property Owner is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by Property Owner's Property Manager, Property Owner's broker or any other real estate broker, or any contractor, agent, or other third person. CBL/OP acknowledges that the total consideration reflects the "as is" condition of the Property and any faults, liabilities, defects or other adverse matters that may be associated with the Property except for representations and warranties made by Property Owner and Contributors in this Agreement or any document delivered at or prior to Closing pursuant hereto. CBL/OP has fully reviewed the disclaimers and waivers set forth in this Agreement with CBL/OP's counsel and understands the significance and effect thereof.

9.3 CBL/OP Acknowledgments. CBL/OP acknowledges and agrees that (a) to the extent required to be operative, the disclaimers of warranties contained in
Section 9.1 and Section 9.2 above are "conspicuous" disclaimers for purposes of all applicable laws and other legal requirements, and (b) the disclaimers and other agreements set forth in Section 9.1 and Section 9.2 are an integral part of this Agreement, that the Total Consideration has been adjusted to reflect the same and that Contributors and Property Owner would not have agreed to consummate the transactions contemplated hereby without the disclaimers and other agreements set forth in Section 9.1 and Section 9.2 above.

9.4 CBL/OP Represented by Counsel. CBL/OP hereby represents and warrants to Property Owner and Contributors that: (a) CBL/OP is not in a significantly disparate bargaining position in relation to Property Owner; (b) CBL/OP is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (c) CBL/OP is acquiring the LLC Interests, and the indirect ownership of the Property, for business, commercial, investment or other similar purposes.

9.5   CBL/OP's Release of Property Owner and Contributors.

9.5.1 Property Owner and Contributors Released From Liability. Subject to those obligations (including, without limitation, representations and warranties) of Property Owner and/or Contributors which this Agreement specifically provides shall survive the Closing, CBL/OP hereby waives its and their right to recover from and fully and irrevocably releases Property Owner, Property Owner's Property Manager and Contributors and Property Owner's employees, officers, directors, representatives, agents, advisors, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations acting on Property Owner's and/or Contributors' behalf (the "Released Parties") from any and all claims, responsibility and/or liability that CBL/OP may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to (a) the physical, environmental and structural condition (including any construction defects, errors, omissions or other conditions, latent or otherwise), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever, (b) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Substances on, in, under or around the Property regardless of when such Hazardous Substances were first introduced in, on or about the Property, and (c) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property. Notwithstanding the foregoing, the

Released Parties shall not be deemed to include contractors, subcontractors and other persons who are unaffiliated with Property Owner and who have supplied labor, materials or equipment to a work of improvement at the Real Property. This release includes claims of which CBL/OP is presently unaware or which CBL/OP does not presently suspect to exist which, if known by CBL/OP, would materially affect CBL/OP's release of the Released Parties. CBL/OP specifically waives the provision of any statute or principle of law, which provides otherwise. In this connection and to the extent permitted by law, CBL/OP agrees, represents and warrants that CBL/OP realizes and acknowledges that factual matters now unknown to CBL/OP may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and CBL/OP further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that CBL/OP nevertheless hereby intends to release, discharge and acquit Property Owner from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

9.5.2 Claims Under Environmental Laws. As used herein, (a) "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6902 et seq.), as amended, or any similar federal, state or local law, ordinance, rule or regulation applicable to the Property (including any principles of common law or common law theories); and (b) "Hazardous Substances" means any hazardous, toxic or dangerous waste, substance or material, any pollutant or contaminant, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde or asbestos; and
(c) "Unknown Environmental Liabilities" means future obligations to remediate Hazardous Substances which are located on the Property prior to the Closing, whether or not such Hazardous Substance is disclosed by any of the Property Records, CBL/OP's Information or any other source prior to the Closing. Without limiting the foregoing provisions of this Article IX and notwithstanding the provisions of any Environmental Laws to the contrary, but subject to (and without waiving in any respect) the representations and warranties made by Property Owner and Contributors in Sections 7.1.11, 7.1.13 and 7.1.19 above, (i) Unknown Environmental Liabilities relating to the Property which exist on or before the Closing shall be borne solely by CBL/OP, and (ii) Property Owner and the Contributors shall be deemed to be released from all Unknown Environmental Liabilities pursuant to Section 9.5.1 above. Without limiting the foregoing, but subject to (and without waiving in any respect) the representations and warranties made by Property Owner and the Contributors in Sections 7.1.11,
7.1.13 and 7.1.19 above, CBL/OP hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including a private right of action under the federal superfund laws, 42 U.S.C. Sections 9601 et seq. or any other Environmental Laws (as such laws and statutes may be amended, supplemented or replaced from time to time), directly or indirectly, against the Released Parties in connection with Unknown Environmental Liabilities or any other claims relating to Hazardous Substances at the Property or arising under Environmental Laws with respect to the Property.

                                     /s/ KLH
                                CBL/OP'S INITIALS

9.5.3 Survival. The foregoing provisions of this Article IX, including the waivers and releases by CBL/OP, shall survive the Closing.

                                   ARTICLE X
                                    REMEDIES

10.1 Liquidated Damages; Property Owner's/Contributors' Remedies. In the event the Closing and the consummation of the transaction contemplated herein do not occur as provided herein by reason of any breach of CBL/OP, CBL/OP, Property Owner and Contributors agree that it would be impractical and extremely difficult to estimate the damages which Property Owner and Contributors may suffer as a result thereof. Therefore, CBL/OP and Property Owner and Contributors do hereby agree that a reasonable estimate of the total net detriment that Property Owner and Contributors would suffer in the event that CBL/OP breaches this Agreement and fails to complete the purchase of the Property is and shall be, as Property Owner's and Contributors' sole and exclusive remedy (whether at law or in equity), and as the full, agreed and liquidated damages for such breach, an amount equal to the Deposit (it being agreed by Property Owner and the Contributors that such Deposit shall be allocated among the Contributors and the Other Mall Contributors in the manner described in the Indemnity Escrow Agreement which is attached hereto as Exhibit AA. Upon any such breach by CBL/OP, unless otherwise specified, this Agreement shall be terminated and neither party shall have any further rights or obligations hereunder, each to the other, except for the right of Property Owner and/or Contributors to collect and retain such liquidated damages from CBL/OP and Escrow Agent and the obligation of CBL/OP to deliver to Property Owner and/or Contributors the delivery items pursuant to Section 4.6 above; provided, however, that this liquidated damages provision shall not limit Property Owner's and/or Contributors' right to (a) receive reimbursement for or recover damages in connection with CBL/OP's indemnity of Property Owner and/or Contributors and/or breach of CBL/OP's obligations pursuant to Section 4.4.2 and Section 5.9 above, (b) recover attorneys' fees and court costs pursuant to Section 10.3 below, (c) injunctive relief under Section 4.2.6 above, and/or (d) pursue any and all remedies available at law or in equity in the event that following any termination of this Agreement, CBL/OP or any other CBL/OP party asserts any claims or right to the Property that would otherwise delay or prevent Property Owner or the Company, as applicable, from having clear, indefeasible and marketable title to the Property. The parties acknowledge that the payment of such liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Property Owner and Contributors.

10.2 CBL/OP's Remedies. Subject to Section 10.5 below, in the event the Closing and the consummation of the transaction contemplated herein do not occur as provided herein by reason of any breach of Property Owner and/or Contributors, then CBL/OP shall elect, as CBL/OP's sole remedy, either to: (a) terminate this Agreement by giving Property Owner timely written notice of such election prior to or upon the Closing Date, and CBL/OP shall be entitled to recover from Escrow Agent or Property Owner, as applicable, the Letter of Credit or the Deposit, as applicable; or (b) enforce specific performance against Property Owner, in which event there shall be no reduction of the Total Consideration and CBL/OP shall not be entitled to recover any damages (whether actual, direct, indirect, consequential, punitive or otherwise) notwithstanding such failure or breach by Property Owner and/or Contributors. Notwithstanding the foregoing, if Property Owner breaches any of Property Owner's obligations which pursuant to this Agreement are to be performed by Property Owner prior to the Closing Date, and instead of terminating this Agreement pursuant to this Section 10.2, CBL/OP proceeds with the Closing, then CBL/OP shall be deemed to have waived such default by Property Owner, provided that CBL/OP has knowledge thereof prior to Closing. CBL/OP shall be deemed to have elected to terminate this Agreement pursuant to Clause (a) hereinabove if CBL/OP fails to commence an action to assert a claim for specific performance against Property Owner and/or Contributors on or before 30 days following the Closing Date. Notwithstanding the foregoing to the contrary, no notice of termination given by CBL/OP hereunder shall be of any force or effect if Property Owner and/or Contributors cure the default within 5 Business Days after Property Owner's receipt of any such termination notice. If CBL/OP duly elects to terminate or is deemed to have elected to terminate this Agreement pursuant to Clause (a) hereinabove, then CBL/OP shall and hereby agrees in such event to waive any and all right to file or record any lis pendens or any other lien or encumbrance against the Property or to seek specific performance or other equitable relief or to seek or recover from Property Owner and/or Contributors any damages (including any actual direct, indirect, consequential, punitive or other damages).

10.3 Attorneys' Fees. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 10.3 shall survive the Closing and any termination of this Agreement and shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

10.4  Mutual Post-Closing Indemnities.

10.4.1 Definition of Losses. For purposes of this Section, "Losses" shall mean any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements approved by the indemnifying party, awards, penalties, costs or expenses, including, without limitation, reasonable attorneys' and paralegals' fees and expenses (based on actual time spent and normal billing rates, and without giving effect to any statutory presumption of the amount of reasonable attorneys' fees that might apply) but excluding the following but only insofar as the following do not or have not resulted in actual monetary loss: any damage to reputation, mental or emotional distress or interference with business operations.

10.4.2 Contributors' Indemnity. Subject to the limitations set forth in Section
7.3 above and Sections 10.5 and 10.6 below, Contributors hereby agree, jointly and severally, to indemnify, hold harmless and defend CBL/OP and the Company and any officer, director, partner, employee and/or agent of CBL/OP or the Company from and against any and all Losses arising out of or resulting from (i) any default by Property Owner on or prior to Closing under the Tenant Leases, the Service Contracts or the Operating Agreement; (ii) the breach or inaccuracy of any representation or warranty made by Property Owner and/or Contributors in this Agreement or the Closing documents delivered by Property Owner and/or Contributors; (iii) any third party tort claim with respect to the Property that arises or arose as the result of any injury or damage occurring on or prior to Closing; (iv) the failure of Property Owner, and/or Contributors to perform any of their covenants (I) set forth in Article VIII of this Agreement, (II) or such other covenants set forth in this Agreement that are to be performed after the Closing; or (v) any claims by Property Owner's employees, including, but not limited to, any claims related to any termination of such employees' employment and any unpaid wages, severances, bonuses, and retirement packages; provided, however, that nothing in this Section 10.4.2 shall obligate Contributors and/or Property Owner to indemnify, hold harmless or defend CBL/OP with regard to any Losses arising from (1) any continuing condition of the Property as of the Closing Date which CBL/OP has agreed to accept in its "AS-IS, WHERE-IS" condition as of the Closing Date, or (2) any matter for which CBL/OP has agreed to release Property Owner and Contributors pursuant to Section 9.5 of this Agreement, or (3) any matter described in the last sentence of Section 7.5.

10.4.3 Sources for Satisfaction of Contributors' Indemnity. At the Closing, CBL/OP, the Contributors, the Other Mall Contributors and the Hickory Point Property Owner shall establish with Escrow Agent at Closing a single escrow account (the "Indemnity Escrow Fund") for this Agreement and the Other Mall Contracts, into which $5,000,000 shall be deposited by the Contributors, the Other Mall Contributors and the Hickory Point Property Owner, and held and administered by the Escrow Agent pursuant to the terms and conditions of the Indemnity Escrow Agreement as the initial source for CBL/OP's and the Company's claims for indemnifications under this Agreement and under the Other Mall Contracts and for any Percentage Rentals due and payable by the Contributors to CBL/OP after reconciliation pursuant to Section 6.4.4 above. The amount to be deposited by each Contributor in the Indemnity Escrow Fund shall be based on such Contributor's proportionate share ("Contributor's Share") of the aggregate amount of Total Consideration plus the Other Mall Total Consideration (with the balance of the Indemnity Escrow Fund to be paid by the Hickory Point Property Owner). The entire amount of the Indemnity Escrow Fund shall be available to satisfy claims under this Agreement or either of the Other Mall Contracts, without regard to what portion of such Indemnity Escrow Fund has been funded by Contributors hereunder, by Other Mall Contributors or by the Hickory Point Property Owner. At any time prior to the "Expiration Date" specified in Section 7.3, CBL/OP shall be entitled to make a claim against the Indemnity Escrow Fund for Losses incurred by CBL/OP and for which it is entitled to be indemnified pursuant to Section 10.4.2 of this Agreement and for Percentage Rentals due and payable by the Contributors to CBL/OP after reconciliation pursuant to Section
6.4.4 above; provided however, with respect to the "Unlimited Claims" set forth in Section 10.6, CBL/OP's remedy shall not be limited to the amount of funds held in the Indemnity Escrow Fund, and CBL/OP may make a claim directly against any or all of the Contributors for payment thereof. As of the Expiration Date, the funds remaining in the Indemnity Escrow Fund shall be disbursed in the manner described in the Indemnity Escrow Agreement, except to the extent that CBL/OP has made a claim hereunder which remains outstanding, in which case, the amount in excess of such claim shall be disbursed to the Contributors, and the remaining amount, if any, shall be disbursed upon the resolution of such claim.

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

10.4.4 CBL/OP's Indemnity. Subject to the limitations set forth herein, CBL/OP agrees to indemnify, hold harmless and defend Contributors and any officer, director, member, employee and/or agent of Property Owner from and against any and all costs, losses, damages and expenses, of any kind or nature whatsoever (including attorneys' fees and costs) arising out of or resulting from (i) any default by CBL/OP on or after Closing under the Tenant Leases, the Service Contracts (whether or not assumed by CBL/OP) or the Operating Agreement, (ii) the breach or inaccuracy of any representation or warranty made by CBL/OP in this Agreement or the Closing documents delivered by CBL/OP, (iii) any third party tort claim with respect to the Property that arises or arose as the result of any injury or damage occurring after Closing, (iv) the failure of CBL/OP to perform any of its covenants set forth in this Agreement, (v) any other liabilities relating to the operation of the Property arising from and after Closing, or (vi) excluding the matters for which the Contributors have agreed to indemnify the Company and CBL/OP in Section 6.10 above, the Company's failure to honor the Outstanding Gift Certificates (it being agreed that the indemnity obligation in this clause [vi] shall not be subject to the limitations in
Section 10.5, and that CBL/OP's obligation under this Section shall not be subject to any limitation on the survival period of claims).

10.5 Minimum Amount Requirement for Damages. Notwithstanding anything to the contrary contained in this Agreement, if the Closing is consummated, neither party shall have any liability to the other party following the Closing with respect to any breaches of indemnification obligations under Sections 10.4.2 and
10.4.4 (nor with respect to the breach of any obligation or warranty or representation to which such indemnity applies [collectively, an "Indemnification Obligation"]), unless and until the aggregate amount of the actual general and compensatory damages suffered by the non-defaulting party by reason of any such breaches of an Indemnification Obligation, exceeds the sum of $250,000; but then in such event, the damages that the non-defaulting party may collect shall begin with and include the first dollar of such loss. Unless and until the amount of the actual damages suffered or incurred by the non-defaulting party by reason of any such breaches of Indemnification Obligations exceeds in the aggregate the sum of $250,000, the non-defaulting party shall not be entitled to file an action or lawsuit or undertake any other legal proceeding against the defaulting party by reason of any such breaches of Indemnification Obligations. The provisions of this Section 10.5 shall survive the Closing. The limitations set forth in this Section 10.5 shall not apply to breaches of any covenants (other than the Indemnification Obligations), nor apply to the prorations pursuant to Article VI.

10.6 Limitation of Contributors' Liability. Subject to the limitations and other provisions of this Agreement, Contributors' total liability with respect to a breach of any of Property Owner's and/or Contributors' representations or warranties contained in this Agreement or in any document or instrument executed and delivered by Property Owner and/or Contributors at Closing or any breach of Contributors' Indemnification Obligations (other than the representations and warranties set forth in Sections 7.1.1, 7.1.2, 7.1.6, 7.1.7, 7.1.22 or the indemnification obligations under Sections 10.4.2 to the extent the same cover breaches of the representations and warranties under Sections 7.1.1, 7.1.2, 7.1.6, 7.1.7, or 7.1.22 [collectively, the "Unlimited Claims"]) is limited to $5,000,000 in the aggregate for all such breaches hereunder and all breaches of the comparable provisions of the Other Mall Contracts. In computing the aggregate amount of claims for the foregoing purpose, Property Owner's and Contributors' liability shall be in addition to the amount of any insurance proceeds and any


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

indemnity, contribution or similar payment received by the Company or CBL/OP from any third party with respect thereto less expenses incurred by the Company or CBL/OP in collecting any such insurance proceeds and third party payments. The foregoing limitation on liability shall survive the Closing or any earlier termination of this Agreement and shall not diminish or otherwise affect CBL/OP's waivers and releases in Article IX of this Agreement.

10.7  Intentionally Omitted,

10.8 Limited Liability. CBL/OP hereby agrees that in no event or circumstance shall any of the members, partners, shareholders, employees, representatives, officers, directors, or agents of Property Owner, Property Owner's Property Manager or Contributors have any personal liability under this Agreement, or to any of CBL/OP's creditors, or to any other party in connection with the Property except that any members, partners, shareholders, officers, directors or agents of Property Owner who are also Contributors shall be fully liable for all Contributors' obligations and liabilities hereunder. Property Owner and Contributors hereby agrees that in no event or circumstance shall any of the members, partners, shareholders, employees, representatives, officers, directors, or agents of CBL/OP have any personal liability under this Agreement, or to any of Property Owner's creditors, or to any other party in connection with the Property.

      Notwithstanding anything contained herein to the contrary, this Article X shall survive the Closing.

                                   ARTICLE XI
                          CONDEMNATION/CASUALTY DAMAGE

11.1 Condemnation. If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to a "Material Portion" of the Land and Improvements (as defined below), and the same is not dismissed prior to the Closing Date, CBL/OP shall be entitled, as CBL/OP's sole remedy, to terminate this Agreement upon written notice to Property Owner (a) within 15 Business Days following notice by Property Owner to CBL/OP of such condemnation or the threatened condemnation or (b) on the Closing Date, whichever occurs first. If CBL/OP does not terminate this Agreement pursuant to the preceding sentence, CBL/OP shall be conclusively deemed to have elected to accept such condemnation and waives any right to terminate this Agreement as a result thereof. For purposes of this Section 11.1, a "Material Portion" shall mean that portion of the Land and Improvements which, if taken or condemned, would reduce the value of the Property by more than Two Million Dollars ($2,000,000). If CBL/OP elects to terminate this Agreement under this
Section 11.1, Escrow Agent or Property Owner, as applicable, shall return the Letter of Credit or the Deposit, as applicable, to CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations. If CBL/OP waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, then despite such condemnation, Property Owner and CBL/OP shall proceed to Closing in accordance with the terms of this Agreement with no reduction in the Total Consideration, and Property Owner shall assign to the Company at Closing, as part of the Intangible Property, all of Property Owner's right, title and


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

interest in and to all proceeds resulting or to result from said condemnation and give a credit for any proceeds received prior to Closing.

11.2 Nonmaterial Condemnation. If, prior to Closing, a taking or condemnation relating to the Property has occurred, or is threatened, which is not described in Section 11.1 above, the Closing shall take place as provided in this Agreement with no reduction of the Total Consideration, and Property Owner shall assign to the Company at Closing, as part of the Intangible Property, all of Property Owner's right, title and interest in and to all proceeds resulting or to result from said condemnation and give a credit for any proceeds received prior to Closing.

11.3 Casualty Damage. If, prior to the Closing, any of the Improvements are damaged by fire or other casualty (collectively, "Casualty"), as promptly as possible after Property Owner learns of such Casualty, Property Owner shall deliver to CBL/OP written notice thereof ("Casualty Loss Notice") together with Property Owner's determination as to whether the damage constitutes a "Material Damage" (as defined below). For the purposes of this Section 11.3, "Material Damage" shall mean damage to the Improvements which is of such nature that the cost of restoring the Improvements to their condition prior to the Casualty will, in Property Owner's reasonable determination as provided in the Casualty Loss Notice, exceed Two Million Dollars ($2,000,000), whether or not such damage is covered by insurance. If, prior to the Closing, the Improvements sustain Material Damage by a Casualty, CBL/OP may, at CBL/OP's option, terminate this Agreement by delivering written notice thereof to Property Owner and Escrow Agent within the earlier of (a) 10 Business Days after CBL/OP's receipt of the Casualty Loss Notice or (b) the Closing Date. If the Improvements are damaged by a Casualty which is not a Material Damage, or if CBL/OP fails to deliver written notice of termination within the time period set forth hereinabove for a Material Damage, then: (i) the parties shall proceed to close this transaction in accordance with the terms of this Agreement; (ii) at the Closing, CBL/OP shall receive a credit against the Total Consideration in an amount equal to the deductible under Property Owner's casualty insurance policy plus the amount of any proceeds received by Property Owner prior to Closing to the extent the same exceed costs of restoration and repair expended by Property Owner; and (iii) Property Owner shall, as part of the Intangible Property, assign to CBL/OP all of Property Owner's rights in the resulting casualty insurance proceeds; provided, however, that in no event shall the sum of such credit for the deductible and the amount of the insurance proceeds assigned to CBL/OP pursuant to Clauses (ii) and (iii) hereinabove exceed the lesser of (1) the Total Consideration or (2) the cost to complete the repair of the Casualty following the Closing; provided, however, CBL/OP shall have no obligation to close with an assignment of casualty insurance proceeds unless Property Owner shall provide to CBL/OP a statement from the insurance company recognizing the casualty and the applicability of the insurance policy thereto and noting the insurance carrier's acknowledgement of the coverages set forth in the insurance policy to the particular casualty with no offsets, exclusions or denials of coverage and the assignability of the policy to the CBL/OP, and CBL/OP shall be reasonably satisfied that the insurance proceeds are adequate to restore the damage, and if Property Owner fails to provide such statement from the insurance company by the Closing Date, and Contributors are unwilling to escrow (on terms mutually satisfactory to the parties) the amount required to restore the damage, CBL/OP may elect to terminate this Agreement, by written notice to Property Owner. If CBL/OP elects to terminate this Agreement under this Section 11.3, Escrow Agent or Property Owner, as applicable, shall return the Letter of Credit or the Deposit, as applicable, to CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations.

                                  ARTICLE XII
           CBL/OP'S AND ELECTING CONTRIBUTORS' POST-CLOSING COVENANTS

12.1 CBL/OP's Post-Closing Covenants. In addition to any other covenant or agreement that is specifically stated in this Agreement as surviving the Closing, CBL/OP and the Electing Contributors agree to the following regarding certain post-Closing matters as set forth below:

12.1.1 Electing Contributors Allocation of Portion of CBL/OP's Debt; Allocations of Code Section 704(c) Tax Items; Certain Income Allocations.

(a) Electing Contributors Allocation of Portion of CBL/OP's Debt. CBL/OP and each Electing Contributor agree that subsequent to the Closing, each such Electing Contributor will be allocated for purposes of Code Section 752 (taking into account the Guarantees) an aggregate portion of CBL/OP's debt of not less than the amount specified on Schedule II representing each such Electing Contributor's negative tax basis at Closing and such allocation shall be maintained in such amount for a period of not less than twelve (12) years after the Closing Date, provided, however, that if CBL/OP determines that the aggregate portion of CBL/OP's debt that is allocable, or that will be allocable, to any Electing Contributor is less than the amount specified on Schedule II at any time after the Closing Date (a "Debt Shortfall"), for as long as such Electing Contributor (or any permitted transferee) continues to hold Partnership Interests, CBL/OP will offer such Electing Contributor (or permitted transferees of the Partnership Interests from such Electing Contributor ) the opportunity to make "bottom guarantees" under terms and conditions comparable to "bottom guarantees" offered to other partners of CBL/OP, provided further that such "bottom guarantees" shall be of no more than 33% of the indebtedness so guaranteed in an amount necessary to avoid current taxable income to such Electing Contributor, and the indebtedness so guaranteed shall be institutional or CMBS non-recourse indebtedness secured by first mortgages or deeds of trust on CBL-owned properties. If any Electing Contributor that receives Partnership Interests (or such transferees) declines to make such "bottom guarantees," CBL/OP shall have no further obligation to the party declining to make the "bottom guarantee" with respect to the Debt Shortfall. CBL/OP shall have no obligation under this Article 12 to any Electing Contributor (or any transferee thereof) from and after the date that such person disposes of its Partnership Interests, including, but not limited to, a sale of such Partnership Interests or a conversion of such Partnership Interests into CBL/REIT stock, nor shall CBL/OP have any liability to the estate of any such person that is a natural person following the death of such person.

      Notwithstanding the above paragraph, CBL/OP and each Electing Contributor agree that for as long as the Closing Date Debt remains outstanding, each Electing Contributor will be allocated for purposes of Section 752 Closing Date Debt of not less than the such Electing Contributor's percentage interest of the Closing Date Debt (less any principal amortization) as indicated on Schedule I. For purposes hereof, CBL/OP agrees that it will not voluntarily prepay or otherwise accelerate the payment of the Closing Date Debt during the two year period following the Closing.

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

      Notwithstanding the elimination of any "debt protection" following the twelfth (12) anniversary of the Closing Date, in the event that thereafter any Electing Contributor or such Electing Contributor's successors and assigns shall desire to be advised as to CBL/OP's plans, if any, as to debt allocations and/or the debt related to the Shopping Center with respect to the tax treatment and impact thereof, such Electing Contributor or such Electing Contributor's successors and assigns may request, in writing, that CBL/OP advise it or them of any plans or planning that CBL/OP may have at that time. CBL/OP agrees to share such information with any such Electing Contributor or such Electing Contributor's successors and assigns if there are such plans or planning but any such Electing Contributor or such Electing Contributor's successors and assigns must agree to hold such information in strict confidence and not divulge such plans or planning to any third party other than such accountants or tax advisors that may be assisting such Electing Contributors or such Electing Contributor's successors and assigns. Such Electing Contributors' or its successors' and assigns' rights to request such plans or planning may be made no more frequently than once per calendar quarter and the failure of CBL/OP to respond to such requests shall not be deemed a default under this Agreement.

      Additionally, following the twelfth (12) anniversary of the Closing Date, CBL/OP shall reasonably offer bottom guarantees to each Electing Contributor on terms similar to those provided to other then existing partners of CBL/OP.

(b) Allocations of Code Section 704(c) Tax Items. Each Electing Contributor and CBL/OP agree that the tax items under Section 704(c) of the Code (the "704(c) Tax Items") with respect to the Shopping Center following the Closing Date shall be allocated by CBL/OP according to the "traditional method" with back-end curative allocations upon a sale of the Shopping Center as such methods and procedures are outlined in Section 704(c) of the Code and the regulations promulgated thereunder.

(c) Certain Income Allocations. Each Electing Contributor and CBL/OP agree that CBL/OP shall allocate taxable income to such Electing Contributor in each fiscal year in an amount equivalent to the cash distributions made to such Electing Contributor in respect of its Partnership Interests during such fiscal year of CBL/OP (i.e., "income to follow cash"). Each Electing Contributor and CBL/OP also agree that except for the allocations of the 704(c) Tax Items referenced in Paragraph 12.1.1(b) above and the income allocations referenced herein and as modified by the next-following sentence of this Paragraph 12.1.1(c), the Partnership Interests of such Electing Contributor shall be treated, for all other purposes of allocations of income, gain, loss, deduction or credit, in the same manner as the other Common Units of CBL/OP as "Common Units" are defined in CBL/OP's Partnership Agreement. Notwithstanding the preceding sentence but except for the allocations of the 704(c) Tax Items referenced in Paragraph 12.1.1(b) above, each Electing Contributor shall be allocated income and/or gain for a fiscal year of CBL/OP in excess of the cash distributions that such Electing Contributor has received from CBL/OP for such fiscal year if and only if (i) all other Common Unit holders of CBL/OP have received an income and/or gain allocation equivalent to the cash distributions that such other Common Unit holders received from CBL/OP for such fiscal year, and (ii) such allocation of income and/or gain to such Electing Contributor is in an amount equivalent to such Electing Contributor's pro rata portion, based on such Electing Contributor's Partnership Interest, of the aggregate of the income and/or gain remaining after the other Common Unit holders have been allocated income and/or gain in an amount equivalent to the cash distributions that they received for such fiscal year.

(d) Book Up of Other Assets. CBL/OP will adjust the values of its other real properties as of the Closing Date to equal their respective fair market values for book purposes under the principles of Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, and will account for the resulting disparity between the adjusted tax bases and book values of such real properties under the principles of Section 704(c) of the Code, using the traditional method as such method is outlined in Section 704(c) of the Code and the regulations promulgated thereunder.

(e) Distribution Deferral. At the election of Electing Contributors, the amendment to the CBL/OP Partnership Agreement which the parties adopt at Closing to effectuate the terms of this Contribution Agreement shall include provisions similar to those set forth in Paragraphs 10 and 11 of the First Amendment to the Partnership Agreement (limiting dividends for 2 years to meet the safe-harbor requirements of Section 1.707-4 of the Treasury Regulations). Any amount by which a dividend during such 2 year period is limited (reduced) shall be deferred and paid to Electing Contributors within two (2) months of the end of such two year period.

12.1.2 Resale Restriction Agreement. CBL/OP agrees not to resell or transfer the Shopping Center until the twelfth (12th) anniversary of the Closing Date other than in a nonrecognition transaction in which no gain or loss is recognized (as described in Treasury Regulation Section 1.704-3(a)(8)). The foregoing limitation shall not be interpreted as restricting (i) a sale pursuant to a deed in lieu of condemnation given by CBL/OP under the genuine threat of imminent condemnation, (ii) a condemnation of substantially all of the Shopping Center or
(iii) the substantial destruction of substantially all of the Shopping Center as a result of fire of other casualty if CBL/OP elects in good faith not to restore the Shopping Center (it being agreed that a requirement by CBL/OP's then lender to use such insurance proceeds to pay down the debt encumbering the Property shall be deemed that CBL/OP has acted in good faith by electing not to restore the Shopping Center); provided however that CBL/OP will use commercially reasonable efforts to reinvest proceeds arising from events described in (i),
(ii) or (iii) in a manner that satisfies the requirements of Code Section 1033. In addition, CBL/OP shall have no obligation under this Article 12 to any Electing Contributor (or transferees of Partnership Interests from any such Electing Contributor) from and after the date that such person disposes of its Partnership Interests in a taxable transaction, including, but not limited to, a sale of such Partnership Interests or a conversion of such Partnership Interests into CBL/REIT stock, nor shall CBL/OP have any liability to the estate of any such person that is a natural person following the death of such person. Notwithstanding the foregoing prohibition on a taxable transfer or sale of the Shopping Center, CBL/OP may sell or otherwise dispose of the Shopping Center or interests therein in a taxable transaction if it agrees to pay the Electing Contributors who hold Partnership Interests as of the date of such sale or disposition an amount equal to the "Make Whole Amount." The term "Make Whole Amount" shall mean an amount intended to compensate such Electing Contributors on an after-tax basis for the federal and state income taxes imposed with respect to the gain allocable to such Electing Contributors under Section 704(c) of the Code (or any successor thereto) as a result of such sale or other taxable transaction.

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

12.1.3 Contributors' Tax Positions. Notwithstanding any provision to the contrary stated in this Agreement and except as set forth in Paragraphs 12.1.1 and 12.1.2 above, CBL/OP shall have no obligation, liability, responsibility or duty with respect to any tax position, tax structure, tax positions on any financing or refinancing transactions (including any cash distributions and/or any guarantees of debt resulting from such financing or refinancing transaction), or other tax matters (state or federal) regarding Contributors and/or the Shopping Center, other than real property taxes, with respect to positions taken by Contributors prior to or in conjunction with the Closing. Contributors agree to indemnify and hold harmless CBL/OP and its Affiliates with respect to any such matters. It is the express intent of the parties hereto that CBL/OP's obligations with respect to the tax positions of Contributors are specifically limited to Paragraphs 12.1.1 and 12.1.2 of this Agreement.

12.2 Contributors' Post-Closing Covenants. In addition to any other covenant or agreement that is specifically stated in this Agreement as surviving the Closing, (i) the Contributors agree to continue the legal existence of Property Owner, in good standing, until at least the first anniversary of the Closing Date, and (ii) CBL/OP agrees to retain or make (at the request of any Contributor) for itself and any subsidiary entity through which it owns the Property (including any intermediate holding entities) an election under Code
Section 754. The provisions of this Section 12.2 shall survive the Closing.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 Entire Agreement. This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference made a part hereof. Notwithstanding the foregoing, the Contributors hereby agree that effective as of the date hereof, the Contributor Representative shall have the power and authority to negotiate, execute and deliver, in the Contributor Representative's discretion, any amendments to this Agreement on behalf of the Contributors and that any amendments to this Agreement executed by the Contributor Representative shall be deemed to have been executed by the Contributors.

13.2 CBL/REIT Board Approval; Agreement Binding on Parties. The effectiveness of this Agreement is subject to the approval of the Board of Directors of CBL/REIT within 72 hours following execution thereof by CBL/OP. Subject only to such Board approval, this Agreement, and the terms, covenants, and conditions contained herein, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. CBL/OP may assign CBL/OP's rights under this Agreement only upon the following conditions: (a) the assignee of CBL/OP must be an entity which is directly owned or controlled by CBL/OP; (b) the Deposit must have been delivered to Escrow Agent in accordance with Section 3.2.1 above; (c) CBL/OP shall remain primarily liable for the performance of CBL/OP's obligations under this Agreement; and (d) the assignee must expressly assume in writing all of CBL/OP's obligations under this Agreement, and CBL/OP shall deliver to Property Owner and Contributors a copy of the fully executed written assignment and assumption agreement between CBL/OP and such assignee at or before the Closing.

13.3 Notice. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served (a) by delivering the same to such party, or an agent of such party, in person or by commercial courier, (b) by facsimile transmission, evidenced by confirmed receipt and concurrently followed by a "hard" copy of same delivered to the party by personal delivery or overnight delivery pursuant to Clauses (a) or (c) hereof, or (c) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express, Overnight Express or Airborne Express. Notice given in any manner shall be effective only if and when received by the party to be notified between the hours of 8:00 a.m. and 5:00 p.m. of any Business Day with delivery made after such hours to be deemed received the following Business Day. For the purposes of notice, the addresses of Contributors, CBL/OP, Escrow Agent and the Title Company shall, until changed as hereinafter provided, be as set forth in Article
I. The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least 5 days written notice to the other party. Notwithstanding anything to the contrary contained in this Section 13.3 or elsewhere in this Agreement, any Notice required to be delivered to one or more of the Contributors under this Agreement, shall be deemed given to such Contributors if such Notice was delivered, in lieu thereof, to the Contributor Representative in compliance with method of delivery under this Section 13.3.

13.4 Time of the Essence. Time is of the essence in all things pertaining to the performance of this Agreement.

13.5 Governing Law. This Agreement shall be construed in accordance with the laws of the state of Illinois.

13.6 Currency. All dollar amounts are expressed in United States currency.

13.7 Section Headings. The section and article headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

13.8 Business Days. If any date or any period provided for in this Agreement shall end on a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first Business Day following such Saturday, Sunday or legal holiday.

13.9 No Recordation. Without the prior written consent of Property Owner, there shall be no recordation of either this Agreement or any memorandum hereof or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereof or affidavit pertaining hereto by CBL/OP without the prior written consent of Property Owner shall constitute a material default hereunder by CBL/OP, whereupon this Agreement shall, at the option of Property Owner, terminate and be of no further force and effect. Upon such termination, the Letter of Credit or the Deposit, as applicable, shall be immediately delivered to Property Owner or Property Owner shall retain the Deposit, as the case may be, whereupon neither CBL/OP, Property Owner nor Contributors shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations.

13.10 Multiple Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes). The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon so long as such signature page is attached to any other counterpart of this Agreement identical thereto except having additional signature pages executed by the other parties to this Agreement attached thereto. CBL/OP, Property Owner and Contributors agree that the delivery of an executed copy of this Agreement by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Agreement had been delivered.

13.11 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

13.12 Limitations on Benefits. It is the explicit intention of CBL/OP, Property Owner and Contributors that no person or entity other than CBL/OP, Property Owner and Contributors and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, CBL/OP, Property Owner and Contributors or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including Property Owner's Property Manager, Property Owner's Broker, CBL/OP's lender, any Anchor Store or any Tenant) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and CBL/OP and Property Owner and Contributors expressly reject any such intent, construction or interpretation of this Agreement.

13.13 Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in Article I above and have the meanings assigned to them in Article I above and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (b) references herein to "Articles," "Sections," subsections, paragraphs and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (c) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (d) the words "hereof," "herein," "thereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (e) the word "including" or "includes" means "including, but not limited to" or "includes but is not limited to"; (f) the words "approval," "consent" and "notice" shall be deemed to be preceded by the word "written"; (g) any reference to this Agreement or any Exhibits hereto and any other instruments, documents and agreements shall include this Agreement, Exhibits and other instruments, documents and agreements as originally executed or existing and as the same may from time to time be supplemented, modified or amended; and (h) unless otherwise specifically provided, all references in this Agreement to a number of days shall mean calendar days rather than Business Days and (i) "Business

Days" shall
mean any day other than a Saturday, a Sunday or a Federal holiday on which banks are closed for business in New York, New York.

13.14 Further Actions. CBL/OP and Property Owner and Contributors shall execute or cause to be executed all such instruments or agreements as may be reasonably necessary in order to carry out the purpose of this Agreement, and each party shall do all other acts reasonably necessary or reasonably requested by the other to carry out the intent and purpose of this Agreement.

13.15 No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

13.16 Participation in Drafting. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Property Owner and Contributors and CBL/OP each acknowledge that they participated equally in the drafting of this Agreement and, accordingly, no court construing this Agreement shall construe it more stringently against one party than any other.

13.17 Exhibits. Exhibit A through Exhibit AA and Schedules I, II, 3.3 and 7.1 are incorporated herein by reference.

13.18 No Partnership/Fiduciary Relationship. The parties acknowledge and agree that the relationship created by this Agreement between Property Owner and Contributors and CBL/OP is one of contract only, and that no partnership, joint venture or other fiduciary or quasi-fiduciary relationship is intended or in any way created hereby, except after Closing by way of Contributors' status as a limited partner of CBL/OP as a result of the issuance of the K-SCUs.

13.19 Conditional Delivery. The submission by Property Owner and Contributors to CBL/OP of this Agreement in unsigned form shall be deemed to be a submission solely for CBL/OP's consideration and not for acceptance and execution. Neither such submission of this Agreement by Property Owner and Contributors to CBL/OP nor any course of conduct between CBL/OP and Property Owner and Contributors nor any actions undertaken or sums expended by CBL/OP shall confer any option or other right upon CBL/OP or impose any obligation upon Property Owner and Contributors irrespective of any reliance thereon, change of position or partial performance. The submission by Property Owner and Contributors of this Agreement for execution by CBL/OP and the actual execution and delivery thereof by CBL/OP to Property Owner and Contributors shall similarly have no binding force and effect on Property Owner and Contributors unless and until Property Owner and Contributors have executed and delivered a counterpart of this Agreement to CBL/OP and the Deposit has been actually received by Escrow Agent.

13.20 Survival. Except as expressly provided in this Agreement, the representations, warranties and covenants set forth in this Agreement shall not survive the Closing and shall be merged into the Special Warranty Deed and other instruments and conveyances delivered at the Closing.

13.21 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by CBL/OP and Property Owner and their respective counsel.

13.22 Appointment of Contributor Representative. From and after the date hereof, the Contributors hereby irrevocably appoint Jack Fingersh as the true and lawful agent, attorney-in-fact and representative for the Contributors for the purposes of consummating the transactions contemplated under this Agreement (the "Contributor Representative"). The Contributor Representative shall have the power and authority, on behalf of the Contributors, to act in the all of the Contributors' name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Contributor Representative shall, in its reasonable discretion, deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including, without limitation, the power to execute and deliver all ancillary agreements, certificates and documents and to receive all Notices and service of process on behalf of the Contributors in connection with any claims or matters under this Agreement, including, without limitation, the Closing Statement required by Section 5.4.7, the Updated Lease Schedule/Rent Roll and Contributor Closing Certificate required by Section 5.4.16, and the other documents contemplated by Section 5.4.20 (excluding the documents required to by delivered by the Contributors under Sections 5.4.4 and 5.4.8).










        [END OF TEXT; SIGNATURES FOLLOW ON IMMEDIATELY SUCCEEDING PAGES]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first indicated above.

PROPERTY OWNER:   BMJ DEVELOPMENT, LIMITED PARTNERSHIP
                  a Delaware limited partnership

                  By:      CWB Associates, Inc., general partner

                           By:              /s/ Paul Copaken____________________
                           Name:                 Paul Copaken___________________
                           Title:                       President_______________

                  By: FFC, Inc., general partner

                           By:              /s/ Jack Fingersh___________________
                           Name:                 Jack Fingersh__________________
                           Title:                     President_________________

                  By:      Blitt Management, Inc., general partner

                           By:                  /s/ Irvin Blitt_________________
                           Name:                      Irvin Blitt_______________
                           Title:                        President______________
  CONTRIBUTORS:   CONTRIBUTOR SIGNATURE PAGES ARE CONTAINED ON SCHEDULE I
                  ATTACHED HERETO


        CBL/OP: CBL & ASSOCIATES LIMITED PARTNERSHIP a Delaware limited partnership

                  By:      CBL Holdings I, Inc., its general partner

                           By:              /s/ Stephen D. Lebovitz_____________
                                ------------------------------------------------
                           Name:              Stephen D. Lebovitz_______________
                                 -----------------------------------------------
                           Title:                        President______________
                                  ----------------------------------------------


                               [SIGNATURE PAGE TO
          AGREEMENT OF SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS]

                 PROPERTY OWNER'S PROPERTY MANAGER'S EXECUTION:

      The undersigned, being Property Owner's Property Manager of the Property, as such terms are defined in this Agreement, executes this Agreement for the sole and exclusive purposes of (i) noting the undersigned's agreement to comply with any provision or term of this Agreement (A) requiring Property Owner's Property Manager to assign or transfer rights or interests to CBL/OP and execute certain documents and instruments at Closing and/or (B) requiring Property Owner's Property Manager to do any other act or thing under this Agreement or refrain from any act, with the undersigned acknowledging that it and/or its affiliate(s) and/or equity owners shall receive other consideration sufficient to provide adequate consideration to the undersigned for any transfers or assignments or such acts or agreements by Property Owner's Property Manager hereunder; (ii) noting Property Owner's Property Manager's acknowledgement that except for amounts payable by CBL/OP or the Company pursuant to Section 6.8, it has received or shall receive at Closing full and complete payment from Property Owner for any and all sums that are due and owing to Property Owner's Property Manager with respect to any aspect of the Property or its operations; (iii) noting the undersigned's waiver of any lien or right to any lien with respect to the Property for any services rendered or to be rendered by Property Owner's Property Manager or for any claim that Property Owner's Property Manager may have against the Property or Property Owner; and (iv) noting the undersigned's acknowledgement and agreement that the Management Agreement, as defined herein, shall terminate on or prior to the date of Closing. Executed to be effective as of the date first above written.

COPAKEN, WHITE & BLITT, LLC.

By:    /s/ Troy Marquis
_______________________________________
Name: Troy Marquis
Title: Administrative Manager

                            JOINDER BY ESCROW HOLDER

         FIDELITY NATIONAL TITLE COMPANY, referred to in this Agreement as the "Escrow Holder," hereby acknowledges that on the 17th day of October, 2005, it received this Agreement executed and delivered by CBL/OP, Property Owner and the Contributors, and accepts the obligations of and instructions for the Escrow Holder as set forth herein. Upon receipt thereof, the Escrow Holder hereby agrees to hold and distribute the Letter of Credit or Deposit, as applicable, in accordance with the terms and provisions of this Agreement.

Dated:  October  17 , 2005
                ----

                        FIDELITY NATIONAL TITLE COMPANY


                        By:                   /s/ Shawn A. Tidwell____________
                               -----------------------------------------------
                              Name:           Shawn A. Tidwell________________
                                    ------------------------------------------
                              Title:                Vice President____________
                                       ---------------------------------------

                                   SCHEDULE I

                             CONTRIBUTOR INFORMATION

                                 TO BE ATTACHED

                               TABLE OF CONTENTS                                                                PAGE


ARTICLE I             CERTAIN DEFINITIONS AND FUNDAMENTAL PROVISIONS.............................................2

ARTICLE II            CONTRIBUTION...............................................................................7

         2.1      Agreement to Contribute the LLC Interests......................................................7

         2.2      Excluded Property..............................................................................8

         2.3      Other Mall Contribution Agreements.............................................................8

                  2.3.1    Definitions of other Malls and Purchase Agreements....................................8

                  2.3.2    Other Mall Contracts; Cross Default; Cross Termination................................8

ARTICLE III           TOTAL CONSIDERATION........................................................................9

         3.1      Total Consideration............................................................................9

         3.2      K-SCUs.........................................................................................9

         3.3      Informational Materials.......................................................................10

         3.4      Registration Rights...........................................................................11

         3.5      Delivery of Deposit...........................................................................11

         3.6      Disposition of Deposit........................................................................11

         3.7      Cash Consideration Payment....................................................................11

ARTICLE IV            INSPECTION AND TITLE REVIEW...............................................................12

         4.1      CBL/OP's Inspections..........................................................................12

                  4.1.1    Inspections, Tests and Studies.......................................................12

                  4.1.2    CBL/OP's Delivery of Information to Property Owner...................................12

                  4.1.3    Tenant and Governmental Authority Inquiries..........................................12

         4.2      Document Review...............................................................................13

                  4.2.1    Property Records.....................................................................13

                  4.2.2    Excluded Documents...................................................................13

                  4.2.3    Proprietary Information..............................................................14

                  4.2.4    Return of Property Records...........................................................14

                  4.2.5    No Representation or Warranty By Property Owner......................................14

                  4.2.6    Remedies.............................................................................14

         4.3      Title.........................................................................................14

                  4.3.1    Title Documents......................................................................14

                               TABLE OF CONTENTS                                                                PAGE


                  4.3.2    Review of Title......................................................................15

                  4.3.3    Additional Title Objections..........................................................16

                  4.3.4    Voluntary Title Encumbrances.........................................................17

                  4.3.5    Use of Total Consideration to Discharge Liens........................................17

                  4.3.6    Title Policy.........................................................................17

                  4.3.7    Permitted Exceptions.................................................................18

         4.4      Inspection Obligations........................................................................19

                  4.4.1    CBL/OP's Responsibilities............................................................19

                  4.4.2    CBL/OP's Indemnity...................................................................20

                  4.4.3    CBL/OP's Insurance...................................................................20

         4.5      Intentionally omitted.........................................................................20

         4.6      CBL/OP Deliveries Upon Termination............................................................20

         4.7      Cancellation of Service Contracts.............................................................20

ARTICLE V             ESCROW AND CLOSING........................................................................21

         5.1      Escrow........................................................................................21

                  5.1.1    Opening of Escrow....................................................................21

                  5.1.2    Escrow Instructions..................................................................22

                  5.1.3    Closing..............................................................................22

                  5.1.4    Closing Date.........................................................................22

         5.2      Conditions Precedent to the Closing for the Benefit of CBL/OP.................................22

                  5.2.1    Intentionally omitted................................................................22

                  5.2.2    Intentionally omitted................................................................22

                  5.2.3    Property Owner's and Contributors' Deliveries........................................22

                  5.2.4    Representations and Warranties.......................................................22

                  5.2.5    Covenants............................................................................23

                  5.2.6    Tenant and Anchor Store Estoppel Certificates........................................23

                  5.2.7    Condemnation or Casualty.............................................................24

                  5.2.8    Title Policy.........................................................................24

                               TABLE OF CONTENTS                                                                PAGE


                  5.2.9    Lender Approval......................................................................24

                  5.2.10   Company LLC Agreement................................................................24

                  5.2.11   Closing Date Debt....................................................................24

                  5.2.12   Simultaneous Closings Under Other Mall Contracts.....................................24

         5.3      Conditions Precedent to the Closing for the Benefit of Contributors...........................25

                  5.3.1    CBL/OP's Deliveries..................................................................25

                  5.3.2    Intentionally omitted................................................................25

                  5.3.3    Covenants............................................................................25

                  5.3.4    Title Policy.........................................................................25

                  5.3.5    Representations and Warranties.......................................................25

                  5.3.6    Company LLC Agreement................................................................26

                  5.3.7    Closing Date Debt....................................................................26

                  5.3.8    Simultaneous Closings Under Other Mall Contracts.....................................26

         5.4      Property Owner's/Contributors' Deliveries.....................................................26

                  5.4.1    Special Warranty Deed................................................................26

                  5.4.2    Tenant Lease Assignment..............................................................26

                  5.4.3    Bill of Sale and General Assignment..................................................27

                  5.4.4    Non-Foreign Certificate..............................................................27

                  5.4.5    Tenant Notices.......................................................................27

                  5.4.6    Estoppels............................................................................27

                  5.4.7    Closing Statement....................................................................27

                  5.4.8    Authority............................................................................27

                  5.4.9    Property Manager's Estoppel..........................................................27

                  5.4.10   Intentionally Omitted................................................................27

                  5.4.11   Operating Agreement Assignment.......................................................27

                  5.4.12   Ground Lease Assignment..............................................................28

                  5.4.13   Original Documents...................................................................28

                  5.4.14   Possession...........................................................................28

                               TABLE OF CONTENTS                                                                PAGE


                  5.4.15   Contract Termination.................................................................28

                  5.4.16   Updated Lease Schedule/Rent Roll; Contributors Closing Certificate...................28

                  5.4.17   Assignment of LLC Interests..........................................................28

                  5.4.18   Partnership Interest Acknowledgement.................................................28

                  5.4.19   Owner's Affidavit....................................................................28

                  5.4.20   Other Documents......................................................................28

         5.5      Existing Property Owner Debt..................................................................29

         5.6      CBL/OP's Deliveries...........................................................................29

                  5.6.1    Funds................................................................................29

                  5.6.2    Partnership Interests................................................................29

                  5.6.3    CBL/OP Partnership Agreement.........................................................29

                  5.6.4    Closing Statement....................................................................29

                  5.6.5    CBL/OP Closing Certificate...........................................................29

                  5.6.6    Authority............................................................................29

                  5.6.7    Other Documents......................................................................29
         5.7      Closing Date Debt.............................................................................29

         5.8      Closing Costs.................................................................................30

                  5.8.1    Contributors' Closing Costs..........................................................30

                  5.8.2    CBL/OP's Closing Costs...............................................................30

                  5.8.3    General Allocation...................................................................30

         5.9      Real Estate Commissions.......................................................................30

         5.10     Real Estate Reporting Person..................................................................31

         5.11     Post-Closing Access to Records................................................................31

         5.12     SEC Reporting Requirements....................................................................31

ARTICLE VI            PRORATIONS................................................................................32

         6.1      General.......................................................................................32

         6.2      Real Estate Taxes.............................................................................32

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                                       75

                               TABLE OF CONTENTS                                                                PAGE


         6.3      Operating Expenses............................................................................33

         6.4      Rentals.......................................................................................33

                  6.4.1    Certain Defined Terms................................................................33

                  6.4.2    General..............................................................................34

                  6.4.3    Overage Rents........................................................................34

                  6.4.4    Percentage Rentals...................................................................35

         6.5      Delinquent Rentals............................................................................36

         6.6      Security Deposits.............................................................................36

         6.7      Anchor Store Payments.........................................................................37

         6.8      Tenant Installation Expenses..................................................................38

         6.9      Adjustment Procedure..........................................................................39

         6.10     Gift Certificates.............................................................................40

         6.11      Operating Reserve............................................................................40

ARTICLE VII           REPRESENTATIONS AND WARRANTIES............................................................40

         7.1      Representations and Warranties of Property Owner and Contributors.............................40

                  7.1.1    Power and Authority of Property Owner................................................40

                  7.1.2    Power and Authority of Contributors..................................................41

                  7.1.3    Ownership of the Equity Interests....................................................41

                  7.1.4    [Intentionally Omitted]..............................................................41

                  7.1.5    Deliveries at Closing................................................................41

                  7.1.6    Requisite Action.....................................................................42

                  7.1.7    Individuals Authority................................................................42

                  7.1.8    Tenant Leases........................................................................42

                  7.1.9    Contracts............................................................................42

                  7.1.10   Pending Actions......................................................................43

                  7.1.11   Governmental/Insurance Notices.......................................................43

                  7.1.12   Condemnation/Rezoning................................................................43

                  7.1.13   Environmental Law Violations.........................................................43

                               TABLE OF CONTENTS                                                                PAGE


                  7.1.14   Lease Brokerage......................................................................43

                  7.1.15   No Violations........................................................................43

                  7.1.16   Operating Agreement..................................................................44

                  7.1.17   Taxes................................................................................44

                  7.1.18   Financial/Operating Statements.......................................................44

                  7.1.19   Delivery of Environmental Reports and Property Condition Reports.....................44

                  7.1.20   Adjacent Property....................................................................45

                  7.1.21   Employees............................................................................45

                  7.1.22   The Company..........................................................................45

         7.2      Definition of Property Owner's Knowledge......................................................45

         7.3      Survival Period...............................................................................46

         7.4      Third Party Information.......................................................................46

         7.5      CBL/OP's Knowledge............................................................................47

         7.6      Representations and Warranties of CBL/OP......................................................47

                  7.6.1    Legal Power..........................................................................47

                  7.6.2    Duly Authorized......................................................................47

                  7.6.3    Requisite Action.....................................................................47

                  7.6.4    Individuals Authority................................................................47

ARTICLE VIII          OPERATING COVENANTS.......................................................................48

         8.1      Insurance.....................................................................................48

         8.2      Operation of Property.........................................................................48

         8.3      Capital Improvements..........................................................................48

         8.4      Leasing.......................................................................................48

         8.5      New Contracts.................................................................................49

         8.6      Liens.........................................................................................49

         8.7      Tenant Lease Defaults; Operating Agreement Defaults...........................................49

         8.8      Transfers.....................................................................................49

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                                       77

                               TABLE OF CONTENTS                                                                PAGE


         8.9      Litigation....................................................................................50

         8.10     Schedule and Exhibit Updates..................................................................50

         8.11     Company Assets and Liabilities................................................................50

         8.12     Employees of the Property Owner...............................................................50

ARTICLE IX            "AS-IS" SALE..............................................................................50

         9.1      Disclaimer of Representations and Warranties by Property Owner and Contributors...............50

         9.2      Sale "As Is"..................................................................................51

         9.3      CBL/OP Acknowledgments........................................................................52

         9.4      CBL/OP Represented by Counsel.................................................................52

         9.5      CBL/OP's Release of Property Owner and Contributors...........................................52

                  9.5.1    Property Owner and Contributors Released From Liability..............................52

                  9.5.2    Claims Under Environmental Laws......................................................53

                  9.5.3    Survival.............................................................................54

ARTICLE X             REMEDIES..................................................................................54

         10.1     Liquidated Damages; Property Owner's/Contributors' Remedies...................................54

         10.2     CBL/OP's Remedies.............................................................................54

         10.3     Attorneys' Fees...............................................................................55

         10.4     Mutual Post-Closing Indemnities...............................................................55

                  10.4.1   Definition of Losses.................................................................55

                  10.4.2   Contributors' Indemnity..............................................................55

                  10.4.3   Sources for Satisfaction of Contributors' Indemnity..................................56

                  10.4.4   CBL/OP's Indemnity...................................................................56

         10.5     Minimum Amount Requirement for Damages........................................................57

         10.6     Limitation of Contributors' Liability.........................................................57

         10.7     Limitation of CBL/OP's Liability..............................................................57

         10.8     Limited Liability.............................................................................58

ARTICLE XI            CONDEMNATION/CASUALTY DAMAGE..............................................................58

         11.1     Condemnation..................................................................................58

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                                       78

                               TABLE OF CONTENTS                                                                PAGE


         11.2     Nonmaterial Condemnation......................................................................58

         11.3     Casualty Damage...............................................................................59

ARTICLE XII           CBL/OP'S AND ELECTING CONTRIBUTORS' POST-CLOSING COVENANTS................................60

         12.1     CBL/OP's Post-Closing Covenants...............................................................60

                  12.1.1   Electing Contributors Allocation of Portion of CBL/OP's Debt; Allocations of Code Section 704(c)
                           Tax Items; Certain Income Allocations................................................60
                  12.1.2   Resale Restriction Agreement.........................................................62

                  12.1.3   Contributors' Tax Positions..........................................................63

         12.2     Contributors' Post-Closing Covenants..........................................................63

ARTICLE XIII          MISCELLANEOUS.............................................................................63

         13.1     Entire Agreement..............................................................................63

         13.2     CBL/REIT Board Approval; Agreement Binding on Parties.........................................63

         13.3     Notice........................................................................................63

         13.4     Time of the Essence...........................................................................64

         13.5     Governing Law.................................................................................64

         13.6     Currency......................................................................................64

         13.7     Section Headings..............................................................................64

         13.8     Business Days.................................................................................64

         13.9     No Recordation................................................................................64

         13.10    Multiple Counterparts; Facsimile..............................................................64

         13.11    Severability..................................................................................65

         13.12    Limitations on Benefits.......................................................................65

         13.13    Interpretation................................................................................65

         13.14    Further Actions...............................................................................65

         13.15    No Other Inducements..........................................................................66

         13.16    Participation in Drafting.....................................................................66

         13.17    Exhibits......................................................................................66

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

                               TABLE OF CONTENTS                                                                PAGE


         13.18    No Partnership/Fiduciary Relationship.........................................................66

         13.19    Conditional Delivery..........................................................................66

         13.20    Survival......................................................................................66

         13.21    Public Disclosure.............................................................................66

         13.22    Appointment of Contributor Representative.....................................................66


EXHIBITS AND SCHEDULES

         Schedule I     -     Contributor Information
         Schedule II    -     Existing Property Owner Debt
         Schedule 3.3   -     Informational Materials
         Schedule 7.1   -     Disclosure Schedule

         Exhibit A      -     Legal Description of Land
         Exhibit B      -     Tenant Estoppel Certificate
         Exhibit C      -     Special Warranty Deed
         Exhibit D      -     Assignment and Assumption of Leases
         Exhibit E      -     Bill of Sale and General Assignment
         Exhibit F      -     Federal Transferor's Certificate of Non-Foreign
                                 Status
         Exhibit G      -     Tenant Notification Letter
         Exhibit H      -     Intentionally Omitted
         Exhibit I      -     Lease Schedule/Rent Roll
         Exhibit J      -     List of Service Agreements to be Assumed
         Exhibit K      -     Assignment and Assumption of Operating Agreement
         Exhibit L      -     Description of Partnership Interests (K-SCUs)
         Exhibit M      -     Assignment of LLC Interests
         Exhibit N      -     Acknowledgement Regarding Issuance of Partnership
                                Interest and Assumption of Partnership
                                Agreement
         Exhibit O      -     Registration Rights Agreement
         Exhibit P      -     Evidence of Authority
         Exhibit Q      -     Letter of Credit
         Exhibit R      -     Intentionally Omitted
         Exhibit S      -     Owner's Affidavit
         Exhibit T      -     Non-Imputation Affidavit
         Exhibit U      -     Assignment and Assumption of Ground Lease
         Exhibit V      -     Term of Guarantees
         Exhibit W      -     Pending Transactions
         Exhibit X      -     Election Notice
         Exhibit Y      -     Investor Questionnaire
         Exhibit Z      -     List of Service Contracts

         Exhibit AA                  Indemnity Escrow Agreement

Defined Term                                                                                                   Page
"Assignment.......................................................................................................1
"Real Property....................................................................................................1
Accountants......................................................................................................31
Additional Title Objection.......................................................................................16
Additional Title Objections......................................................................................16
Agreement......................................................................................................1, 2
ALTA Survey......................................................................................................15
Anchor Store Payments............................................................................................37
Applicable Anchor Store Payment Year.............................................................................37
Applicable Overage Rent Year.....................................................................................34
Appurtenances.....................................................................................................2
Assignee....................................................................................................1, 2, 1
Assignment........................................................................................................1
Assignment and Assumption of Tenant Leases.......................................................................27
Assignor....................................................................................................1, 2, 1
Base Rents.......................................................................................................33
Books and Records..............................................................................................4, 2
Business Days....................................................................................................66
Cash Consideration................................................................................................6
CBL/OP............................................................................................................1
CBL/OP Closing Certificate.......................................................................................26
CBL/OP Closing Conditions........................................................................................22
CBL/OP Parties...................................................................................................46
CBL/OP Partnership Agreement......................................................................................6
CBL/OP Partnership Agreement Amendment............................................................................6
CBL/OP's Additional Title Objection Notice.......................................................................16
CBL/OP's Address..................................................................................................4
CBL/OP's Information.............................................................................................12
CBL/OP's Surviving Obligations...................................................................................16
CBL/OP's Title Objection Notice..................................................................................15
CBL/REIT.........................................................................................................10
Claims...........................................................................................................20
Closing..........................................................................................................22
Closing Date......................................................................................................4
Closing Date Debt"................................................................................................6
Closing Statement................................................................................................39
Code..............................................................................................................6
Commission.......................................................................................................31
Company........................................................................................................1, 2
Company LLC Agreement.............................................................................................6

Defined Term                                                                                                   Page
Contribution Agreement............................................................................................2
Contributor.......................................................................................................2
Contributor Condition Precedent..................................................................................25
Contributor Representative.......................................................................................67
Contributors......................................................................................................1
Delinquent Rentals...............................................................................................36
Disclosure Schedule..............................................................................................41
Effective.........................................................................................................1
Effective Date....................................................................................................1
Electing Contributor..............................................................................................9
Election Amount..................................................................................................10
Election Notice...................................................................................................9
Environmental Laws...............................................................................................53
Escrow...........................................................................................................21
Escrow Agent......................................................................................................6
Excluded Documents............................................................................................13, 3
Excluded Property.................................................................................................2
Existing Environmental Reports...................................................................................44
Existing Property Owner Debt.....................................................................................29
Final Approval Date...............................................................................................4
FIRPTA Certificate...............................................................................................27
Grantee...........................................................................................................1
Grantor...........................................................................................................1
Ground Lease......................................................................................................2
Ground Lease Assignment..........................................................................................28
Hazardous Substances.............................................................................................53
Improvements......................................................................................................2
Informational Materials..........................................................................................10
Intangible Property............................................................................................2, 1
K-SCU Amount......................................................................................................6
K-SCUs.........................................................................................................6, 2
Land...........................................................................................................2, 1
Laws.............................................................................................................44
Lease Schedule/Rent Roll..........................................................................................3
Leasehold Interest................................................................................................1
LLC Interests.....................................................................................................1
Make Whole Amount................................................................................................62
Material Portion.................................................................................................58
Notice...........................................................................................................64
NYSE.............................................................................................................10
Official Records..................................................................................................5
OP Agreement......................................................................................................2
Operating Agreement............................................................................................3, 2


Defined Term                                                                                                   Page
Operating Expenses...............................................................................................33
Operating Reserve.................................................................................................7
Other Mall Contributors...........................................................................................6
Other Mall Electing Contributors..................................................................................7
Other Mall Total Consideration"...................................................................................7
Overage Rents....................................................................................................33
Partnership.......................................................................................................2
Partnership Interests.............................................................................................6
Percentage Rentals...............................................................................................34
Permitted Exceptions.............................................................................................18
Permitted Outside Parties........................................................................................14
Personal Property..............................................................................................3, 2
Prior Reports....................................................................................................44
Property.......................................................................................................2, 1
Property Management Agreement....................................................................................21
Property Owner....................................................................................................1
Property Owner's Address..........................................................................................5
Property Owner's Broker..........................................................................................30
Property Owner's Notice Period...................................................................................15
Property Owner's Property Manager.................................................................................5
Property Owner's Title Notice....................................................................................15
Property Records.................................................................................................13
Proprietary Information..........................................................................................14
Proration and Expense Schedule...................................................................................39
Real Estate Taxes................................................................................................32
Real Property..................................................................................................3, 1
Registration Rights Agreement....................................................................................11
Released Parties.................................................................................................52
Rentals..........................................................................................................34
Service Contracts..............................................................................................2, 1
Shopping Center...................................................................................................5
Shopping Mall..................................................................................................3, 2
Special Exceptions................................................................................................1
Special Warranty Deed............................................................................................26
Survey Exceptions................................................................................................15
Tenant Leases..................................................................................................3, 1
Tenant Prospect Commission Obligations...........................................................................21
Tenant Security Deposits.......................................................................................3, 1
Tenant/Anchor Notices............................................................................................27
Tenants...........................................................................................................3
Title Commitment.................................................................................................15
Title Company.....................................................................................................4
Title Documents..................................................................................................15

Defined Term                                                                                                   Page
Title Objection..................................................................................................15
Title Objection Deadline..........................................................................................4
Title Objections.................................................................................................15
Title Policy.....................................................................................................17
to the knowledge of Property Owner...............................................................................45
Total Consideration............................................................................................4, 7
Transferee........................................................................................................1
Transferor........................................................................................................1
Unknown Environmental Liabilities................................................................................53
Updated Survey...................................................................................................15
Voluntary Title Encumbrances.....................................................................................17

                                     -xiii-